                                                   FILED PURSUANT TO RULE 424(A)
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS        SUBJECT TO COMPLETION, DATED MARCH 13, 1998

                               10,000,000 SHARES

             [LOGO OF WILSHIRE REAL ESTATE INVESTMENT TRUST INC.]

                       Real Estate Investment Trust Inc.

                                  COMMON STOCK
                                  ----------
  Wilshire Real Estate Investment Trust Inc. ("WREIT" or the "Company") is a Maryland corporation organized in October 1997 that will elect to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986. Wilshire Realty Services Corporation (the "Manager" or "WRSC"), a subsidiary of Wilshire Financial Services Group Inc. ("WFSG"), will manage the day-to-day operations of the Company, subject to the supervision of the Company's Board of Directors. WRSC is a newly formed management company which will rely on WFSG and its affiliates to manage the Company and is not owned or controlled by the Company. Of the 10,000,000 shares of common stock, par value $0.0001 per share of the Company (the "Common Stock") offered hereby (the "Offering"), 990,000 shares will be sold to WFSG at the initial offering price net of any underwriting discounts or commissions and subject to certain resale restrictions. See "Common Stock Available for Future Sale." After such sale, the Company will own approximately 9.9% of the outstanding Common Stock, assuming that the Underwriters do not exercise their over-allotment option.

  It is currently anticipated that the initial public offering price for shares of Common Stock will be between $15.00 and $17.00 per share. Prior to the Offering, there has been no market for the shares of Common Stock of the Company. The public offering price will be determined by negotiation between the Company and the Underwriters. See "Underwriting." An application has been submitted for approval for quotation of the Common Stock on the Nasdaq National Market under the symbol "WREI."
                                                        (Continued on next page)

  SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR CERTAIN RISK FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK INCLUDING, AMONG OTHERS:
 . The Company and the Manager are both newly organized corporations with no operating histories, assets (to date the Company has $2,000 in total assets) or financing sources, and the directors and officers of the Company, the Manager and WFSG and affiliates thereof have no previous experience managing or operating a REIT; the Manager will rely on WFSG for its staffing;

 . The Company, the Manager and WFSG have common officers and directors, which will present conflicts of interest in the Company's dealings with the Manager and its affiliates, including the Company's purchase of assets from the Manager's affiliates (including all of the initial investments); additionally the Company will have no independent staff of employees to monitor the performance of the Manager and its affiliates;

 . The Manager will be entitled to receive incentive compensation for its services, which could result in the Manager recommending riskier or more speculative investments to the Company;

 . The Company intends to acquire significant amounts of non-investment grade mortgage-backed securities. These investments are subject to a greater risk of loss of principal and non-payment of interest than investments in senior, investment grade rated securities;

 . The Company intends to invest in sub-performing and non-performing real estate assets, including foreclosed real properties and commercial and multi-family mortgage loans, that are in default or for which default is likely or imminent, and such assets may not generate sufficient revenues to meet operating expenses and debt service obligations;

 . The Company intends to invest in international real properties and mortgage loans which carry additional risks including fluctuation of foreign currency exchange rates and heightened risks of political and economic instability in certain areas of the world; the Manager has limited experience in international business and legal requirements;
                                                        (Continued on next page)
                                  ----------
 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES AND  EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES COMMISSION
    PASSED  UPON  THE   ACCURACY  OR  ADEQUACY  OF   THIS  PROSPECTUS.  ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                               PRICE TO UNDERWRITING PROCEEDS TO
                                                PUBLIC  DISCOUNTS(1) COMPANY(2)
--------------------------------------------------------------------------------
Per Share....................................   $          $           $
--------------------------------------------------------------------------------
Total(/3/)(/4/)..............................   $          $           $
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(Footnotes begin on next page)

  The shares of Common Stock are offered by the several Underwriters, subject to prior sale, when, as and if delivered to and accepted by them, and subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the shares of Common Stock will be made in New York,
New York on or about     , 1998.

                                  ----------

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.       PRUDENTIAL SECURITIES INCORPORATED
                             BLACK & COMPANY, INC.

                  The date of this Prospectus is      , 1998.

(Continued from previous page)

  The Company, through its subsidiary partnership (the "Operating Partnership"), will acquire $150.1 million of initial investments. The Company is expected to purchase substantially all of its initial investments from WFSG in exchange for $138.8 million of the net proceeds of the Offering. The remainder of the Company's initial investments will be acquired by the Operating Partnership from two companies owned by Andrew A. Wiederhorn and Lawrence A. Mendelsohn, the principal stockholders of WFSG, for approximately $5.7 million of the net proceeds of the Offering and the assumption of approximately $5.6 million of debt. See "Initial Investments." In addition, certain subsidiaries and affiliates of WFSG will receive management and servicing fees and options to acquire shares of Common Stock. See "Compensation and Fees to WFSG and Affiliates." The Underwriters have reserved 200,000 shares of Common Stock offered hereby for sale at the inital offering price, net of the Underwriting Discounts, to directors, officers and employees of WFSG and members of their immediate families.

(Risk Factors continued from previous page)

 . The Company intends to leverage its investments primarily through mortgage loans, repurchase agreements, the issuance of mortgage-backed securities and other borrowing arrangements which may result in reduced or negative cash flow and reduced liquidity;

 . The Company's operating policies and strategies, including its degree of leverage, are not expressly limited and will be determined by the Manager, subject to the approval of the Company's Board of Directors; such operating policies and procedures may be changed without stockholder consent;

 . The yield on the Company's investments in mortgage loans and mortgage-backed securities may be affected adversely by changes in prevailing interest rates, rates of prepayment and losses due to borrower default or otherwise which may adversely affect the value of the Common Stock;

 . The Company will be taxed as a corporation if it fails to qualify as a REIT, which will substantially reduce the amount of cash available for distribution to the Company's stockholders; to avoid being taxed as a corporation, the Company must satisfy certain requirements relating to its assets and income, which may restrict the Company's investment opportunities, and the Company must distribute at least 95% of its taxable income each year, which could result in the Company selling assets, issuing equity or borrowing money in order to satisfy this requirement; and

 . Ownership of Common Stock by each stockholder other than WFSG is limited to 9.8% of the outstanding Common Stock, which may deter third parties from seeking to control or acquire the Company.

(Footnotes continued from previous page)
(1) The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) Before deducting expenses in connection with the Offering, estimated at $2.0 million, which will be payable by the Company.

(3) The Company has granted the several Underwriters a 30-day option to purchase up to 1,500,000 additional shares of Common Stock to cover over-allotments. If all such shares of Common Stock are purchased, the total Price to Public, Underwriting Discounts and Proceeds to Company, before
    expenses of this Offering, will be $   , $    and $   , respectively. See
    "Underwriting."

(4) The total Price to Public and the total Proceeds to Company reflect the sale of 990,000 shares of Common Stock to WFSG, net of the Underwriting Discounts.

  THE COMMON STOCK MAY NOT BE OFFERED OR SOLD IN OR INTO THE UNITED KINGDOM EXCEPT TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESSES (OR IN OTHER CIRCUMSTANCES THAT DO NOT CONSTITUTE AN OFFER TO THE PUBLIC IN THE UNITED KINGDOM FOR THE PURPOSES OF THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995), AND THIS DOCUMENT MAY ONLY BE ISSUED OR PASSED ON IN OR INTO THE UNITED KINGDOM TO ANY PERSON TO WHOM THE DOCUMENT MAY LAWFULLY BE ISSUED OR PASSED ON BY REASON OF, OR OF ANY REGULATION MADE UNDER, SECTION 58 FINANCIAL SERVICES ACT 1986.

  ALL APPLICABLE PROVISIONS OF THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995 AND THE FINANCIAL SERVICES ACT 1986 MUST BE COMPLIED WITH IN RESPECT OF ANYTHING DONE IN RELATION TO THE COMMON STOCK IN, FROM OR OTHERWISE INVOLVING, THE UNITED KINGDOM.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING STABILIZATION, THE PURCHASE OF COMMON STOCK TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."


                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
PROSPECTUS SUMMARY.......................................................    1
ORGANIZATION AND RELATIONSHIPS...........................................   11
RISK FACTORS.............................................................   12
 Conflicts of Interest...................................................   12
 Conflicts of Interest in the Business of the Company....................   12
 Investment Activity Risks...............................................   13
 Ownership of Mortgage-Backed Securities in Pools of Residential and
  Commercial Mortgage Loans Will Subject the Company to Special Credit
  and Prepayment Risks...................................................   13
 Distressed Mortgage Loans Have Higher Risk of Future Default............   14
 International Investments Are Subject to Currency Conversion Risks and
  Differences in Foreign Laws and Markets................................   14
 Significant Competition May Affect Adversely the Company's Ability To
  Acquire Assets at Favorable Spreads Relative to Borrowing Costs........   15
 Commercial Properties May Have Unleased Space...........................   15
 Subordinated Loans on Real Estate Are Subject to Higher Risks...........   15
 Real Property Is Illiquid and its Value May Decrease....................   16
 Value of Real Property Dependent on Conditions Beyond Company's
  Control................................................................   16
 The Company's Insurance Will Not Cover All Losses.......................   16
 Real Properties with Environmental Problems Will Increase Costs and May
  Create Liability for the Company.......................................   16
 Compliance with Americans with Disabilities Act and Other Changes in
  Governmental Rules and Regulations May Be Costly.......................   17
 Economic and Business Risks.............................................   17
 Interest Rate Changes May Adversely Affect the Company's Investments....   17
 Leverage Can Reduce Income Available for Distribution; No Limitation on
  the Amount of Leverage.................................................   18
 Potential Interest Rate Mismatch between Asset Yields and Borrowing
  Rates..................................................................   18
 The Company May Not Be Able To Borrow Money on Favorable Terms..........   18
 Adverse Changes in General Economic Conditions Can Adversely Affect
  Company's Business.....................................................   18
 Legal and Tax Risks.....................................................   19
 Adverse Consequences of Failure To Comply with REIT Requirements May
  Include WREIT Being Subject to Taxation as a Regular Corporation or
  100% Tax on Certain Gains..............................................   19

                                                                           PAGE
                                                                           ----
 Ownership Limitation May Restrict Business Combination Opportunities....   21
 Preferred Stock May Prevent Change in Control...........................   21
 Maryland Anti-Takeover Statutes May Restrict Business Combination
  Opportunities..........................................................   21
 Board of Directors May Change Certain Policies and Management Fees
  Without Stockholder Consent............................................   21
 Loss of Investment Company Act Exemption Would Adversely Affect the
  Company................................................................   21
 One Action Rules May Limit the Company's Rights Following Default.......   22
 Plans Should Consider ERISA Risks of Investing in Common Stock..........   22
 The Company's Responsibility To Indemnify the Manager and Officers and
  Directors of the Company May Result in Liability for the Actions of the
  Manager and Officers and Directors of the Company......................   22
 Changes in the Regulations of the Manager's Affiliates May Affect
  Adversely the Manager's Ability To Carry Out Management Functions......   23
 Other Risks.............................................................   23
 Uncertainty as to the Company's Ability To Successfully Implement its
  Operating Policies and Strategies Resulting from its Lack of Operating
  History................................................................   23
 The Company's Success May Depend on the Services of the Manager.........   23
 Experience of the Manager in Managing a REIT............................   23
 The Failure To Develop a Market for Common Stock May Result in a
  Decrease in its Market Price...........................................   23
 Possible Changes in Price of Common Stock May Result Due to Changes in
  Yields.................................................................   24
 Future Offerings of Capital Stock May Result in Dilution of the Book
  Value or Earnings per Share of the Outstanding Common Stock............   24
 Possible Adverse Effects on Share Price May Result Arising from Shares
  Eligible for Future Sale...............................................   24
 Market Interest Rates Could Adversely Impact the Market Price of the
  Common Shares..........................................................   24
OPERATING POLICIES AND OBJECTIVES........................................   25
 General.................................................................   25
 The Experience of WFSG and Affiliates...................................   26
 U.S. Commercial Investments.............................................   26
 Mortgage-Backed Securities..............................................   29
 International Investments...............................................   35
 Other Real Estate Related Investments...................................   36
 Portfolio Management....................................................   37

                                                                           PAGE
                                                                           ----
MANAGEMENT OF OPERATIONS..................................................  39
 General..................................................................  39
 Wilshire Financial Services Group Inc....................................  39
 Wilshire Realty Services Corporation.....................................  39
 The Management Agreement.................................................  41
 Stock Options............................................................  44
 Certain Relationships; Conflicts of Interest.............................  45
COMPENSATION AND FEES TO WFSG AND AFFILIATES..............................  47
SERVICING ARRANGEMENTS....................................................  48
THE COMPANY...............................................................  48
 Directors Who Are Executive Officers.....................................  48
 Independent Directors....................................................  48
 Executive Officers Who Are Not Directors.................................  48
 Competition..............................................................  50
DISTRIBUTION POLICY.......................................................  51
YIELD CONSIDERATIONS RELATED TO THE COMPANY'S INVESTMENTS.................  51
 Mortgage-Backed Securities...............................................  51
 U.S. Commercial Properties...............................................  53
 Mortgage Loans...........................................................  53
INITIAL INVESTMENTS.......................................................  54
 General..................................................................  54
 The Initial U.S. Commercial Investments..................................  55
 Initial Mortgage-Backed Securities.......................................  63
 The International Investments............................................  65
CAPITALIZATION............................................................  70
MANAGEMENT'S DISCUSSION AND ANALYSIS OF LIQUIDITY AND CAPITAL RESOURCES...  70
DESCRIPTION OF CAPITAL STOCK..............................................  71
 General..................................................................  71
 Common Stock.............................................................  71
 Preferred Stock..........................................................  71
 Restrictions on Ownership................................................  71
 Restrictions on Transfer.................................................  71
 Dividend Reinvestment Plan...............................................  73
 Reports to Stockholders..................................................  73
 Transfer Agent and Registrar.............................................  73
 Listing of the Common Stock..............................................  73
CERTAIN PROVISIONS OF MARYLAND LAW AND OF WREIT'S CHARTER AND BYLAWS......  74
 Board of Directors.......................................................  74
 Amendment................................................................  74
 Business Combinations....................................................  74
 Control Share Acquisitions...............................................  75
 Operations...............................................................  75
 Dissolution of the Company...............................................  75
 Advance Notice of Director Nominations and New Business..................  75
 Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and
  of the Charter and Bylaws...............................................  76
COMMON STOCK AVAILABLE FOR FUTURE SALE....................................  77

                                                                           PAGE
                                                                           ----
OPERATING PARTNERSHIP AGREEMENT...........................................  78
 General..................................................................  78
 General Partner Not To Withdraw..........................................  78
 Capital Contribution.....................................................  78
 Redemption Rights........................................................  79
 Operations...............................................................  79
 Distributions............................................................  80
 Allocations..............................................................  80
 Term.....................................................................  80
 Tax Matters..............................................................  80
FEDERAL INCOME TAX CONSEQUENCES...........................................  81
 Taxation of the Company..................................................  81
 Requirements for Qualification...........................................  82
 Failure To Qualify.......................................................  89
 Tax Aspects of the Operating Partnership.................................  89
 Taxation of Taxable U.S. Stockholders....................................  90
 Taxation of Stockholders on the Disposition of the Common Stock..........  92
 Capital Gains and Losses.................................................  92
 Information Reporting Requirements and Backup Withholding................  93
 Taxation of Tax-Exempt Stockholders......................................  93
 Taxation of Non-U.S. Stockholders........................................  94
 Information Reporting and Backup Withholding Tax.........................  96
 State and Local Taxes....................................................  96
 Foreign Taxes............................................................  96
 Sale of the Company's Property...........................................  96
ERISA CONSIDERATIONS......................................................  97
 Employee Benefit Plans, Tax-Qualified Retirement Plans, and IRAs.........  97
 Status of WREIT under ERISA..............................................  98
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND REAL PROPERTY INVESTMENTS.....  99
 General..................................................................  99
 Types of Mortgage Instruments............................................ 100
 Interests in Real Property............................................... 100
 Leases and Rents......................................................... 100
 Condemnation and Insurance............................................... 100
 Foreclosure.............................................................. 101
 Bankruptcy Laws.......................................................... 103
 Default Interest and Limitations on Prepayments.......................... 104
 Forfeitures in Drug and RICO Proceedings................................. 104
 Environmental Risks...................................................... 105
 Applicability of Usury Laws.............................................. 106
 Americans with Disabilities Act.......................................... 106
 Ground Lease Risks....................................................... 107
 Due on Sale and Due on Encumbrance....................................... 107
 Subordinate Financing.................................................... 107
 Acceleration on Default.................................................. 107
 Certain Laws and Regulations; Types of Mortgaged Property................ 108
 Soldiers' and Sailors' Civil Relief Act of 1940.......................... 108
USE OF PROCEEDS........................................................... 108
UNDERWRITING.............................................................. 109
LEGAL MATTERS............................................................. 111
EXPERTS................................................................... 111
ADDITIONAL INFORMATION.................................................... 111
 The Company.............................................................. 111
 Wilshire Financial Services Group Inc. .................................. 111
GLOSSARY OF TERMS......................................................... 112
FINANCIAL STATEMENT....................................................... F-1

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information included elsewhere in this Prospectus. Unless otherwise indicated, the information contained in this Prospectus assumes that (i) the transactions relating to the formation of the Company are consummated, (ii) the Underwriters' overallotment option is not exercised and (iii) the offering price (the "Offering Price") of the Common Stock is $16.00 per share. Capitalized terms used but not defined herein shall have the meanings set forth in the Glossary of Terms beginning on page 112.

                                  THE COMPANY

  Wilshire Real Estate Investment Trust Inc. ("WREIT"), a Maryland corporation organized on October 24, 1997 by Wilshire Financial Services Group Inc. ("WFSG"), will elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"). The Company will be managed by Wilshire Realty Services Corporation (the "Manager" or "WRSC"), a wholly-owned subsidiary of WFSG. See "Management of Operations." The Company intends to invest primarily in the following: (i) commercial and multi-family mortgage loans that are delinquent in payments and commercial and multi-family real properties in the United States ("U.S. Commercial Investments"); (ii) subordinated interests in mortgage-backed securities ("Mortgage-Backed Securities"), primarily non-investment grade residential Mortgage-Backed Securities (other than Mortgage-Backed Securities backed by mortgage loans and/or real properties previously owned by WFSG or its affiliates); and (iii) international mortgage loans and real properties ("International Investments," and together with U.S. Commercial Investments and Mortgage-Backed Securities, the "Primary Investments").

PRIMARY INVESTMENTS

  U.S. Commercial Investments. U.S. Commercial Investments will consist primarily of non-performing and sub-performing commercial and multi-family mortgage loans and, to a lesser extent, performing commercial and multi-family mortgage loans ("Distressed U.S. Commercial Loans") and commercial and multi-family real properties located in the United States ("U.S. Commercial Properties"), including properties acquired by a mortgage lender or other party (including the Company) at foreclosure or by deed in lieu of foreclosure ("Foreclosed Properties"). See "Operating Policies and Objectives--U.S. Commercial Investments" and "Risk Factors--Investment Activity Risks--Default Risks Associated with Distressed Loans." "Non-performing" means, with respect to loans, a loan that is more than 12 payments delinquent, or that is two or more, but not more than 12 payments delinquent and had a ratio of the outstanding principal balance of such loan to its appraised value in excess of 90%, or that the Company otherwise believes that such loan will not be brought current, and with respect to property, a property that is more than 12 payments delinquent. "Sub-performing" means, with respect to loans, a loan that is two or more, but not more than 12, payments delinquent that had a ratio of the outstanding principal balance of such loan to its appraised value of 90% or less, except for those loans which the Company otherwise believes cannot be brought current, and with respect to property, a property that is more than two months, but less than 12 months, delinquent in payment.

  Mortgage-Backed Securities. Mortgage-Backed Securities will consist primarily of residential, non-investment grade, subordinated interests in Mortgage-Backed Securities and, to a lesser extent, residential and commercial investment-grade senior and subordinated interests in Mortgage-Backed Securities. More junior classes of Mortgage-Backed Securities offer the potential of a higher yield relative to more senior classes, but carry greater credit risk, including a substantially greater risk of loss of principal and non-payment of interest than senior, investment grade rated classes. Mortgage-Backed Securities are generally expected to be secured by residential mortgage loans which do not qualify for sale to the Federal Home Loan Mortgage Corporation ("FHLMC") or the Federal National Mortgage Association ("FNMA") because their principal balances exceed agency limits or the mortgage loans do not otherwise meet FHLMC's or FNMA's underwriting criteria. See "Operating Policies and Objectives--Mortgage-Backed Securities" and "Risk Factors--Investment Activity Risks--Credit and Prepayment Risks from Ownership of Mortgage-Backed Securities in Pools of Residential and Commercial Loans."

  International Investments. International Investments will consist of (i) performing, sub-performing and non-performing commercial and multi-family mortgage loans and residential mortgage loans secured by real properties located outside the United States (collectively, "International Mortgage Loans"); (ii) commercial and multi-family real properties and residential real properties ("Residential Properties") located outside the United States ("International Real Properties"); and (iii) international Foreclosed Properties. International Investments may take the form of direct ownership, participation interests, mortgage-backed securities, investment in holding companies or other indirect ownership methods to accommodate local law requirements. The Manager, WFSG and the Company have limited experience in purchasing and servicing loans in foreign countries.

OTHER REAL ESTATE RELATED INVESTMENTS

  Although the Company is expected to invest principally in the Primary Investments, the Company may also acquire other mortgage loans or real properties such as performing, sub-performing or non-performing residential mortgage loans and performing commercial loans in the United States or other real estate related investments which are not Primary Investments, and it may also originate loans (including second lien mortgage loans), engage in construction financing and invest in foreign entities (collectively, "Other Real Estate Related Assets"). However, the Company does not currently have a loan origination program or underwriting criteria. See "Operating Policies and Objectives--Other Real Estate Related Investments."

                              INITIAL INVESTMENTS

  At the closing of this Offering (the "Closing"), the Company, through the Operating Partnership, will acquire from WFSG or its affiliates approximately $150.1 million of assets for consideration, consisting of approximately
$144.5 million of the cash proceeds of this Offering and the assumption of approximately $5.6 million of indebtedness: (i) U.S. Commercial Investments for approximately $46.6 million; (ii) Mortgage-Backed Securities for approximately $98.1 million (including approximately $29.6 million of securities issued by affiliates of WFSG which are backed by loans that were previously held in the portfolio of WFSG or its affiliates and for which WCC is continuing to act as servicer ("Retained Securities")); and (iii) International Investments in the United Kingdom for approximately $5.4 million (collectively, the "Initial Investments"). WFSG and its affiliates will realize a gain of $6.9 million from the sale of such assets. However, since the sellers will retain an economic interest in the Company, they may not recognize the total amount of this gain for financial reporting purposes.

  Certain of the U.S. Commercial Investments will be acquired from Wilshire Properties 1 Inc. ("Wilshire Properties 1") and Wilshire Properties 2 Inc. ("Wilshire Properties 2") for approximately $5.7 million. Wilshire Properties 1, organized on January 26, 1993, and Wilshire Properties 2, organized on November 7, 1994, were established to hold certain real estate investments of Messrs. Wiederhorn and Mendelsohn, who own all of the outstanding shares of both entities. These properties will be purchased subject to mortgage indebtedness of $5.6 million.

  WFSG has granted the Company an option to purchase for up to approximately $110.0 million all or a portion of WFSG's 50% interest in two portfolios of International Investments in France. The Company is currently evaluating the suitability of such investments under U.S. tax and French law. See "Initial Investments." In the future, the Company may purchase assets (including Retained Securities) from WFSG and its affiliates, subject to the approval of the Independent Directors of WREIT.

                                    LEVERAGE

  The Company expects to leverage its assets in addition to the debt it will assume with the purchase of the Initial Investments, after the proceeds of the Offering have been fully invested, primarily through mortgage loans, repurchase agreements, the issuance of mortgage-backed securities and other borrowing arrangements. The Company intends to use the proceeds from its borrowings to invest in additional assets and, in turn, to borrow against such assets and to repeat this process of borrowing and investing until it has significantly leveraged its portfolio of assets. The amount that the Company's investments may be leveraged is not expressly limited and will be determined by the Manager and, ultimately, the Company's Board of Directors. See "Operating Policies and Objectives-- Portfolio Management--Leverage and Borrowing" and "Risk Factors--The Company's Ability To Incur Debt Is Not Expressly Limited."

                                    HEDGING

  The Company may hedge all or a portion of the interest rate risk associated with borrowings and foreign currency exchange rate risks associated with international investments through interest rate swaps, interest rate futures and foreign currency swaps and futures. To a lesser extent, the Company may hedge its interest rate risk through the use of interest rate caps and floors. The Company also may engage in a variety of interest rate risk management techniques for the purpose of managing the effective maturity of its assets. The use of these types of instruments to hedge a portfolio carries certain risks, including the risk that losses on a hedge position will reduce the funds available for distribution to shareholders, and such losses may exceed the amount invested in such instruments. There is no perfect hedge for any investment, and a hedge may not perform its intended purpose of offsetting losses on an instrument. See "Operating Policies and Objectives--Portfolio Management--Interest Rate Risk Management Techniques" and "Risk Factors-- Economic and Business Risks--Interest Rate Changes May Adversely Affect the Company's Investments."

                                  RISK FACTORS

  An investment in the Common Stock involves various risks, and prospective investors should consider carefully the matters discussed under "Risk Factors" prior to an investment in the Company. Such risks include, among others:

  . The Company and the Manager are both newly organized corporations with no operating histories, assets (to date WREIT has $2,000 in total assets) or financing sources, the directors and officers of the Company, the Manager and WFSG and affiliates thereof have no previous experience in managing or operating a REIT and the Manager will rely on WFSG for its staffing.

  . The Company, the Manager, WFSG, and certain of its affiliates (including certain entities which are expected to service the Company's investments) have common officers and directors, which will present conflicts of interest in the Company's dealings with the Manager and its affiliates, including the Company's purchase of assets from the Manager's affiliates (including all of the Initial Investments from WFSG, Wilshire Properties 1 and Wilshire Properties 2). These conflicts of interest may also arise because the Company may acquire additional assets from WFSG or its affiliates in the future or be a co-participant with WFSG or its affiliates in real estate investments. The Company, WFSG and WRSC may have competing business interests which could result in decisions with respect to the Company that reflect the interests of WFSG and do not fully reflect the interests of WREIT's stockholders. In addition, the Company must rely on the experience of WRSC's management generally, and in particular the Independent Directors will generally rely on information provided by WRSC to review transactions of the Company with WFSG and its affiliates.

  . The Company's ability to achieve its investment objectives will be dependent on the Manager's ability to manage and operate a REIT, and its financial health, which in turn are dependent on WFSG's ability to do so, and its financial health. The Company currently has no employees and all of its officers are also officers of WFSG and will devote only as much of their time to the Company's affairs as is necessary to effectively conduct the Company's business.

  . The Manager, a wholly owned subsidiary of WFSG, manages the Company and provides extensive advice on the Company's operating policies and strategies. In addition, the Company, the Manager and WFSG have common officers and directors. Accordingly, WFSG and the Manager will have a significant amount of influence over the affairs of the Company.

  . The Manager will be entitled to receive incentive compensation for its services, which could result in the Manager recommending riskier or more speculative investments to the Company.

  . The Company intends to acquire significant amounts of non-investment grade mortgage-backed securities. These investments are subject to a greater risk of loss of principal and non-payment of interest than investments in senior, investment grade securities.

  . Foreclosed Properties which may now or in the future have significant amounts of unleased space and commercial and multi-family mortgage loans which are in default, or for which default is likely or imminent, may not generate sufficient revenue to provide a return on the investment after meeting operating expenses and debt service obligations.

  . The Company's international operations will be subject to most of the same risks associated with its U.S. operations as well as additional risks, such as fluctuations in foreign currency exchange rates, unexpected changes in regulatory requirements, heightened risks of political and economic instability in certain geographic locations, difficulties in managing international operations, potentially adverse tax consequences, enhanced accounting and control expenses and the burden of complying with a wide variety of foreign laws. In addition, the management of WRSC has limited experience in the purchasing and servicing of real property loans and managing real properties in foreign countries, and its ability to evaluate and effectively price loan pool and real property acquisitions abroad may be subject to greater risk. Accordingly, there can be no assurance that one or more of these factors will not have a materially adverse effect on the Company's operations.

  . The Company intends to leverage its investments (through mortgage loans, repurchase agreements, the issuance of mortgage-backed securities and other borrowing arrangements) in an amount that is not expressly limited and that will be determined by the Manager and, ultimately, WREIT's Board of Directors, which could lead to reduced or negative cash flow and reduced liquidity.

  . The yield on the Company's investments in mortgage loans and mortgage-backed securities, particularly interest-only mortgage-backed securities such as those that comprise a portion of Initial Investments, may be affected adversely by changes in prevailing interest rates, rates of prepayment and losses due to borrower default or otherwise, and could affect the return to the Company's stockholders.

  . The Company's borrowings are likely to include repurchase agreements and other borrowings secured by the Company's assets. A decline in the market value of those assets could limit the Company's ability to borrow or result in lenders initiating margin calls, requiring the Company to sell assets under adverse market conditions in order to maintain liquidity. If these sales are made at prices lower than the carrying value of the assets, the Company will experience losses. If borrowing costs increase, or if the cash flow generated by the Company's assets decrease, the Company's use of leverage will increase the likelihood that the Company will experience reduced or negative cash flow.

  . In periods of declining interest rates, prepayments on mortgage loans and mortgage-backed securities generally increase and the Company likely will have to reinvest such funds in lower-yielding investments. Conversely, in periods of rising interest rates, prepayments on mortgage loans and mortgage-backed securities generally decrease and the value of the Company's fixed-rate investments generally declines.

  . Borrower default, hazard losses and state of foreign law enforceability issues may result in losses on the Company's investment in mortgage loans and mortgage-backed securities.

  . Certain of the Company's real estate investments will require significant management resources, are illiquid, and may decrease in value because of changes in economic conditions.

  . The Company's performance may be affected adversely if the Company fails to hedge effectively against foreign currency exchange rate risks and interest rate risks. Losses may result if a hedge does not correlate correctly to the risks being hedged.

  . The operating policies of the Company are determined by its Board of Directors, which may change these policies without shareholder consent.


  . The Company has agreed to indemnify the Manager, its directors and its officers and the Company's directors and officers with respect to various matters, which may result in liability to the Company for the actions of such parties.

  . Future offerings of capital stock may result in dilution of the book value or earnings per share of the outstanding Common Stock.

  . To maintain its exemption from regulation under the Investment Company
   Act of 1940, as amended (the "Investment Company Act"), the Company, among other things, must maintain certain percentages of its investments in assets that qualify for exemption from such regulation, which requirement may restrict the Company's ability to invest in various types of assets.

  . In order to qualify as a REIT, WREIT must satisfy certain requirements concerning the nature of its assets and income, which may restrict the Operating Partnership's ability to invest in various types of assets, to dispose of assets and to invest in certain activities related to its core business. In addition, WREIT must distribute at least 95% of its taxable income (other than certain non-cash income and net capital gain) each year. Under certain circumstances WREIT could recognize income for tax purposes without any corresponding cash payment which could result in the need to sell assets, borrow money or raise capital in order to satisfy this distribution requirement. WREIT may be taxed as a corporation if it fails to qualify as a REIT which would substantially reduce the amount of cash available for distribution to the Company's stockholders. Additionally, WREIT may be subject to income tax on certain transactions or certain income even if it is not disqualified as a REIT.

  . Ownership of Common Stock by each stockholder other than WFSG is limited to 9.8% of the outstanding Common Stock, which may deter third parties from seeking to control or acquire the Company.

                                  THE MANAGER

  The business and investment affairs of the Company will be managed by WRSC, a newly formed Delaware corporation wholly-owned by WFSG, pursuant to a management agreement (the "Management Agreement") which will become effective on the Closing. See "Management of Operations--The Management Agreement." WFSG is primarily engaged in the acquisition, servicing and resolution of pools of performing, sub-performing and non-performing residential and commercial mortgage loans, as well as foreclosed real estate in the United States and foreign countries, currently France and the United Kingdom. WFSG also acquires mortgage-backed securities, originates residential mortgage and manufactured housing loans through correspondents, and services loans for third parties. WFSG, its affiliates (including WRSC), directors and officers have no previous experience in managing or operating a REIT. At September 30, 1997, WFSG had total assets of approximately $1.4 billion, and stockholders' equity of approximately $99.8 million. WFSG through its subsidiaries will provide WRSC with substantially all of the managerial and administrative services required in connection with the operations of the Company. The Manager will have no employees and will contract with WFSG to provide all necessary labor requirements in order for the Manager to perform under the Management Agreement. See "Management of Operations."

MANAGEMENT AGREEMENT

  Pursuant to the Management Agreement, WRSC, subject to the supervision of WREIT's Board of Directors, will formulate operating strategies for the Company, arrange for the acquisition of assets by the Company, arrange for various types of financing for the Company, including repurchase agreements, secured term loans, warehouse lines of credit, mortgage loans and the issuance of mortgage-backed securities, monitor the performance of the Company's assets and provide certain administrative and managerial services in connection with the operation of the Company. For performing these services, WRSC will receive the following compensation, fees and other benefits (including reimbursement of reasonable out-of-pocket expenses):

FEE(1)                       AMOUNT
------                       ------
Base Management Fee(2)(3)... Equal to 1% per annum of the first $1.0 billion of
                             Average Invested Assets, 0.75% of the next $500.0
                             million of Average Invested Assets and 0.50% of
                             Average Invested Assets above $1.5 billion.
Incentive Fee(2)............ Based on the amount, if any, by which the
                             Company's Funds from Operations plus certain gains
                             (minus certain losses) exceed in general the Ten-
                             Year Treasury Rate plus 5% per annum.
Expense Reimbursement ...... Reimbursement of due diligence costs and reasonable out-of-pocket expenses.

--------
(1) In the event that the Management Agreement is terminated or not extended by the Company without cause, the Company is obligated to pay WRSC a termination fee equal to the sum of the base management fee and incentive management fee earned during the twelve months preceding such termination.
(2) For a detailed explanation of the calculation of the base management and incentive fees payable to WRSC, see "Management of Operations--The Management Agreement--Management Fees and Expenses."
(3) Average Invested Assets for any period shall mean the average of the aggregate book value of the assets of the Company (including all of WREIT's direct and indirect subsidiaries) before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the daily average of such values during such period.

  At Closing, the Company will grant WRSC options to purchase 985,000 shares of Common Stock (1,135,000 shares if the Underwriters exercise their over-allotment option in full) at a price per share equal to the initial offering price of the Common Stock. One quarter of WRSC's options will become exercisable on each of the first four anniversaries of the Closing. Unexercised options will terminate on the tenth anniversary of the Closing. See "Management of Operations--Stock Options."

                             SERVICING ARRANGEMENTS

  The Company expects to acquire Primary Investments and Other Real Estate Related Assets on either a "servicing released" basis (i.e., the Company will have the right to service the loans or other assets it purchases) or "servicing retained" basis (i.e., the seller of the assets or other third party retains the right to service such assets). For assets acquired on a "servicing released" basis, the Company will enter into loan servicing agreements (the "Servicing Agreements") with Wilshire Credit Corporation ("WCC") and Wilshire Servicing Company UK Limited (the "European Servicer" and, together with WCC, the "Servicers") pursuant to which the Servicers will provide loan and real property management services, including billing, portfolio administration and collection services for the Company's real estate investments. Under the Servicing Agreements, the Company will agree to pay each of the Servicers a servicing fee at or below market rates for each pool of loans or real estate assets that they service for the Company and to reimburse them for certain out-of-pocket costs associated with servicing such assets. For assets acquired on a "servicing retained" basis, the Company will pay a servicing fee to the seller or other third party servicing the loans or other assets. The Company will not receive the servicing fees. The Management Agreement will provide that the Manager will monitor the servicing activities of Servicers. See "Servicing Arrangements."

                             CONFLICTS OF INTEREST

GENERAL

  The Company will be subject to conflicts of interest arising from its relationship with WFSG and its affiliates (including the Manager and the Servicers). WFSG will own 9.9% of the outstanding shares of Common Stock of WREIT immediately after the Closing. All of the officers of the Company are also officers of both the Manager and WFSG. Andrew A. Wiederhorn and Lawrence
A. Mendelsohn are the principal stockholders and directors of WFSG, directors of the Manager (which is wholly owned by WFSG), the sole stockholders and directors of Wilshire Properties 1 and Wilshire Properties 2 (both of which are sellers of certain of the Initial Investments) and WCC (one of the Servicers), and the sole members of Small Cap Investors, LLC, an Oregon limited liability company ("Small Cap"), which will purchase approximately 1,875 units of limited partner interest of the Operating Partnership (the "LP Units," and together with the units of general partner interest (the "GP Units") are referred to herein as the "Units"). Small Cap was organized on October 15, 1997 by Messrs. Wiederhorn and Mendelsohn for investment opportunities. Since Units may be redeemed (under certain circumstances and following specified holding periods) on a one-for-one basis for shares of Common Stock or cash equal to the market value of the same number of shares of Common Stock (at the discretion of the Company, as the general partner), each Unit is being attributed the same value as a share of Common Stock. SmallCap is contributing $30,000 in cash in exchange for these Units (assuming an offering price of $16 per share). Neither the Company nor the Manager will have any employees and will rely on WFSG for all of their staffing needs. These relationships create conflicts of interest in the contexts described below.

  In order to mitigate against these conflicts of interest, the Company's charter provides that a majority of the Company's Board of Directors must be unaffiliated with WFSG (the "Independent Directors"). The Independent Directors are expected to approve the execution of the Management Agreement and the general guidelines for the Company's investments, borrowings and operations (the "Guidelines") as well as the Initial Investments and future transactions or agreements between the Company and WFSG or its affiliates.

PURCHASE OF INITIAL INVESTMENTS

  The Company will purchase the approximately $150.1 million of Initial Investments from WFSG, Wilshire Properties 1 and Wilshire Properties 2 in exchange for approximately $144.5 million of cash and the assumption of certain indebtedness (approximately $5.6 million). WFSG and its affiliates will realize a gain of approximately $6.9 million from the sale of such assets. However, since the sellers will retain an economic interest in the Company, they may not recognize the total amount of this gain for financial reporting purposes. While the Independent Directors are expected to approve the purchase of the Initial Investments, their decision will be based solely on information provided by WFSG and without the benefit of independent financial advisors. Approximately 19.7% of the Initial Investments are Mortgage-Backed Securities issued by affiliates of WFSG and backed by loans that were previously held in the portfolio of an affiliate of WFSG.

THE MANAGER AND MANAGEMENT AGREEMENT

  The Manager of the Company is WRSC, a wholly-owned subsidiary of WFSG. The Management Agreement entitles the Manager to an incentive fee for its services based, in part, on the Company's Funds from Operations. This fee structure may provide the Manager with an incentive to recommend to the Company risky or speculative investments. Additionally, the Manager is responsible for monitoring the performance of the Servicers, while the Manager and the Servicers are under the common control of Messrs. Wiederhorn and Mendelsohn. The Manager may also cause the Company to engage in future transactions with WFSG and its affiliates, subject to the approval of the Independent Directors. The Independent Directors will, however, rely primarily on information supplied by the Manager in reaching their determinations.

PURCHASE OF FUTURE ASSETS

  The Company may acquire other Primary Investments and Other Real Estate Related Assets from WFSG or its affiliates in the future, including investments as a co-participant in loans originated or acquired by WFSG or its affiliates. Further, pursuant to the Management Agreement, WFSG and its affiliates have granted the Company a right of first refusal with respect to the Primary Investments (the "Right of First Refusal"), whereby WFSG and its affiliates will not invest in any particular Primary Investment unless a majority of the Independent Directors have determined that the Company should not invest in such asset. The Right of First Refusal does not apply to Mortgage-Backed Securities where the mortgage loans collaterizing such Mortgage-Backed Securities are owned by WFSG or one of its affiliates. While the Independent Directors are required to approve any purchase of assets from WFSG or its affiliates and any decision not to exercise the Right of First Refusal, they will rely primarily on information provided by the Manager in reaching their determinations. See "Management of Operations--Certain Relationships; Conflicts of Interest."

                  COMPENSATION AND FEES TO WFSG AND AFFILIATES

  WFSG and certain of its affiliates have a material interest in, and will receive material benefits in connection with, the Offering. The affiliates and the nature of their interests and benefits are summarized in the table below. Based upon the Company's proposed plan of operations for the first year, the transactions described in connection with this Offering (i.e., the acquisition of the Initial Investments), and certain assumptions set forth under "Compensation and Fees to WFSG and Affiliates," WFSG and its affiliates are expected to receive compensation and fees of approximately $9.8 million during such year. There can be no assurance that such assumptions will prove accurate or that WFSG and its affiliates will earn such fees. The fees and compensation earned by WFSG and its affiliates may be substantially higher or lower than this projected amount based on actual operating results. See "Compensation and Fees to WFSG and Affiliates." A chart illustrating the relationship among WREIT, WFSG and certain affiliates is set forth on page 11.


                                                                    SECTIONS OF PROSPECTUS
                                                                    PROVIDING MORE DETAILED
 AFFILIATES       RELATIONSHIP          NATURE OF INTEREST                INFORMATION
----------------------------------------------------------------------------------------------
  WFSG         Controlled by       WFSG or its subsidiaries      Initial Investments; Use of
               Messrs. Wiederhorn  will receive $138.8 million   Proceeds; Management of
               and Mendelsohn      for assets comprising         Operations--Certain
                                   approximately 92.5% of the    Relationships; Risk Factors--
                                   Initial Investments and will  Conflicts of Interest
                                   result in a gain to WFSG and
                                   its subsidiaries of
                                   approximately $4.0 million.
----------------------------------------------------------------------------------------------
  WRSC         Wholly-owned        WRSC will manage the          Management of Operations;
               subsidiary of WFSG  business and investment       Risk Factors--Conflicts of
                                   affairs of the Company and    Interest
                                   will receive a management
                                   fee, an incentive fee,
                                   expense reimbursement, and
                                   options to acquire 985,000
                                   shares of Common Stock
                                   (1,135,000 if the
                                   Underwriters' over-allotment
                                   option is exercised in
                                   full). In the event that the
                                   Management Agreement is
                                   terminated or not extended
                                   by the Company without
                                   cause, the Company is
                                   obligated to pay WRSC a
                                   termination fee equal to the
                                   sum of the base management
                                   fee and incentive management
                                   fee earned during the twelve
                                   months preceding such
                                   termination.
----------------------------------------------------------------------------------------------
  WCC and      Controlled by       Such entities are expected    Servicing Arrangements
  the          Messrs. Wiederhorn  to receive servicing fees
  European     and Mendelsohn or   for servicing WREIT's
  Servicer     subsidiaries of     assets.
               WFSG
----------------------------------------------------------------------------------------------
  Messrs.      Sole stockholders   Wilshire Properties 1 and     Initial Investments; Use of
  Wiederhorn   of Wilshire         Wilshire Properties 2, of     Proceeds; Risk Factors--
  and          Properties 1,       which Messrs. Wiederhorn and  Conflicts of Interest
  Mendelsohn   Wilshire Properties Mendelsohn are the sole
               2 and WCC,          stockholders, will transfer
               principal           certain assets, subject to
               stockholders of     indebtedness of
               WFSG and sole       approximately $5.6 million,
               members of Small    to the Operating Partnership
               Cap                 for approximately $5.7
                                   million which will result in
                                   a gain of $3.0 million to
                                   Wilshire Properties 1 and
                                   Wilshire Properties 2.
                                   Small Cap will purchase
                                   approximately 1,875 Units
                                   for $30,000.

                                  THE OFFERING

Shares offered to the public(1)(2)(3)................................  9,010,000
Shares to be outstanding after the Offering(2)(3).................... 10,000,000
Nasdaq Symbol........................................................       WREI

--------
(1) Excludes 990,000 shares of Common Stock to be purchased by WFSG at Closing.
(2) Assumes that the Underwriters' option to purchase up to an additional 1,500,000 shares to cover over-allotments is not exercised.
(3) Excludes 6,000,000 shares reserved for issuance under the Option Plan. Options for 1,000,000 of Common Stock (1,150,000 if the Underwriters exercise their over-allotment option in full) are expected to be granted to the Manager and the Independent Directors at Closing.

                                USE OF PROCEEDS

  The net proceeds to the Company from its sale of the 10,000,000 shares of Common Stock offered by this Prospectus (assuming an initial public offering price of $16 per share), after deducting the estimated underwriting discounts and offering expenses, are estimated to be approximately $146.8 million ($169.1 million if the Underwriters exercise their over-allotment option in full). The Company, through the Operating Partnership, will contract with WFSG and its affiliates, including Wilshire Properties 1 and Wilshire Properties 2, to purchase the Initial Investments upon completion of this Offering for a purchase price of approximately $144.5 million in cash and the assumption of certain debt (approximately $5.6 million), resulting in a total purchase price of $150.1 million. Of this purchase price, $46.6 million shall be used to acquire U.S. Commercial Investments, $98.1 million shall be used to acquire Mortgage-Backed Securities (including $29.6 million of securities issued by affiliates of WFSG which are backed by the Retained Securities) and $5.4 million shall be used to acquire International Investments. WFSG and its affiliates will realize a gain of approximately $6.9 million from the purchase of such investments. However, since the sellers will retain an economic interest in the Company, they may not recognize the total amount of this gain for financial reporting purposes. All of the expected net proceeds of this Offering will be used to purchase Units in the Operating Partnership. The purchase price for the Initial Investments was based on certain assumptions made with respect to the potential net cash flows to be generated by the Initial Investments. See "Initial Investments," "Yield Considerations Related to the Company's Investments" and "Risk Factor--Conflicts of Interest-- Conflicts of Interest in the Business of the Company." Pending investment, the balance of the net proceeds (approximately $2.3 million assuming the Underwriters do not exercise their over-allotment option) will be invested in investment-grade, interest-bearing securities and held by the Operating Partnership until used to originate or acquire International Investments, Commercial Real Property including U.S. Commercial Properties, Distressed
U.S. Commercial Loans and Other Real Estate Related Assets as described herein. See "Operating Policies and Objectives--Portfolio Management."

                              DISTRIBUTION POLICY

  WREIT intends to make distributions to its stockholders of at least 95% of its "REIT Taxable Income" each year (determined without the dividends paid deduction, certain non-cash income and any net capital gain) so as to qualify for the tax benefits accorded to REITs under the Code. REIT Taxable Income means taxable income (computed accordingly to normal corporate rules) with the following adjustments: (i) an exclusion of net income from foreclosure property; (ii) an exclusion of net income from prohibited transactions; (iii) a deduction is allowed for dividends paid reduced by the portion of such deduction attributable to net income from foreclosure property; (iv) a deduction for the amount of tax imposed for failing to meet the 75% and/or 95% income tests; and (v) the dividends received deduction does not apply. Net income from foreclosure property is the excess of (i) gain from the sale or other disposition of foreclosure property held for sale in the ordinary course of business, plus other gross income derived from foreclosure property that does not qualify under the 75% income test, over (ii) the deductions which are directly connected with the production of such gain or income. See "Federal Income Tax Consequences."

  WREIT does not intend to make distributions that would be a return of principal. WREIT intends to make distributions at least quarterly. It is anticipated that the first distribution to stockholders will be made promptly after the first full calendar quarter following the Closing Date. See "Distribution Policy."

                           TAX STATUS OF THE COMPANY

  WREIT intends to qualify and will elect to be taxed as a REIT under sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1998. If WREIT qualifies for taxation as a REIT, WREIT generally will not be subject to federal corporate income tax on its taxable income that is distributed to its stockholders. A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute at least 95% of its annual REIT Taxable Income (determined without the dividends paid deduction, certain non-cash income and net capital gain). Although WREIT does not intend to request a ruling from the Internal Revenue Service (the "Service") as to its REIT status, WREIT has received an opinion of its legal counsel regarding its REIT status (see "Federal Income Tax Consequences--Taxation of the Company"), which opinion is based on certain assumptions and representations about WREIT's ongoing businesses and investment activities and other matters. No complete assurance can be given that WREIT will be able to comply with such assumptions and representations in the future. Furthermore, such opinion is not binding on the Service or on any court. Failure to qualify as a REIT would render WREIT subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates and distributions to WREIT's stockholders would not be deductible. Even if WREIT qualifies for taxation as a REIT, the Company and the Operating Partnership may be subject to certain federal, state and local taxes on its income and property. WREIT will adopt the calendar year as its tax year. In connection with WREIT's election to be taxed as a REIT, WREIT's Charter imposes restrictions on the transfer and ownership of the Common Stock. See "Risk Factors--Legal Risks--Tax Risks" and "Federal Income Tax Consequences-- Taxation of the Company."

                        ORGANIZATION AND RELATIONSHIPS

  WRSC will manage the day-to-day operations of the Company, subject to the supervision of WREIT's Board of Directors. The relationship among WREIT, its affiliates and WRSC is depicted in the chart shown below.

                             [CHART APPEARS HERE]

  (1) WREIT, a Maryland corporation taxable as a REIT, will issue approximately 10% of its common stock to WFSG and approximately 90% of its common stock to public investors.

  (2) WREIT will contribute, as a general partner and as a limited partner, all of the net proceeds of the Offering to the Operating Partnership. The Operating Partnership will issue 100,000 GP Units and 9,900,000 LP Units (115,000 GP Units and 11,385,000 LP Units if the Underwriters exercise their over-allotment option in full) to WREIT for the contribution of such net proceeds. Small Cap will purchase 1,875 LP Units for $30,000. The Company, through the Operating Partnership, will acquire all of the Initial Investments from WFSG, Wilshire Properties 1 and Wilshire Properties 2, and will originate or acquire any future Primary Investments or Other Real Estate Related Assets. In the future, the Operating Partnership may seek to acquire additional assets and issue Units in payment of some or all of the purchase price therefor.

  (3) The Operating Partnership will assign to WCC any special servicing rights and obligations (other than the right to direct foreclosure) received in connection with the acquisition of Mortgage-Backed Securities covering U.S. assets. WCC is currently owned by Messrs. Wiederhorn and Mendelsohn. WCC and the European Servicer will provide loan servicing and real property management services to the Company. See "Servicing Arrangements."

  (4) WFSG incorporated and capitalized WRSC.

  (5) WRSC will enter into a Management Agreement with WREIT and the Operating Partnership, pursuant to which WRSC will formulate operating strategies and provide certain managerial and administrative functions for WREIT and the Operating Partnership, subject to the supervision of WREIT's Board of Directors.

  (6) Messrs. Weiderhorn and Mendelsohn are the sole stockholders of Wilshire Properties 1, Wilshire Properties 2, and WCC, the controlling stockholders of WFSG and the sole members of Small Cap. WFSG is the sole stockholder of WRSC and Messrs. Wiederhorn and Mendelsohn are officers and directors of WFSG and WRSC.

  This Prospectus contains forward-looking statements which can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "estimate," or "continue" or the negatives thereof or other comparable terminology. The Company's actual results could differ materially from those described in such forward-looking statements as a result of certain factors, including those set forth in the following risk factors and the other factors described elsewhere in this Prospectus.

                                 RISK FACTORS

  An investment in the Common Stock involves the following material risks identified by the Company. Before investing in the shares of Common Stock offered hereby, prospective investors should give special consideration to the following risk factors, in addition to the information set forth elsewhere in this Prospectus.

CONFLICTS OF INTEREST

  CONFLICTS OF INTEREST IN THE BUSINESS OF THE COMPANY. The Company will be subject to various conflicts of interest arising from its relationship with WFSG and its affiliates. WFSG will own 9.9% of the outstanding shares of Common Stock of WREIT after the Closing. All of the officers of the Company are also officers of both the Manager and WFSG. Messrs. Wiederhorn and Mendelsohn are principal stockholders and directors of WFSG, and directors of the Manager. Messrs. Wiederhorn and Mendelsohn are the sole members of Small Cap which will purchase approximately 1,875 Units for $30,000. Neither the Company nor the Manager will have any employees and will rely on WFSG for all of their staffing needs. With a view toward protecting the interests of the Company's stockholders, the Charter of the Company provides that a majority of the Board of Directors must be unaffiliated with WFSG.

  The Company will contract with WFSG and its subsidiaries to purchase the Initial Investments at the Closing for an aggregate purchase price of approximately $138.8 million in cash. WFSG will realize a gain of approximately $4.0 million as a result of the purchase of such assets. However, since the sellers will retain an economic interest in the Company, they may not recognize the total amount of this gain for financial reporting purposes. The Operating Partnership also will acquire from two affiliates of WFSG, Wilshire Properties 1 and Wilshire Properties 2, all of the outstanding shares of which are owned by Messrs. Wiederhorn and Mendelsohn, certain U.S. commercial real property in exchange for $5.7 million and the assumption of certain indebtedness (approximately $5.6 million). While the Independent Directors are expected to approve the purchase of the Initial Investments, their decision will be based solely on information provided by WFSG and without the benefit of independent financial advisors. Approximately 19.7% of the Initial Investments are Mortgage-Backed Securities issued by affiliates of WFSG and backed by loans that were previously held in the portfolio of an affiliate of WFSG.

  The Manager, a wholly owned subsidiary of WFSG, will manage the Company and provide extensive advice on the Company's operating policies and strategies. The Manager is responsible for monitoring the performance of the Servicers, while the Manager and the Servicers are under the common control of Messrs. Wiederhorn and Mendelsohn. The Manager may also cause the Company to engage in future transactions with WFSG and its affiliates, subject to the approval of the Independent Directors. The Independent Directors, however, will rely primarily on information supplied by the Manager in reaching their determinations. In addition, the Company, the Manager and WFSG have common officers and directors. Accordingly, WFSG and the Manager will have a significant amount of influence over the affairs of the Company.

  The Management Agreement does not limit or restrict the right of WFSG or any of its officers, directors, employees or affiliates from engaging in any business, subject to the Right of First Refusal with respect to the Primary Investments granted to the Company, or rendering services of any kind to any other person, including the purchase of or rendering advice to others purchasing real property assets that meet the Company's policies and criteria. In addition, the Manager will be entitled to receive incentive compensation for its services which could result in the Manager recommending riskier or more speculative investments.

  Pursuant to the Management Agreement, WFSG and its affiliates have granted the Company a Right of First Refusal with respect to the Primary Investments. WFSG expects to continue to purchase real property assets in the future, and has no obligation to make investment opportunities available to the Company except with respect to Primary Investments. Moreover, pursuant to the Management Agreement, WFSG and its affiliates have no obligation to offer mortgage-backed securities to the Company if the mortgage loans collateralizing such mortgage-backed securities were owned by WFSG or one of its affiliates. As a consequence, the opportunity for the Company to invest in Other Real Estate Related Assets will be limited if such investment opportunities would be attractive to WFSG or one of its affiliates. WFSG and its affiliates will not invest in any Primary Investments unless a majority of the Independent Directors have decided that the Company should not invest in such asset. In deciding whether to invest in such an asset, the Independent Directors may consider, among other factors, whether the asset is well-suited for the Company and whether the Company is financially able to take advantage of the investment opportunity based primarily on information provided by the Manager.

  From time to time, mortgage lenders offer for sale large pools of real property assets containing assets which WFSG has granted a Right of First Refusal to the Company pursuant to a competitive bidding process. In such a case, WFSG may choose an unaffiliated entity with which to submit a joint bid for the pool, as long as WFSG takes title only to the real property assets as to which a right of first refusal has not been granted. In the alternative WFSG may, but is not required to, invite the Company to submit a joint bid for such a pool. If the Company and WFSG are successful bidders on such a pool, in general the Company would take title to the real property assets as to which a right of first refusal has been granted. The Company may, but does not currently intend to, participate in mortgage loans as a co-participant with WFSG or its affiliates.

INVESTMENT ACTIVITY RISKS

  OWNERSHIP OF MORTGAGE-BACKED SECURITIES IN POOLS OF RESIDENTIAL AND COMMERCIAL MORTGAGE LOANS WILL SUBJECT THE COMPANY TO SPECIAL CREDIT AND PREPAYMENT RISKS. The Company intends to acquire a significant amount of mortgage-backed securities, including "first loss" unrated and other subordinated classes. A first loss security is the most subordinated class of a multi-class issuance of pass-through or debt securities, and is the first to bear the loss upon a default on the underlying collateral. Such classes are subject to special risks, including a substantially greater risk of loss of principal and non-payment of interest than more senior, rated classes. While the market values of most subordinated classes tend to react less to fluctuations in interest rate levels than more senior, rated classes, the market values of subordinated classes tend to be more sensitive to changes in economic conditions than more senior classes. As a result of these and other factors, mortgage-backed securities generally are not actively traded and may not provide holders thereof with liquidity.

  The yield to maturity on mortgage-backed securities of the type the Company intends to acquire will be extremely sensitive to the default and loss experience of the underlying mortgage loans and the timing of any such defaults or losses. Because the mortgage-backed securities of the type the Company intends to acquire generally have less credit support than senior classes, to the extent there are realized losses on the mortgage loans comprising the mortgage collateral for such classes, the Company may not recover the full amount or, indeed, any of its initial investment in such mortgage-backed securities.

  When the Company acquires mortgage-backed securities, it may not acquire the right to service the underlying mortgage loans, even those that become defaulted, although the Company generally will seek to obtain the rights to service those loans, including oversight and management of the resolution of such mortgage loans by modification, foreclosure, deed in lieu of foreclosure or otherwise ("Special Servicing"). As a result of senior classes of mortgage-backed securities, the underlying mortgage loans may not be serviced in the same manner as they would be serviced by the Company or in a manner that is more advantageous to the Company as the holder of the subordinated classes of mortgage-backed securities.

  The subordination of mortgage-backed securities to more senior classes may adversely affect the yield on the mortgage-backed securities even if realized losses are not ultimately allocated to such classes. On any payment date, interest and principal are paid on the more senior classes before interest and principal are paid with respect to the unrated or non-investment grade credit support classes. Typically, interest deferred on these credit support classes is payable on subsequent payment dates to the extent funds are available, but such deferral may not itself bear interest. Such deferral of interest will adversely affect the yield on the mortgage-backed securities.

  The yield of the mortgage-backed securities also will be affected by the rate and timing of payments of principal (including prepayments, repurchase, defaults and liquidations) on the mortgage loans underlying a series of mortgage-backed securities. The rate of principal payments may vary significantly over time depending on a variety of factors such as the level of prevailing mortgage loan interest rates, and economic, demographic, tax, legal and other factors. Prepayments on the mortgage loans underlying a series of mortgage-backed securities are generally allocated to the more senior classes of mortgage-backed securities for specified periods or based on over-collaterization levels. As a result, prepayments of principal from the mortgage loans are not received by the holders of subordinated mortgage-backed securities for a period of time. As a result, the weighted-average lives of the mortgage-backed securities may be longer than would be the case if, for example, prepayments were allocated pro rata to all classes of mortgage-backed securities. To the extent that the holder of mortgage-backed securities is not paid compensating interest on interest shortfalls due to prepayments, liquidations or otherwise, the yield on the mortgage-backed securities may be affected adversely.

  The Company may acquire IOs, which are classes of mortgage-backed securities that are entitled to no (or only nominal) payments of principal, but only to payments of interest. The yield to maturity of IOs is very sensitive to changes in the weighted average life of such securities, which in turn is dictated by the rate of prepayments on the underlying mortgage collateral. In periods of declining interest rates, rates of prepayments on mortgage loans generally increase, and if the rate of prepayments is faster than anticipated, then the yield on IOs will be affected adversely. The Company may also invest in Sub IOs, a class for which interest generally is withheld and used to make principal payments on more senior classes or to fund a reserve account for the protection of senior classes until overcollateralization or until the balance in the reserve account reaches a specified level. Interest on a Sub IO generally will be paid only after the overcollateralization or the balance in the reserve account reaches the specified level. Sub IOs provide credit support to the senior classes, and thus bear substantial credit risk. Moreover, because all IO classes only receive interest payments, their yields are extremely sensitive not only to prepayments which include defaults, but also to changes in the weighted average life of the relevant classes, which in turn will be dictated by the rate of prepayments on the underlying mortgage collateral. In addition, Sub IOs often generate taxable income in excess of cash received. See "--Legal and Tax Risks--Adverse Consequences of Failure to Comply with REIT Requirements May Include WREIT Being Subject to Taxation as a Regular Corporation or 100% Tax on Certain Gains."

  DISTRESSED MORTGAGE LOANS HAVE HIGHER RISK OF FUTURE DEFAULT. The Company intends to purchase distressed mortgage loans, as well as mortgage loans that have had a history of delinquencies. These distressed mortgage loans may presently be in default or may have a greater than normal risk of future defaults and delinquencies, as compared to a pool of newly originated, high quality loans of comparable type, size and geographic concentration. Returns on an investment of this type depend on accurate pricing of such investment, the borrower's ability to make required payments or, in the event of default, the ability of the loan's servicer (including the Servicers) to foreclose and liquidate the mortgage loan. There can be no assurance that the servicer can liquidate a defaulted mortgage loan in a cost effective manner or in a timely fashion. See "Certain Legal Aspects of Mortgage Loans and Real Property Investments."

  INTERNATIONAL INVESTMENTS ARE SUBJECT TO CURRENCY CONVERSION RISKS AND DIFFERENCES IN FOREIGN LAWS AND MARKETS. The Company may invest in real estate, or mortgage loans secured by real estate, located outside the United States. The management of the Company intends to consider International Investments in Western Europe. In the future, the Company may also consider investments in other geographic regions such as Asia, Eastern Europe and Latin America, but currently has no plans to do so. The Company's international operations will be subject to most of the same risks associated with its U.S. operations as well as additional risks, such as fluctuations in foreign currency exchange rates, unexpected changes in regulatory requirements, heightened risks of political and economic instability in certain geographic locations, difficulties in managing international operations, potentially adverse tax consequences, enhanced accounting and control expenses and the burden of complying with a wide variety of foreign laws. Legal systems abroad may differ in a number of respects from the U.S. legal system, including requiring transfer taxes and value-added taxes on certain transfers, imposing limits on usurious interest rates and subjecting lenders to liability for inappropriate lending. In addition, the management of WRSC has limited experience in the purchasing and servicing of real estate loans and managing real estate in foreign countries, and its ability to evaluate and effectively price loan pool and real estate acquisitions abroad may be subject to a higher risk of error. Moreover, investments in foreign assets are subject to currency conversion risks. See "Operating Policies and Objectives--International Investments."

  SIGNIFICANT COMPETITION MAY AFFECT ADVERSELY THE COMPANY'S ABILITY TO ACQUIRE ASSETS AT FAVORABLE SPREADS RELATIVE TO BORROWING COSTS. In acquiring its assets, the Company will compete with other REITs, investment banking firms, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, other lenders, and other entities purchasing similar assets, many of which have established operating histories and procedures, may have access to greater capital and other resources, and may have other advantages over the Company in conducting certain businesses and providing certain services. Increased competition for the acquisition of real properties, mortgage loans and Mortgage-Backed Securities or a diminution in the available supply could result in higher prices and thus lower yields on such real properties, mortgage loans and Mortgage-Backed Securities which could further narrow the yield spread over borrowing costs. In addition, the Company's competitors may seek to establish relationships with the financial institutions and other firms from whom the Company intends to acquire such assets. There can be no assurance that the Company will be able to acquire sufficient real estate assets at spreads above the Company's cost of funds to achieve the Company's yield objectives.

  The Company will engage in a business that may become increasingly competitive in the future as more companies enter the market. In acquiring the Primary Investments, the Company will compete with REITs, investment banking firms, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, other lenders, and other entities purchasing similar assets, many of which have established operating histories and procedures, may have access to greater capital and other resources and may have other advantages over the Company in conducting certain businesses and providing certain services. There are several REITs similar to the Company and others may be organized in the future. The effect of the existence of additional REITs may be to increase competition for the available supply of the Primary Investments contemplated to be acquired by the Company. The Company's net income will depend, in large part, on the Company's ability to acquire and originate mortgage loans and Mortgage-Backed Securities having yields that produce favorable spreads over the Company's borrowing costs. Increased competition for the acquisition of mortgage loans, real properties and Mortgage-Backed Securities or a reduction in the available supply could result in higher prices and thus lower yields on such investments, which could narrow (or make negative) the yield spread relative to the Company's borrowing costs. In addition, the company's competitors may seek to establish relationships with financial institutions and other firms from whom the Company intends to acquire such assets. There can be no assurance that the Company will be able to acquire sufficient Primary Investments at favorable spreads relative to the Company's borrowing costs to achieve the Company's objectives. In addition, there can be no assurance that a supply of Primary Investments suitable for acquisition by the Company will continue to be available, or that changes in market conditions or applicable laws will not affect the availability of suitable Primary Investments.

  COMMERCIAL PROPERTIES MAY HAVE UNLEASED SPACE. The Company intends to invest in commercial and multi-family properties in the U.S. and abroad (the "Commercial Properties") or mortgage loans secured by the Commercial Properties (the "Commercial Mortgage Loans"), which may have significant amounts of unleased space or space which becomes vacant during the period of the Company's investment. The Company is subject to the risk that a property cannot be leased to the extent necessary to produce sufficient revenue both to meet operating expenses and debt service and to provide a return on the investment.

  SUBORDINATED LOANS ON REAL ESTATE ARE SUBJECT TO HIGHER RISKS. The Company may originate or acquire loans secured by Commercial Properties, including loans that are subordinate to first liens on such real estate. Loans that are subordinate to first liens on real estate are subject to greater risks of loss than first lien mortgage loans. An overall decline in the real estate market could adversely affect the value of the real property securing such loans such that the aggregate outstanding balance of the second-lien loan and the balance of the more senior loan on the real property exceed the value of the real property.

  REAL PROPERTY IS ILLIQUID AND ITS VALUE MAY DECREASE. Real property investments are relatively illiquid. The ability of the Company to vary its portfolio in response to changes in economic and other conditions will be limited. No assurances can be given that the fair market value of any of the Commercial Properties or Commercial Mortgage Loans secured by Commercial Properties will not decrease in the future.

  VALUE OF REAL PROPERTY DEPENDENT ON CONDITIONS BEYOND COMPANY'S CONTROL. The Company expects to invest in real properties or mortgage loans secured by real properties, which are subject to varying degrees of risk generally incident to the ownership of real property. In the case of real properties (or related Commercial Mortgage Loans), the underlying value of such Commercial Properties (or related Commercial Mortgage Loans) and the Company's income and ability to make distributions to its stockholders are dependent upon the ability of WRSC or the management company to operate the Commercial Properties in a manner sufficient to maintain or increase revenues in excess of operating expenses and debt service or, in the case of real property leased to a single lessee, the ability of the lessee to make rent payments. The value of real properties or mortgage loans may be adversely affected by adverse changes in national or local economic conditions, competition from other properties offering the same or similar services, changes in interest rates and in the availability, cost and terms of mortgage funds, the impact of present or future environmental legislation and compliance with environmental laws, the ongoing need for capital improvements (particularly in older structures), changes in real estate tax rates and other operating expenses, adverse changes in governmental rules and fiscal policies, exchange rates, civil unrest, acts of God, including earthquakes, hurricanes and other natural disasters (which may result in uninsured losses), acts of war, adverse changes in zoning laws, and other factors which are beyond the control of the Company.

  THE COMPANY'S INSURANCE WILL NOT COVER ALL LOSSES. The Company intends and will require borrowers under Commercial Mortgage Loans and mortgage loans secured by residential properties ("Residential Mortgage Loans") to maintain comprehensive insurance on each of the Commercial Properties and residential properties ("Residential Properties"), including liability and fire and extended coverage, in amounts sufficient to permit the replacement of the properties in the event of a total loss, subject to applicable deductibles. The Company will endeavor to obtain, or cause to be obtained, coverage of the type and in the amount customarily obtained by owners of properties similar to the Commercial Properties and Residential Properties. There are certain types of losses, however, generally of a catastrophic nature, such as earthquakes, floods and hurricanes, that may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds received by the Company might not be adequate to restore its economic position with respect to the affected Commercial Property and Residential Properties.

  REAL PROPERTIES WITH ENVIRONMENTAL PROBLEMS WILL INCREASE COSTS AND MAY CREATE LIABILITY FOR THE COMPANY. Operating costs and the value of real property may be affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of future legislation. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Therefore, an environmental liability could have a material adverse effect on the underlying value of the real property, the Company's income and cash available for distribution to Stockholders. However, the Company is not aware of any necessary environmental remediation or other environmental liabilities with respect to the real properties being acquired as part of the Initial Investments.

  The Company may obtain Phase I environmental assessments on Commercial Properties prior to their acquisition. The purpose of Phase I environmental assessments is to identify existing and potential environmental contamination that is made apparent from historical reviews of the properties, reviews of certain public records, preliminary investigations of the sites and surrounding properties and screening for the presence of hazardous substances, toxic substances and underground storage tanks. However, the Company will exercise judgment on this issue and may choose not to obtain Phase I environmental assessments on certain Commercial Properties prior to its acquisition and to purchase loans without Phase I environmental assessments on the underlying property if it deems that to do so is prudent. Further, even if a Phase I environmental assessment is obtained, there is no assurance it will reveal all existing and potential environmental risks and liabilities, and there is no assurance that there will be no unknown or material environmental obligations or liabilities.

  COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT AND OTHER CHANGES IN GOVERNMENTAL RULES AND REGULATIONS MAY BE COSTLY. Under the Americans with Disabilities Act of 1990 (the "ADA"), all U.S. public properties are required to meet certain federal requirements related to access and use by disabled persons. Commercial Properties acquired by the Company in the U.S. may not be in compliance with the ADA. If a property is not, the Company will be required to make modifications to such property to bring it in compliance, or face the possibility of an imposition of fines or an award of damages to private litigants. In addition, changes in governmental rules and regulations or enforcement policies (including foreign governmental rules) affecting the use and operation of the Commercial Properties and Residential Properties, including changes to building codes and fire and life-safety codes, may occur. If the Company were required to make substantial modifications at the Commercial Properties to comply with the ADA or other changes in governmental rules and regulations, the Company's ability to make expected distributions to its stockholders could be adversely affected. If U.S. properties that secure U.S. mortgage loans are found not to be in compliance with the ADA, their value could be diminished and thus the Company's security impaired.

ECONOMIC AND BUSINESS RISKS

  INTEREST RATE CHANGES MAY ADVERSELY AFFECT THE COMPANY'S INVESTMENTS. The Company's operating results depend in part on the difference between the interest income earned on interest-earning assets and the interest expense incurred in connection with its interest-bearing liabilities. Changes in the general level of interest rates can affect the Company's income by affecting the spread between the Company's interest-earning assets and interest-bearing liabilities, as well as, among other things, the value of the Company's interest-earning assets and its ability to realize gains from the sale of assets and the average life of the Company's interest-earning assets.

  Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations, and other factors beyond the control of the Company. The Company may employ a hedging strategy to limit the effects of changes in interest rates on its operations, including engaging in interest rate swaps, caps, floors and interest rate futures. The use of these types of instruments to hedge a portfolio carries certain risks, including the risk that losses on a hedge position will reduce the funds available for distribution to shareholders and, indeed, that such losses may exceed the amount invested in such instruments. There is no perfect hedge for any investment, and a hedge may not perform its intended use of offsetting losses on an investment. Moreover, with respect to certain of the instruments used as hedges for the Company's portfolio, the Company is exposed to the risk that the counterparties with which the Company contracts may fail to perform, which may render the Company unable to enter into an offsetting transaction with respect to an open position. If the Company anticipates that the income from any such hedging transaction will not be qualifying income for REIT income test purposes, the Company may conduct part or all of its hedging activities through a to-be-formed corporate subsidiary that would be fully subject to federal corporate income taxation. However, the Company's ability to do so may be limited or prohibited. See "Federal Income Tax Consequences--Requirements for Qualification--Legislative Proposal." The profitability of the Company may be adversely affected during any period as a result of changing interest rates.

  The value of mortgage-backed securities is significantly affected by prepayment rates on the mortgage loans comprising the mortgage collateral for such securities. Prepayment rates on mortgage-backed securities are influenced by changes in current interest rates and a variety of economic, geographic and other factors, and cannot be predicted with certainty. In periods of declining mortgage interest rates, prepayments on Mortgage-Backed Securities generally increase. If general interest rates also decline, the amounts available for reinvestment by the Company during such periods are likely to be reinvested at lower interest rates than the Company was earning on the mortgage-backed securities that were prepaid. Mortgage-backed securities may decrease in value as a result of increases in interest rates and may benefit less than other fixed-income securities from declining interest rates because of the risk of prepayment. In general, changes in both prepayment rates and interest rates will change the total return on mortgage-backed securities, which in turn will affect the amount available for distribution to stockholders. Under certain interest rate or prepayment rate scenarios, the Company may fail to recoup fully its cost of acquisition of such investments.

  LEVERAGE CAN REDUCE INCOME AVAILABLE FOR DISTRIBUTION; NO LIMITATION ON THE AMOUNT OF LEVERAGE. After the initial "start-up" period, the Company intends to leverage its portfolio through borrowings, generally through the use of mortgage loans and repurchase agreements, the issuance of mortgage-backed securities, including CMOs, and resecuritizations of mortgage-backed securities, and other borrowing arrangements. The percentage of leverage used will vary depending on the Company's and prospective lenders' estimate of the stability of the portfolio's cash flow. To the extent that changes in market conditions cause the cost of such financing to increase relative to the income that can be derived from the assets acquired, the Company may reduce the amount of leverage it utilizes.

  Leverage creates an opportunity for increased net income, but at the same time creates risks. For example, leverage can reduce the net income available for distributions to stockholders. The Company will leverage assets only when there is an expectation that it will enhance returns, although there can be no assurance that the Company's use of leverage will prove to be beneficial. The amount which the Company can leverage its assets is not expressly limited and will be determined by the Manager and, ultimately WREIT's Board of Directors. Moreover, there can be no assurance that the Company will be able to meet its debt service obligations and, to the extent that it cannot, the Company risks the loss of some or all of its assets. See "--Conflicts of Interest in the Business of the Company."

  POTENTIAL INTEREST RATE MISMATCH BETWEEN ASSET YIELDS AND BORROWING
RATES. The Company's borrowings may be at interest rates based on indexes and repricing terms similar to, but of somewhat shorter maturities than, the interest rate indexes and repricing terms of various of the Company's variable rate assets. While the historical spread between relevant short-term interest rate indexes has been relatively stable, there have been periods, such as the 1979 through 1982 high interest environment, when the spread between those indexes was volatile. Further, certain of the Company's assets will bear fixed rates of interest and have long-term maturities. There can be no assurance that such fixed rate of interest will exceed the variable rate of interest on related borrowings. Interest rate mismatches could impact the Company's net income in a material and adverse way, thus negatively impacting the Company's financial condition, dividend yield and the market price of the Common Stock.

  THE COMPANY MAY NOT BE ABLE TO BORROW MONEY ON FAVORABLE TERMS. The ability of the Company to achieve its investment objectives through leverage will depend on the Company's ability to borrow money on favorable terms. The Company has entered into limited borrowing arrangements at the present time, and there can be no assurance that the Company will be able to enter into further arrangements enabling it to borrow money on favorable terms. See "Operating Policies and Objectives--Leverage and Borrowing."

  ADVERSE CHANGES IN GENERAL ECONOMIC CONDITIONS CAN ADVERSELY AFFECT COMPANY'S BUSINESS. The Company's success is dependent upon the general economic conditions in the geographic areas in which a substantial number of its investments are located. Adverse changes in economic conditions in the countries in which the Company conducts substantial business, or in the economic conditions of the regions in which the Company conducts substantial business likely would have an adverse effect on real estate values, interest rates and, accordingly, the Company's business.

  Approximately 91% of the aggregate principal balance outstanding of the real property securing the Initial Distressed U.S. Commercial Loans is located in the states of California, Connecticut, New Jersey and New York. California recently began to recover from an economic recession that has affected that state since the early 1990s. The Company's performance and its ability to make distributions to its stockholders likely would be affected significantly by future economic conditions in California, Connecticut, New Jersey and New York. See "--Value of Real Property Dependent on Conditions Beyond Company's Control."

LEGAL AND TAX RISKS

  ADVERSE CONSEQUENCES OF FAILURE TO COMPLY WITH REIT REQUIREMENTS MAY INCLUDE WREIT BEING SUBJECT TO TAXATION AS A REGULAR CORPORATION OR 100% TAX ON CERTAIN GAINS.

  Effect of Failure to Qualify as a REIT. WREIT intends to operate in a manner so as to qualify as a REIT for federal income tax purposes. Although WREIT does not intend to request a ruling from the Internal Revenue Service (the "Service") as to its REIT status, WREIT has received an opinion of its legal counsel that, based on certain assumptions and representations, it so qualifies. Investors should be aware, however, that opinions of counsel are not binding on the Service or any court. The REIT qualification opinion only represents the view of counsel to WREIT based on counsel's review and analysis of existing law, and is conditioned upon certain representations made by WREIT as to factual matters, including representations regarding the nature of WREIT properties and the future conduct of its business. Furthermore, both the validity of the opinion and the continued qualification of WREIT as a REIT will depend on WREIT's satisfaction of certain asset, income, organizational, distribution and stockholder ownership requirements on a continuing basis. If WREIT were to fail to qualify as a REIT in any taxable year, WREIT would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, and distributions to stockholders would not be deductible by WREIT in computing its taxable income. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to stockholders, which in turn could have an adverse impact on the value of, and trading prices for, the Common Stock. Unless entitled to relief under certain Code provisions, WREIT also would be disqualified from taxation as a REIT for the four taxable years following the year during which WREIT ceased to qualify as a REIT. See "Federal Income Tax Consequences--Taxation of the Company."

  When purchasing Mortgage-Backed Securities and IOs, WREIT may rely on opinions of counsel for the issuer or sponsor of such securities given in connection with the offering of such securities, or statements made in related offering documents, for purposes of determining whether and to what extent those securities constitute "real estate assets" for purposes of the REIT asset tests and produce income which qualifies under the REIT gross income tests. The inaccuracy of any such opinions or statements may have an adverse impact on WREIT's qualification as a REIT. See "Federal Income Tax Consequences--Requirements for Qualification."

  Potential Adverse Effect of Distribution Requirement on Company's Cash
Flow. WREIT must distribute annually at least 95% of its taxable income (excluding certain non-cash income and any net capital gain) in order to avoid corporate income taxation of the earnings that it distributes. In addition, WREIT will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income for that year, (ii) 95% of its capital gain net income for that year, and (iii) 100% of its undistributed taxable income from prior years. Furthermore, to the extent that WREIT recognizes any "built-in gain" on the disposition of an asset, WREIT will be subject to tax at the highest regular corporate rate applicable on such gain, assuming that WREIT makes the election pursuant to Notice 88-19. See "Federal Income Tax Consequences--Taxation of the Company."

  WREIT intends to make distributions to its stockholders to comply with the 95% distribution requirement and to avoid the nondeductible excise tax. However, differences in timing between the recognition of taxable income and the actual receipt of cash could cause the required distribution to exceed the Company's cash flow. For instance, the Operating Partnership's planned investment in various types of subordinated Mortgage-Backed Securities could result in the recognition of taxable income by the Company in excess of the Company's cash receipts. The payment of interest on certain types of subordinated Mortgage-Backed Securities may be deferred (or placed into a reserve account) until after the payment of all or a substantial portion of the interest or principal (or both) on senior debt obligations, or until the overcollateralization or reserve balance reaches a specified level, even though interest income would continue to accrue. REMIC Residual Interests and retained interests in non-REMIC securitization transactions also may generate taxable income in excess of cash flow. Thus, as a result of the Operating Partnership's ownership of such Mortgage-Backed Securities, the Company would recognize interest income but would receive no cash. Although the Company may benefit from tax deductions (such as interest and depreciation) from the Operating Partnership's investments and borrowings, such tax deductions may not be sufficient to offset completely the non-cash income recognized by the Company from investments in subordinated Mortgage-Backed Securities.

  In addition, the Operating Partnership may acquire Mortgage Loans, Mortgage-Backed Securities and other debt obligations that are deemed to have market discount for federal income tax purposes, which generally is equal to the excess of an obligation's redemption price over the holder's basis in the obligation at the time of acquisition. All or a portion of the gain recognized from the disposition of, or principal payments on, an obligation which has market discount would be treated as ordinary income and not capital gain, so that WREIT would be required to make a distribution to its shareholders in order to satisfy the requirement that a REIT distribute 95% of its taxable income (excluding certain non-cash items and net capital gain) to its shareholders each taxable year. Likewise, if a Mortgage Loan, Mortgage-Backed Security or other debt obligation with market discount is held by a REMIC in which the Operating Partnership acquires a REMIC Residual Interest, a portion of the market discount would be recognized as income each year by the REMIC and, hence, the Company. As a result, the market discount on obligations held by a REMIC in which the Operating Partnership holds a REMIC Residual Interest could increase the WREIT's annual distribution requirement.

  If the distributions required by WREIT exceed WREIT's cash receipts, whether due to these non-cash income items or otherwise, WREIT may be required (i) to borrow funds, issue additional equity or sell assets in adverse market conditions, (ii) to distribute amounts that represent a return of capital, or
(iii) to distribute amounts that would otherwise be spent on future acquisitions, unanticipated capital expenditures, or repayment of debt. See "Federal Income Tax Consequences--Income Tests" and "--Asset Tests."

  Potential Restrictions on the Company's Business and Potential Entity-Level Taxes Relating to Primary Investments. Ownership by the Operating Partnership of the Primary Investments involves special considerations in applying the various REIT qualification tests. For instance, in order to maintain WREIT's REIT qualification and avoid a 100% tax on gains from the sale of certain properties, the Operating Partnership may be prohibited from disposing of properties, including properties acquired through foreclosure or deed in lieu of foreclosure, when a disposition otherwise would be in the best interests of the Company. As an alternative, the Operating Partnership may be required to transfer such property to a taxable corporation owned in part by the Operating Partnership, in which case there would be a corporate level income tax on any gain recognized upon the sale. However, the Operating Partnership's ability to use a taxable corporation in this manner may be limited or prohibited. See "Federal Income Tax Consequences--Requirements for Qualification--Legislative Proposal." If (i) the Operating Partnership disposes of property previously acquired through foreclosure, (ii) such property was deemed to be inventory or otherwise primarily held for sale to customers in the ordinary course of the Operating Partnership's business, and (iii) WREIT either does not properly make an election to treat the property as "foreclosure property" (or it makes the election but the property is later deemed ineligible for such an election) subsequent to the end of the third taxable year following the taxable year in which the Operating Partnership acquired the property, WREIT could be liable for a 100% tax on the gain from such sale. If WREIT is entitled to and does make the "foreclosure property" election with respect to such property, and the property is foreclosure property at the time of the sale, gain on the sale of such property generally will be subject to tax at the maximum corporate tax rate. WREIT could be prohibited from making the foreclosure property election for any property acquired through foreclosure on a loan if the loan was acquired with an intent to evict or foreclose or where there was knowledge at the time the loan was acquired that the loan was in default or that default was imminent. See "Federal Income Tax Consequences--Requirements for Qualification--Income Tests."

  The Operating Partnership also will be prohibited from providing certain services to tenants of properties that it may acquire through foreclosure or deed in lieu of foreclosure, which may deter it from pursuing remedies that otherwise would be available upon a loan default. In addition, a portion of the interest that the Operating Partnership receives from distressed mortgage loans may not be includible in determining whether the Company satisfies the 75% gross income requirement, and as a result the Operating Partnership may be required to forego making certain investments that it otherwise would deem advisable. The REIT requirements also restrict the

Company's ability to acquire certain direct or indirect interests in corporations or other entities, possibly preventing the acquisition of International Investments that otherwise would be in the best interests of the Company.

  The Company also expects to acquire certain Mortgage-Backed Securities and other debt obligations that are deemed to have original issue discount ("OID") for federal income tax purposes, which generally is equal to the difference between an obligation's issue price and its redemption price. The Company will be required to recognize as income each year the portion of the OID that accrues during that year, even though there may be no corresponding cash receipts to the Company. While OID and certain other items of non-cash income, to the extent they exceed 5% of the WREIT's taxable income (determined without regard to the dividends paid deduction and net capital gain) are excluded from the 95% distribution requirement, the inclusion of such amounts in WREIT's taxable income could result in a tax liability of WREIT without a corresponding receipt of cash.

  OWNERSHIP LIMITATION MAY RESTRICT BUSINESS COMBINATION OPPORTUNITIES. In order for the Company to maintain its qualification as a REIT, not more than 50% in value of its outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities). For the purpose of preserving the Company's REIT qualification, the Charter generally prohibits direct or indirect ownership of more than 9.8% (or, with respect to WFSG, 20%) of the number of outstanding shares of Common Stock or any series of Preferred Stock (the "Ownership Limitation"). The Ownership Limitation could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares of Common Stock over the then prevailing market price or which such holders might believe to be otherwise in their best interests. See "Description of Capital Stock--Restrictions on Transfer" and "Federal Income Tax Consequences-- Requirements for Qualification."

  PREFERRED STOCK MAY PREVENT CHANGE IN CONTROL. The Charter authorizes the Board of Directors to issue up to 25,000,000 shares of preferred stock and to establish the preferences and rights of any shares of preferred stock issued. Although the Company has no current intention to issue any series of preferred stock in the foreseeable future, the issuance of any series of preferred stock could have the effect of delaying or preventing a change in control of the Company even if a majority of the Company's Common Stockholders believed such change of control was in their best interest. See "Description of Capital Stock--Preferred Stock."

  MARYLAND ANTI-TAKEOVER STATUTES MAY RESTRICT BUSINESS COMBINATION OPPORTUNITIES. As a Maryland corporation, WREIT is subject to various provisions of Maryland law, imposing certain restrictions and requiring certain procedures with respect to certain stock purchases and business combinations. See "Certain Provisions of Maryland Law and of WREIT's Charter and Bylaws--Business Combinations."

  BOARD OF DIRECTORS MAY CHANGE CERTAIN POLICIES AND MANAGEMENT FEES WITHOUT STOCKHOLDER CONSENT. The major policies of the Company, including its investment policy and other policies with respect to acquisitions, financing, growth, operations, debt and distributions, are determined by its Board of Directors. The Board of Directors may amend or revise these and other policies, or approve transactions that deviate from these policies, from time to time without a vote of the stockholders. The effect of any such changes may be positive or negative. The Company cannot change its policy of seeking to maintain its qualification as a REIT without the approval of the holders of two-thirds of the outstanding shares of Common Stock. The Board of Directors may amend the management fees payable to WRSC under the Management Agreement after its initial two-year term without the vote of its stockholders. See "Operating Policies and Objectives--General" and "Certain Provisions of Maryland Law and WREIT's Charter and Bylaws."

  LOSS OF INVESTMENT COMPANY ACT EXEMPTION WOULD ADVERSELY AFFECT THE
COMPANY. The Company believes that it will not be, and intends to conduct its operations so as not to become, regulated as an investment company under the Investment Company Act. The Investment Company Act exempts entities that, directly or through majority-owned subsidiaries, are "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate" ("Qualifying Interests"). Under current interpretations by the Staff of the Securities and Exchange Commission (the "Commission"), in order to qualify for this exemption, the Company, among other things, must maintain at least 55% of its assets in Qualifying Interests and also may be required to maintain an additional 25% in Qualifying Interests or other real estate-related assets. The assets that the Company may acquire therefore may be limited by the provisions of the Investment Company Act. In connection with its acquisition of Mortgage-Backed Securities the Company intends, where available, to obtain foreclosure rights, by obtaining the Special Servicing, with respect to the underlying mortgage loans, although there can be no assurance that it will be able to do so on acceptable terms. As a result of obtaining such rights, the Company believes that the related Mortgage-Backed Securities will constitute Qualifying Interests for the purpose of the Investment Company Act. The Company does not intend, however, to seek an exemptive order, no-action letter or other form of interpretive guidance from the Commission or its Staff on this position. If the Commission or its staff were to take a different position with respect to whether such Mortgage-Backed Securities constitute Qualified Interests, the Company could, among other things, be required either (a) to change the manner in which it conducts its operations to avoid being required to register as an investment company or (b) to register as an investment company, either of which could have an adverse effect on the Company and the market price for the Common Stock.

  ONE ACTION RULES MAY LIMIT THE COMPANY'S RIGHTS FOLLOWING DEFAULT. Several states have laws that prohibit more than one action to enforce a mortgage obligation, and some courts have construed the term action broadly. In such jurisdictions, if the judicial action is not conducted according to law, the Company may have no other recourse in enforcing a mortgage obligation. See "Certain Legal Aspects of Mortgage Loans and Real Property Investments-- Foreclosure."

  PLANS SHOULD CONSIDER ERISA RISKS OF INVESTING IN COMMON STOCK. The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and section 4975 of the Code prohibit certain transactions that involve (i) certain pension, profit-sharing, employee benefit, or retirement plans or individual retirement accounts (each a "Plan") and (ii) the assets of a Plan. A "party in interest" or "disqualified person" with respect to a Plan will be subject to (x) an initial 15% excise tax on the amount involved in any prohibited transaction involving the assets of the Plan and (y) an excise tax equal to 100% of the amount involved if any prohibited transaction is not corrected. Consequently, the fiduciary of a Plan contemplating an investment in the Common Stock should consider whether the Company, any other person associated with the issuance of the Common Stock, or any affiliate of the foregoing is or might become a "party in interest" or "disqualified person" with respect to the Plan. In such a case, the acquisition or holding of Common Stock by or on behalf of the Plan could be considered to give rise to a prohibited transaction under ERISA and the Code. See "ERISA Considerations--Employee Benefit Plans, Tax Qualified Retirement Plans, and IRAs."

  THE COMPANY'S RESPONSIBILITY TO INDEMNIFY THE MANAGER AND OFFICERS AND DIRECTORS OF THE COMPANY MAY RESULT IN LIABILITY FOR THE ACTIONS OF THE MANAGER AND OFFICERS AND DIRECTORS OF THE COMPANY. Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law. See "The Company--Directors and Executive Officers."

  The Company will indemnify the Manager and its officers and directors from any action or claim brought or asserted by any party by reason of any allegation that the Manager or one or more of its officers or directors is otherwise accountable or liable for the debts or obligations of the Company. In addition, the Manager and its officers and directors will not be liable to the Company, and the Company will indemnify the Manager and its officers and directors against third party claims for acts performed pursuant to the Management Agreement, except for acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the Management Agreement. See "Management of Operations--The Management Agreement--Limits of Responsibility." In addition, the Company will indemnify, hold harmless and pay reasonable expenses in advance of final disposition to former directors and officers and certain other parties to the fullest extent permitted by Maryland law. See "The Company."

  CHANGES IN THE REGULATIONS OF THE MANAGER'S AFFILIATES MAY AFFECT ADVERSELY THE MANAGER'S ABILITY TO CARRY OUT MANAGEMENT FUNCTIONS. WRSC is a wholly-owned subsidiary of WFSG. A subsidiary of WFSG is a savings bank which is subject to extensive government supervision and regulation (including certain cease-and-desist orders), intended primarily for the protection of depositors. Any changes to such government regulation and supervision such as additional capital requirements or changes requiring WFSG to devote more time and personnel to the operation of the savings bank may increase the costs to such subsidiaries and have an adverse effect on WFSG, which in turn may affect WRSC's ability to act as Manager. In addition, each of WFSG, WCC and their respective subsidiaries are subject to changes in federal and state laws, including changes in tax laws that could materially affect the real estate industry, as well as changes in regulations, governmental policies and accounting principles. Such changes may increase WFSG's, WCC's and their respective subsidiaries costs of doing business and assist their competitors. Any such added burdens may adversely affect WRSC's ability to carry out its management functions or WCC to provide mortgage loan servicing and Special Servicing for the Company or may have an effect on the ability of WRSC and its affiliates to enter into other arrangements with the Company.

OTHER RISKS

  UNCERTAINTY AS TO THE COMPANY'S ABILITY TO SUCCESSFULLY IMPLEMENT ITS OPERATING POLICIES AND STRATEGIES RESULTING FROM ITS LACK OF OPERATING HISTORY. The Company has no operating history, and its operating policies and strategies are untried. The Company will be dependent upon the experience and expertise of the Management of WRSC in administering its day-to-day operations. Certain officers, directors and employees of the Management of and WRSC and its affiliates have experience in managing real estate assets and Mortgage-Backed Securities, including Mortgage-Backed Securities. However, such officers, directors and employees have never managed a REIT. There can be no assurance that WRSC will be able to implement successfully the strategies that the Company intends to pursue.

  THE COMPANY'S SUCCESS MAY DEPEND ON THE SERVICES OF THE MANAGER. The Company will be managed by WRSC, subject to the supervision of the Board of Directors. Thus, the Company will depend on the services of WRSC and its officers and employees for the success of the Company. The Company will have no employees while the Management Agreement with WRSC is in effect. Moreover, WRSC's personnel are employees of WFSG, and, accordingly, the Company's success depends in part on the continuing ability of WFSG to hire and retain knowledgeable personnel. WFSG has undergone rapid and significant growth that has imposed a significant strain on its management resources and there can be no assurance that the Company will be able to attract and retain the necessary personnel to manage its operations effectively, in which event its business, operating results and financial condition could be materially and adversely affected. The Company is also subject to the risk that WRSC will terminate the Management Agreement and that no suitable replacement can be found to manage the Company.

  EXPERIENCE OF THE MANAGER IN MANAGING A REIT. The Company is dependent for the selection, structuring and monitoring of its assets and associated borrowings on the diligence and skill of its officers and directors as well as the Manager and WFSG, all of whom have no experience in managing a REIT. See "Management of Operations" and "The Company" for further descriptions of the business experience of key management personnel.

  THE FAILURE TO DEVELOP A MARKET FOR COMMON STOCK MAY RESULT IN A DECREASE IN ITS MARKET PRICE. Prior to this offering, there has not been a public market for the shares of Common Stock offered hereby. The initial public offering price will be determined by the Company and representatives of the Underwriters. There can be no assurance that the price at which the shares of Common Stock will sell in the public market after the offering will not be lower than the price at which they are sold by the Underwriter. The Common Stock has been approved for quotation on the Nasdaq National Market. Quotation on the Nasdaq National Market does not ensure, however, that an active market will develop for the Company's Common Stock.

  POSSIBLE CHANGES IN PRICE OF COMMON STOCK MAY RESULT DUE TO CHANGES IN YIELDS. The Company's earnings will be derived primarily from the expected positive spread between the yield on the Company's real estate assets and the costs to the Company of its borrowings. This expected positive spread will not necessarily be larger in high interest rate environments than in low interest rate environments. In periods of high interest rates, however, the net income of the Company, and therefore the dividend yield on the Common Stock, may be less attractive compared to alternative investments of equal or lower risk, which could impact adversely the price of the Common Stock.

  FUTURE OFFERINGS OF CAPITAL STOCK MAY RESULT IN DILUTION OF THE BOOK VALUE OR EARNINGS PER SHARE OF THE OUTSTANDING COMMON STOCK. The Company may increase its capital resources in the future by making additional offerings of its Common Stock, securities convertible into its Common Stock or preferred stock. The actual or perceived effect of such offerings may be the dilution of the book value or earnings per share of the Common Stock outstanding, which may result in the reduction of the market price of the Common Stock.

  POSSIBLE ADVERSE EFFECTS ON SHARE PRICE MAY RESULT ARISING FROM SHARES ELIGIBLE FOR FUTURE SALE. No prediction can be made as to the effect, if any, of future sales of Common Stock, or the availability of shares for future sales, on the market price of the Common Stock. Sales of substantial amounts of Common Stock (including Common Stock issued upon the exercise of options or the redemption of Units), or the perception that such sales could occur, may adversely affect prevailing market prices for the Common Stock.

  Small Cap will purchase approximately 1,875 Units at the Closing. After Units have been held for at least one year, holders thereof may cause the Operating Partnership to redeem such Units for cash, or at the option of the Company, as the general partner of the Operating Partnership, shares of Common Stock on a one-for-one basis.

  At the Closing, WFSG and its affiliates will sell all of the Initial Investments for $144.5 million of the net proceeds of the Offering and will purchase 990,000 shares of Common Stock at the initial offering price net of any underwriting discounts or commissions. WRSC will receive an option to purchase 985,000 shares (1,135,000 shares if the Underwriters exercise their over-allotment option in full).

  Pursuant to the Underwriting Agreement, WFSG has agreed not to offer, sell, contract to sell, or otherwise dispose of any shares without the prior written consent of the Underwriters for a period of two years from the date of the Prospectus so long as WRSC continues to serve as the Manager. The Company and Messrs. Wiederhorn and Mendelsohn have agreed not to offer, sell, contract to sell, or otherwise dispose of any Common Stock 180 days from the date of the Prospectus (other than pursuant to the Option Plan), without the prior written consent of the Underwriters, subject to certain limited exceptions. The Underwriters, at any time and without notice, may release all or any portion of the Common Stock subject to the foregoing lock-up agreements. Following the expiration of the foregoing restrictions, any Common Stock issued to a limited partner in the Operating Partnership upon redemption of its Units may be sold in the public market pursuant to registration statements which the Company will be obligated to file pursuant to the exercise of registration rights that have been granted by the Company or available exemptions from registration. See "Common Stock Available for Future Sale" and "Underwriting."

  MARKET INTEREST RATES COULD ADVERSELY IMPACT THE MARKET PRICE OF THE COMMON SHARES. One of the factors that will influence the market prices of the Common Stock will be the annual yield on the price paid for Common Stock from distributions by the Company. An increase in market interest rates may lead prospective purchasers of the Common Stock to demand a higher annual yield from future distributions. Such an increase in the required yield from distributions may adversely affect the market price of the Common Shares. In addition, the market value of the Common Stock could be affected substantially by other general market conditions. Numerous other factors, such as government regulatory action and modification of tax laws, could have a significant effect on the future market price of the Common Stock.

                       OPERATING POLICIES AND OBJECTIVES

  GENERAL. The Company intends to invest in (i) U.S. Commercial Investments;
(ii) Mortgage-Backed Securities; and (iii) International Investments. There can be no assurances that the Company will be able to acquire such assets, that the terms or results of such acquisitions will be beneficial to the Company, or that the Company will achieve its objectives. See "Risk Factors."

  Although the Company expects that its primary emphasis will be on the acquisition of assets described above, future acquisitions may include Other Real Estate Related Assets. Subject to the REIT qualification rules, the Company also may invest in assets, including foreign entities, which are necessary in order to acquire International Investments or to facilitate the Company's acquisition of its Primary Investments or Other Real Estate Related Assets. The Company, through WRSC and WFSG, will rely solely on the advice and counsel of third parties (i.e., accounting and law firms) for compliance of ongoing operations and future acquisition of assets with applicable REIT laws and regulations until such time as employees are hired to complete such tasks on behalf of the Company. Nonetheless, the hiring of these independent third parties does not relieve the officers and directors of the Company of their fiduciary duties to the Company.

  At Closing, the Company will acquire approximately $150.1 million of Initial Investments. The Initial Investments consist of approximately $46.6 million of U.S. Commercial Investments, $98.1 million of Mortgage-Backed Securities (including approximately $29.6 million of Retained Securities) and $5.4 million for International Investments. The Company intends to hold, whenever possible, the Initial Investments and any future investments for a period of time sufficient to avoid owning property characterized as property held "primarily for sale to customers in the ordinary course of business," gain from which would be treated as income from a prohibited transaction that is subject to a 100% penalty under the Code. See "Risk Factors--Adverse Consequences of Failure to Maintain REIT Status May Include WREIT Being Subject to Taxation as a Regular Corporation."

  The Guidelines establish certain parameters for the operations of the Company, including quantitative and qualitative limitations. Such parameters include geographic concentration of assets, portfolio composition of the Company's assets and compliance with tax and legal requirements for REIT qualification. The Guidelines are to assist and instruct WRSC and to establish restrictions applicable to transactions with affiliates of WFSG or with unrelated third parties. A majority of the Independent Directors will be asked to approve in advance any purchase of assets from WFSG or its affiliates or any other significant transaction not contemplated under the Management Agreement or the Servicing Agreements, relying, however, primarily on information provided by WRSC. The Independent Directors will review the Company's transactions with unrelated third parties on a quarterly basis to measure compliance with the Guidelines.

  The Company has no predetermined limitations or targets for concentration of property type or geographic location. Instead, the Company plans to make acquisition decisions through asset and collateral analysis, evaluating investments on a case-by-case basis. To the extent that the Company's assets become concentrated in a few regions or countries, the return on an investment in the Common Stock will become more dependent on the economy of such regions or countries.

  In making investments in Primary Investments and Other Real Estate Related Assets, the Company, through WRSC, will evaluate each potential investment to determine if such investment meets the Company's requirements with respect to anticipated rate of return based on the amount of risk associated with such investment. For each type of Primary Investment or Other Real Estate Related Asset, the Company, through WRSC, will conduct a due diligence review of such investment to assist in determining the anticipated return on such investment, potential risks associated therewith and the appropriate purchase price. For a more detailed description of the type of due diligence review conducted with respect to each type of investment, see "--U.S. Commercial Investments," "-- Mortgage-Backed Securities" and "--International Investments" below.

  To create yields commensurate with its investment objectives, the Company intends to use mortgage loans and repurchase agreements, issue mortgage-backed securities or make other borrowing arrangements, in each case pledging its assets as collateral security for its repayment obligations. The Company intends to use the proceeds from securitizations and borrowings to invest in additional real estate assets and, in turn, to borrow against those newly acquired assets. The Company's strategy is to repeat this process to the extent opportunities to use leverage are available and WRSC determines and advises (and the Independent Directors agree) that using leverage is prudent and consistent with maintaining an acceptable level of risk until the Company has significantly leveraged its portfolio of assets. There can be no assurances that the Company will be able to acquire appropriate assets other than the Initial Investments, that the terms or results of the Company's acquisitions will be beneficial to it, or that the Company will achieve its objectives. See "Risk Factors."

  The Company may change its policies in connection with any of the foregoing without the approval of the stockholders, including but not limited to, the extent to which the Company may leverage its investments.

  THE EXPERIENCE OF WFSG AND AFFILIATES. WFSG is primarily engaged in the acquisition, servicing and resolution of pools of performing, sub-performing and non-performing residential and commercial mortgage loans, as well as foreclosed real estate in the United States and foreign countries, currently France and England. WFSG also acquires mortgage-backed securities, originates residential mortgage and manufactured housing loans through correspondents, and services loans for third parties. At September 30, 1997, WFSG and its subsidiaries had total assets of approximately $1.4 billion, of which approximately $791.0 million consisted of loans and $146.5 million consisted of foreclosed real estate and $256.3 million consisted of mortgage-backed securities.

  With respect to the Company's U.S. Commercial Investments, the Company currently expects to invest primarily in loans and real properties with a principal balance at origination and/or appraised value of $5 million or less because management believes that the market for these loans and properties is less competitive and potentially more profitable than the market for larger balance commercial loans and properties. The Company generally will evaluate and purchase smaller pools of loans (those with an aggregate unpaid principal balance of less than $20 million). It has been WFSG's experience that some investors are unwilling to incur the time and cost associated with reviewing smaller balance properties and loan pools for the smaller returns on a total dollar basis (though not in percentage terms) associated therewith, and therefore there may be less competitive demand for smaller balance properties and loan pools.

  Investing in real estate located in foreign countries creates risks associated with the uncertainty of foreign laws and markets and risks related to currency conversion, especially in certain geographic areas. See "Risk Factors--Investment Activity Risks--International Investments Are Subject to Currency Conversion Risks and Differences in Foreign Laws and Markets." The Company may be subject to foreign income tax with respect to its investments in foreign real estate. However, any foreign tax credit that otherwise would be available to the Company for U.S. federal income tax purposes will not flow through to the Company's stockholders.

  U.S. COMMERCIAL INVESTMENTS. The Company also expects to invest in U.S. Commercial Properties and Distressed U.S. Commercial Loans.

  U.S. Commercial Properties. The Company intends to invest in Commercial Properties located in the United States, including Commercial Properties acquired by a mortgage lender at foreclosure, or by receipt of a deed in lieu of foreclosure, and other distressed commercial and multi-family real properties.

  The Company expects to acquire U.S. Commercial Properties solely for its own portfolio. From time to time, however, the Company and a co-investor (which may be WFSG or an affiliate thereof) may submit a joint bid to acquire a pool of U.S. Commercial Properties in order to enhance the prospects of submitting a successful bid. If successful, the Company and the co-investor generally would split up the acquired assets in an agreed-upon manner, although in certain instances the Company and the co-investor may continue to have a joint interest in the acquired assets.

  The Company's policy will be to conduct an investigation and evaluation of the properties in a portfolio of U.S. Commercial Properties before purchasing such a portfolio. Prior to purchasing assets, WRSC will generally identify and contact real estate brokers and/or appraisers in the market area of the subject properties to obtain rent and sale comparables and broker price opinions ("BPOs") for each material asset in a portfolio. This information is used to supplement due diligence that is performed by WRSC's employees.

  WRSC's due diligence, on behalf of the Company, will generally include the review of market studies for each market within a portfolio. The studies typically will include area economic data, employment trends, absorption rates and market rental rates. WRSC will supplement this information with data from WFSG's proprietary mortgage loan database, which contains, among other things, listings of property values and loan loss experience in local markets for similar assets. Due diligence will also include site inspections by WRSC's employees or agents of most properties in a portfolio and a review of available asset files and documentation. To the extent possible those will include examinations of available legal documents, litigation files, correspondence, title reports, operating statements, appraisals and engineering and environmental reports. The information compiled is then analyzed to determine a valuation for each property.

  The property valuation process utilizes a variety of tools which may include various proprietary financial models that have been developed by WFSG and will be available to the Company through the Management Agreement. Sources of information examined to determine value may include: (a) current and historical operating statements; (b) existing appraisals; (c) BPOs; (d) rent and sales comparables; (e) industry statistics and reports regarding operating expenses such as those compiled by the Institute of Real Estate Management;
(f) leases; (g) information from WFSG's proprietary mortgage loan database; and (h) deferred maintenance observed during site inspections or described in structural reports, and correspondence found in the loan files.

  WRSC develops projections of net operating income and cash flows taking into account lease rollovers, tenant improvement costs and leasing commissions. WRSC will compare its estimates of revenue and expenses to historical operating statements and estimates provided in BPOs, appraisals and general industry and regional statistics. Market capitalization rates and discount rates are then applied to the cash flow projections to estimate values. These values are then compared to available appraisals, BPOs and market sale comparables to determine recommended bid prices for each asset. The bids take into account projected holding periods, capital costs and projected profit expectations. Recommended bid prices are then reviewed with senior management and a decision whether to bid is made. The amount offered by the Company generally will be the price that WRSC estimates is sufficient to generate an acceptable risk-adjusted return on the Company's investment.

  After the Company acquires U.S. Commercial Properties, including Foreclosed Properties, the Company's goal will be to improve management of the property so as to increase the cash flow from the property. The Company will value its holdings of Foreclosed Property at the lower of cost or fair value less estimated costs of sale. The Company will periodically re-evaluate Foreclosed Property to determine that it is being carried at the lower of cost or fair value less estimated costs of sale. If cash flows can be increased and the property stabilized, the Company may begin to seek an opportunity to sell the property, subject to the REIT qualification rules. Although the period during which the Company will hold U.S. Commercial Properties will vary considerably from asset to asset, the Company believes that most such properties will be held in its portfolio more than four years and generally fewer than ten years.

  If the Company is offered the opportunity to purchase U.S. Commercial Properties that are likely to be held for fewer than four years, the Company intends to establish a corporation to make the purchase in which the Operating Partnership will hold a 95% non-voting ownership interest. Such a corporation will not be eligible for taxation as a qualified REIT subsidiary, and any profits that it earns on its activities will be subject to federal corporate income tax before they are distributable to the Company. The ability to use a taxable corporation in this manner may be limited or prohibited. See "Federal Income Tax Consequences--Requirements for Qualification--Legislative Proposal." If a U.S. Commercial Property is purchased with the intent to hold it for more than four years, but an opportunity arises to sell the property sooner, the Company will consider certain strategies, such as a like-kind exchange, to reduce any negative tax consequences relating to the sale.

  Although the Company believes that a permanent market for the acquisition of U.S. Commercial Properties has emerged in recent years within the private sector, there can be no assurance that the Company will be able to acquire the desired amount and type of U.S. Commercial Properties in future periods or that there will not be significant inter-period variations in the amount of such acquisitions. See "Risk Factors--Investment Activity Risks-- Limited Available Investments May Inhibit Company's Objectives." Moreover, there can be no assurance that the Company will be effective in making any asset acquired more valuable than the price paid to acquire it. See "Risk Factors--Investment Activity Risks."

  Distressed U.S. Commercial Loans. The Company plans to purchase Distressed U.S. Commercial Loans. Since the late 1980s, a significant market for the purchase of pools of mortgage loans has developed in the United States. Today's market is comprised primarily of pools of loans sold by banks, savings institutions, finance companies, leasing companies, mortgage companies and insurance companies. Management believes that private financial institutions, in order to reduce their servicing costs and more effectively employ their capital, are increasingly outsourcing the resolution of loans, particularly those that are sub-performing and non-performing, to specialized companies with the experience and infrastructure to most efficiently manage those loans.

  The Company expects to acquire Distressed U.S. Commercial Loans from a wide variety of sources. The Company will obtain information on available pools of loans from several sources, including referrals from sellers with whom WFSG and its affiliates have transacted business in the past. Pools of loans generally are acquired in auctions through competitive bids or in negotiated transactions. Generally, the Company will evaluate and purchase smaller pools of loans (those with an aggregate unpaid principal balance of less than $20.0 million) in negotiated transactions and auctions for which the Company believes there is currently less competitive demand. In addition, the Company generally targets Distressed Commercial Loans. Generally, these Commercial Loans had original principal balances of less than $5 million. Management believes that there is less competition for, and higher margins on, smaller balance Distressed Commercial Loans.

  Prior to making an offer to purchase a pool of loans, WRSC, on behalf of the Company, will conduct an investigation and evaluation of the individual loans comprising the pool of loans and/or the separate parcels of real estate in the pool. This examination typically consists of an analysis of the information provided by the seller (generally, the credit and collateral files for the loans), other relevant material that may be available (including tax records) and the underlying collateral. WRSC will compare this data with WFSG's proprietary mortgage loan database, which contains among other things, listings of property values and loan loss experience in local markets for similar assets, obtain value opinions from third parties and, in some cases, conduct site inspections. In addition, for all loans, WRSC will generally obtain a BPO on each parcel of real property. WRSC will also review information on the local economy and real estate markets including the amount of time generally required to complete foreclosure on real property in the jurisdiction in which the property is located. In connection with its review of a pool of loans being considered for acquisition, WRSC will review each loan or property in such pool of loans and design a preliminary servicing plan for each loan and property that is intended to maximize the cash flow from such loan or property.

  The Company's purchase of these U.S. Distressed Commercial Loans will focus on loans which do not meet the lending standards for the traditional commercial loan industry. Generally, the Company will focus its commercial mortgage purchasing and lending activities on loans which do not conform to general lending standards for "conduit" issuers (i.e., entities which acquire commercial loans with a view towards securitization or resale rather than long-term portfolio investment) in connection with commercial loan originations. The loans which the Company will target generally fall into two categories: (i) loans that will generally be well secured (e.g., loans which have less than a 80% loan-to-value ratio) but the borrower or the property, or both fall outside of such general lending standards; or (ii) loans that would result in the Company receiving a subordinate interest in the property with a contingent equity interest.

  The Company intends to analyze the property underlying a loan to calculate the loan's current and potential value, as well as other factors, including the borrower's ability to pay the loan, and the general economic and commercial real estate environment of the geographic location and region in which the property and borrower are located. The Company through WRSC will also analyze current and potential cash flow from the property underlying the loan as well as the borrower, if applicable. The Company intends to value the property underlying the loan as owned by the borrower as well as if it were owned in case of foreclosure by the Company.

  The Company's policy will be to conduct an investigation and evaluation of each loan, before purchasing any loan. Prior to the Company purchasing a loan, WRSC will generally identify and contact real estate brokers and/or appraisers in the market area of the subject properties to obtain rent and sale comparables and BPOs for the property underlying the loan. This information will be used to supplement due diligence which will be performed by WRSC.

  WRSC's due diligence, on behalf of the Company, will generally include the review of market studies to include area economic data, employment trends, absorption rates and market rental rates. WRSC generally will supplement this information with data from WFSG's proprietary mortgage loan database, which contains, among other things, listings of property values and loan loss experience in local markets for similar assets. Due diligence will generally also include site inspections by WRSC of the properties underlying the loans and a review of available asset files and documentation. To the extent possible the inspections and reviews will include examinations of available legal documents, litigation files, correspondence, title reports, operating statements, appraisals and engineering and environmental reports. The information compiled will then be analyzed to determine a valuation for each loan.

  The loan valuation process will utilize a variety of tools which may include various proprietary financial models that have been developed by WFSG and will be available to the Company through the Management Agreement. Sources of information examined to determine value may include: (a) current and historical operating statements; (b) existing appraisals; (c) BPOs; (d) rent and sales comparables; (e) industry statistics and reports regarding operating expenses such as those compiled by the Institute of Real Estate Management;
(f) leases; (g) information from WFSG's proprietary mortgage loan database; and (h) deferred maintenance observed during site inspections or described in structural reports, and correspondence found in loan files.

  WRSC is expected to develop projections of net operating income and cash flows taking into account lease rollovers, tenant improvement costs and leasing commissions. WRSC will generally compare its estimates of revenue and expenses to historical operating statements and estimates provided in BPOs, appraisals and general industry and regional statistics. Market capitalization rates and discount rates will then be applied to the cash flow projections to estimate values. These values will then be compared to available appraisals, BPOs and market sale comparables to determine recommended bid prices for each asset. The bids will take into account projected holding periods, capital costs and projected profit expectations. Recommended bid prices will then be reviewed with senior management and a decision whether to bid is made. The amount offered by the Company generally will be the price that WRSC estimates is sufficient to generate an acceptable risk-adjusted return on the Company's investment.

  WRSC's acquisition personnel, who will conduct the due diligence review of each pool of loans being considered for purchase, will recommend to management the price to be offered for the pool by using a proprietary modeling system that focuses on, among other things, the anticipated future cash flow from each component loan or property. In evaluating anticipated cash flow, the Company will make a number of assumptions concerning the overall pool of loans based on its review of each loan or property, including assumptions as to the percentage of loans to be foreclosed, the timing of the receipt of payments and the expenses associated with servicing the loans. If an offer is accepted by the seller, the Company and the seller will enter into a loan sale agreement, which generally contains representations and warranties by the seller concerning the loans being sold and an agreement by the seller to repurchase any loan found to be in breach of those representations and warranties.

  MORTGAGE-BACKED SECURITIES. The Company intends to acquire Mortgage-Backed Securities backed by one- to four-family residential mortgage loans ("Residential Mortgage-Backed Securities"), and, to a lesser extent, commercial or multi-family mortgage loans ("Commercial Mortgage-Backed Securities"). Mortgage-Backed Securities are generally expected to be secured by residential mortgage loans which do not qualify for sale to FHLMC or FNMA because their principal balance exceeds agency limits or the mortgage loans do not otherwise meet FHLMC's or FNMA's underwriting criteria. Mortgage-Backed Securities typically are divided into two or more classes, sometimes called "tranches." The senior classes are higher "rated" securities, which would be rated from low investment grade "BBB" to higher investment grade "AAA." The junior, subordinated classes typically would include one or more lower rated, non-investment grade classes, which would be rated "BB" or lower, or unrated. It has been WFSG's experience that a number of fixed income investors focus on Mortgage-Backed Securities with large principal balances and do not bid on Mortgage-Backed Securities with small principal balances (typically $5 million or less). Consequently, there may be less competitive demand for Mortgage-Backed Securities with such small principal balances which may, in turn, make such Mortgage-Backed Securities illiquid and provide the opportunity to the Company to acquire such securities at more favorable prices. The Company may also seek to acquire Mortgage-Backed Securities which (i) management believes are likely to experience a ratings upgrade as a result of payment history, prepayment or default experience or otherwise (and the Company may initiate a review of such rating by requesting that one or more rating agencies re-rate the related Mortgage-Backed Securities) and (ii) are secured by pools of mortgage loans originated under guidelines with which management is familiar due to previous acquisitions of pools of loans originated thereunder.

  For accounting purposes, the Company is expected to assign a risk-adjusted yield to Mortgage-Backed Securities it acquires based on assumptions as to losses and prepayments on the underlying mortgage loans. Cash received in respect of Mortgage-Backed Securities will be applied to interest at the relevant risk-adjusted yield and the remainder will be applied to defease principal. The Company generally will seek to assign conservative risk-adjusted yields. To the extent the Company determines that, in light of actual default and prepayment experience, anticipated future cash flow in respect of a Mortgage-Backed Security will result in a lower risk-adjusted yield, the Company will assign a new, lower risk-adjusted yield. Even if actual default and prepayment experience is more favorable than the assumed experience, the Company generally will not increase risk-adjusted yields, but will instead defease more principal. Furthermore, if the cash received is less than the accrued yield on the Mortgage-Backed Securities, but the Company still anticipates a return equal to or in excess of its risk adjusted yield for such Mortgage-Backed Securities, then the amount by which the cash is less than the accrued yield will be added to its basis in the Mortgage-Backed Securities.

  Mortgage-Backed Securities generally are issued either as pass-through certificates or notes ("Pass-Through Certificates") or collateralized mortgage obligations ("CMOs" or "CMO Bonds"). Pass-Through Certificates generally evidence undivided interests in trusts or debt of the trust, the primary assets of which are generally mortgage loans. CMO Bonds are debt obligations of special purpose corporations, owner trusts or other special purpose entities secured by mortgage loans or Mortgage-Backed Securities. Pass-Through Certificates and CMO Bonds may be issued or sponsored by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage bankers, commercial banks, investment banks and other entities. Private Mortgage-Backed Securities are not guaranteed by an entity having the credit status of a governmental agency or instrumentality and generally are structured with one or more of the types of credit enhancement described below. In addition, Mortgage-Backed Securities may be illiquid. See "Risk Factors--Investment Activity Risks--Credit and Prepayment Risks from Ownership of Mortgage-Backed Securities in Pools of Residential and Commercial Mortgage Loans."

  In most mortgage loan securitizations, a series of Mortgage-Backed Securities is issued in multiple classes in order to obtain investment-grade ratings for the senior classes and thus increase their marketability. Each class of Mortgage-Backed Securities may be issued with a specific fixed or variable coupon rate and has a stated maturity or final scheduled distribution date. Principal prepayments on the mortgage loans comprising the mortgage collateral may cause the Mortgage-Backed Securities to be retired substantially earlier than their stated maturities or final scheduled distribution dates, although, with respect to commercial mortgage loans, there generally are penalties for or limitations on the ability of the borrower to prepay the loan. Interest is paid or accrued on Mortgage-Backed Securities on a periodic basis, typically monthly.

  The credit quality of Mortgage-Backed Securities depends on the credit quality of the underlying mortgage collateral. Among the factors determining the credit quality of the underlying mortgage loans will be the ratio of the mortgage loan balances to the value of the properties securing the mortgage loans, the purpose of the mortgage loans (e.g., refinancing or new purchase), the amount of the mortgage loans, their terms and the geographic diversification of the location of the properties, the credit quality of the borrower, and, in the case of commercial mortgage loans, the creditworthiness of tenants.

  Moreover, the principal of and interest on the underlying mortgage loans may be allocated among the several classes of mortgage-backed securities in many ways, and the credit rating of a particular class results primarily from the order and timing of the receipt of cash flow generated from the underlying mortgage loans. Mortgage-Backed Securities carry significant credit risks. Typically, in a "senior-subordinated" structure, the Mortgage-Backed Securities provide credit protection to the senior classes by absorbing losses from loan defaults or foreclosures before such losses are allocated to senior classes. Moreover, typically, as long as the more senior tranches of securities are outstanding, all prepayments on the mortgage loans generally are paid to those senior tranches, until certain overcollateralization targets are met in the case of Residential Mortgage-Backed Securities, or until the end of a lock-out period, which typically is five years or more in the case of Commercial Mortgage-Backed Securities. In some instances, particularly with respect to Mortgage-Backed Securities in securitizations, the holders of Mortgage-Backed Securities are not entitled to receive greater than pro-rata scheduled payments of principal until the more senior tranches are paid in full or in certain other limited circumstances. Because of this structuring of the cash flows from the underlying mortgage loans, Mortgage-Backed Securities in a typical securitization are subject to a substantially greater risk of non-payment than are those of more senior tranches. Accordingly, the Mortgage-Backed Securities are assigned lower credit ratings, or no ratings at all. Neither the Mortgage-Backed Securities nor the underlying mortgage loans are guaranteed by agencies or instrumentalities of the U.S. government or by other governmental entities and accordingly are subject, among other things, to credit risks. See "Risk Factors--Investment Activity Risks--Credit and Prepayment Risk from Ownership of Mortgage-Backed Securities in Pools of Commercial and Residential Mortgage Loans."

  As a result of the typical "senior-subordinated" structure, the Mortgage-Backed Securities will be extremely sensitive to losses on the underlying mortgage loans. For example, if the Company owns a $10 million Mortgage-Backed Security backed by a $100 million pool of underlying mortgage loans, where all other Mortgage-Backed Securities issued on such pool are senior, a 7% loss on the underlying mortgage loans would result in a 70% loss on the Mortgage-Backed Security. Accordingly, the holder of the Mortgage-Backed Security is particularly interested in minimizing the loss frequency (the percentage of the loan balances that default over the life of the mortgage collateral) and the loss severity (the amount of loss on defaulted mortgage loans, i.e., the principal amount of the mortgage loan unrecovered after applying any recovery to the expenses of foreclosure and accrued interest) on the underlying mortgage loans.

  The loss frequency on a pool of mortgage loans will depend upon a number of factors, many of which will be beyond the control of the Company or the applicable servicer. Among other things, the default frequency will reflect broad conditions in the economy generally and real estate particularly, economic conditions in the local area in which the underlying mortgaged property is located, the loan-to-value ratio of the mortgage loan, the purpose of the loan, and the debt service coverage ratio (with respect to commercial mortgage loans). The loss severity will depend upon many of the same factors described above, and will also be influenced by the servicer's ability to foreclose on the defaulted mortgage loan and sell the underlying mortgaged property. For a discussion of certain legal issues affecting the servicer's ability to foreclose on a mortgage loan, and the legal impediments to the sale of the underlying mortgaged property. See "Certain Legal Aspects of Mortgage Loans and Real Property Investments" and "Federal Income Tax Consequences-- Requirements for Qualification--Income Tests." These legal issues may extend the time of foreclosure proceedings or may require the expenditure of additional sums to sell the underlying mortgaged property, in either case increasing the amount of loss with respect to the loan.

  Losses on mortgage loans are measured two ways, loss frequency and loss severity. Loss frequency is estimated by using industry standard predictive models, supplemented by WFSG's historical data and experience. Loss severity is estimated by projecting the net resolution proceeds expected to be derived from the loans based upon WFSG's proprietary in-house computer models which are then subject to stress testing. This net resolution analysis reviews all potential forms of resolution, including full payoff, discounted payoff, reinstatement, foreclosure and sale, deed-in-lieu and sale, and takes into account, among other things, real estate value (including BPOs), carrying costs (including, but not limited to, property taxes, insurance and maintenance) and average months to foreclose, and liquidate, if applicable, in the particular state. Because the rating agencies tend to be conservative in their rating of Mortgage-Backed Securities and many investors purchase Mortgage-Backed Securities primarily on the basis of ratings, the downgrade of the rating on a Mortgage-Backed Security may result in a decline in the price of the security which is disproportionate to the actual decline in value and result in a potential buying opportunity for a sophisticated investor, like WRSC, capable of evaluating the underlying mortgage collateral.

  With respect to Commercial Mortgage-Backed Securities, WRSC determines on a loan-by-loan basis which loans will undergo a full-scope review and which loans will undergo a more streamlined "desktop analysis." Although the choice is a subjective one, considerations that influence the choice for scope of review often include loan size, debt service coverage ratio, loan to value ratio, loan maturity, lease rollover, property type and geographic location. A full-scope review may include, among other factors, a property site inspection, tenant-by-tenant rent roll analysis, review of historical income and expenses for each property securing the loan, a review of major leases for each property (if available); recent appraisals (if available), engineering and environmental reports (if available), and a BPO review. For those loans that are selected for the more streamlined desktop analysis, WRSC's evaluation may include a review of the property operating statements, summary loan level data, third party reports, and a BPO review, each as available. If WRSC's review of such information does not reveal any unusual or unexpected characteristics or factors, no further due diligence will be performed. After completing the review of the documentation and the property inspection, the information compiled will be analyzed to determine collateral value for each property securing the loans. Based on these factors, WRSC will determine a resolution value for each loan for purposes of projecting future cash flows after adjustments for estimated future losses.

  Determining a resolution value is a subjective process, requiring, ultimately, a business judgment. In making this determination, WRSC will evaluate some of the following characteristics of the Mortgage-Backed
Securities: (i) the type of collateral (residential multi-family mortgage collateral, or office, hotel, industrial or retail mortgage collateral); (ii) the payment status of the underlying mortgage (performing, non-performing or sub-performing); (iii) the actual mortgage prepayment and default history;
(iv) the ratio of the unpaid mortgage balance to the current property value;
(v) the current income and cash flows generated by commercial real estate as compared to the debt service requirements and (vi) the region of the country or the county in which the collateral is concentrated. However, which of these characteristics (if any) are important and how important each characteristic may be to the evaluation of a particular Mortgage-Backed Securities depends on the individual circumstances. Since there are so many characteristics to consider, each Mortgage-Backed Security must be analyzed individually, taking into consideration both objective data as well as subjective analysis.

  After completing the foregoing evaluations, WRSC will model the structure of the residential or commercial Mortgage-Backed Security securitization based on the disclosure documents that reveal the payment structure of the Mortgage-Backed Securities and the characteristics of the underlying mortgage collateral. This modeling is done in order to estimate future cash flows to be received by the Mortgage-Backed Security, after adjustments for estimated future losses. Using that information, WRSC will determine the price at which it would effect the purchase of the Subordinated Interest on behalf of the Company.

  The Company also intends in certain instances to acquire Special Servicing rights with respect to the mortgage loans underlying Mortgage-Backed Securities in which the Company owns a subordinated interest. Such Special Servicing rights will give the Company, among other things, some control over the timing of foreclosures on such mortgage loans and, thus, may enable the Company to reduce losses on such mortgage loans. No assurances can be made, however, that the Company will be able to acquire such Special Servicing rights or that losses on the mortgage loans will not exceed the Company's expectations. Although the Company's strategy is to purchase Mortgage-Backed Securities at a price designed to return the Company's investment and generate a profit thereon, there can be no assurance that such goal will be met, or that the Company's investment in a subordinated interest will be returned in full or at all. See "Risk Factors-- Investment Activity Risks" and "--Economic and Business Risks."

  Moreover, many of the Mortgage-Backed Securities to be acquired by the Company will not have been registered under the Securities Act, but instead initially were sold in private placements. Because Mortgage-Backed Securities acquired in private placements have not been registered under the Securities Act, they will be subject to certain restrictions on resale and, accordingly, will have more limited marketability and liquidity.

  Although there are exceptions, most issuers of multi-class Mortgage-Backed Securities elect to be treated, for federal income tax purposes, as REMICs.

  Residential Mortgage-Backed Securities. The Company intends to acquire Subordinated Interests in Residential Mortgage-Backed Securities backed by "non-conforming" mortgage loans, that is, one- to four-family mortgage loans that do not qualify for sale to FHLMC or FNMA. Typically, non-conforming mortgage loans do not meet agency guarantee criteria because their principal balance exceeds agency limits (e.g., $227,150 is the current single-family mortgage loan limit of both FNMA and FHLMC). Sometimes the mortgage loans or the borrower does not meet other agency credit underwriting standards or other requirements.

  A typical Residential Mortgage-Backed Securities series allocates the cash flow on the underlying mortgage loans so that the Subordinated Interests shield the more senior classes from losses due to defaults on the underlying residential mortgage loans, resulting in substantially greater credit risk to the Subordinated Interests.

  In addition to creating credit support for the more senior classes, another general goal in allocating cash flows from the mortgage loans to the various classes of a securitization, particularly a Residential Mortgage-Backed Securities issuance, is to create certain tranches on which the expected cash flows have a higher degree of predictability than the cash flow on the underlying mortgage loans. As a general matter, the more predictable the cash flow is on a particular Residential Mortgage-Backed Securities tranche, the lower the anticipated yield will be on that tranche at the time of issuance relative to prevailing market yields on certain other Residential Mortgage-Backed Securities. As part of the process of creating more predictable cash flows on certain tranches of a non-conforming mortgage loan securitization, one or more tranches generally must be created that absorb most of the changes in the cash flows from the mortgage collateral. The yields on these tranches generally are higher than prevailing market yields on mortgage-backed securities with similar expected average lives. Due to the uncertainty of the cash flows on these tranches, the market prices of, and yields on, these tranches are more volatile.

  Although subordinated interests in Residential Mortgage-Backed Securities bear substantial credit risk, because of the "shifting interest" structure typically provided, such subordinated interests tend to be less subject to a substantial prepayment risk. A shifting interest structure shifts all prepayments of principal to the more senior, generally investment-grade, Residential Mortgage-Backed Securities classes in order to increase the outstanding percentage of subordination. After this initial period during which prepayments are shifted to the more senior Residential Mortgage-Backed Securities classes, prepayments then are made pro rata or more likely phased in over a five-year period until all classes are receiving their pro rata share. The net effect on the subordinated classes is a degree of call protection because the principal amounts of the subordinated classes are not reduced by prepayments of the mortgage loans, generally for at least five years. The "shifting interest" mechanism creates a subordinated interest in Residential Mortgage-Backed Securities with a longer but more predictable average life.

  In certain limited circumstances, the Company may, to a lesser extent, acquire subordinated interests in Residential Mortgage-Backed Securities secured by lower credit quality mortgage loans known as "B," "C" and "D" mortgage loans, based on price, availability of Special Servicing, and additional appraisal information. B, C and D mortgage loans are loans made to borrowers who have credit histories of a lower overall quality than

"A" borrowers. These credit histories generally result from previous repayment difficulties, brief job histories, previous bankruptcies or other causes. Except with respect to loans originated under programs sponsored by HUD, the loan-to-value ratio for a B, C and D mortgage loan is typically stated to be significantly lower than the loan-to-value of an "A" mortgage loan, and the pass-through coupon of a B, C and D mortgage loan is typically higher than the coupon on an A mortgage loan. As a result of the typically lower loan-to-value ratios and higher yields on B, C and D mortgage loans, the Company believes these Residential Mortgage-Backed Securities may justify accepting the higher credit risk associated with such borrowers.

  Commercial Mortgage-Backed Securities. Unlike Residential Mortgage-Backed Securities, which typically are backed by thousands of single family mortgage loans, Commercial Mortgage-Backed Securities are backed generally by a more limited number of commercial or multi-family mortgage loans with larger principal balances than those of single family mortgage loans. As a result, a loss on a single mortgage loan underlying an issue of Commercial Mortgage-Backed Securities will have a greater negative effect on the yield of such Commercial-Backed Securities, particularly the subordinated interests in such Commercial Mortgage-Backed Securities.

  The Company believes that there will be opportunities to invest in subordinated interests in Commercial Mortgage-Backed Securities. Increasingly, owners of commercial mortgage loans are choosing to securitize their portfolios. However, no assurances can be made that appropriate opportunities for investment in Commercial Mortgage-Backed Securities will continue to be available.

  Other Mortgage-Backed Securities. The Company may invest not only in subordinated classes of Mortgage-Backed Securities but also in other classes of mortgage-backed securities. For example, the Company may invest in IOs, which are entitled to no (or only nominal) payments of principal, but only to payments of interest. The holder of an IO may be entitled to receive a stated rate of interest on a notional principal balance equal to the principal balance of the mortgage collateral. For example, if a pool of mortgages carries an 8.5% interest rate after servicing costs, and the holders of the senior and subordinated non-IO classes are entitled to receive 8.0% interest, the IO class would receive the difference of 0.5%. Alternatively, the holder of an IO may be entitled to a variable rate of interest on a nominal principal balance that adjusts based upon adjustment in the interest rate of the underlying mortgage collateral. To the extent the Company seeks to purchase IOs, it will do so to hedge against maturity extension risk in the event that the Company encounters slower than anticipated prepayments while still achieving an acceptable return on the purchase of such IOs. The Company generally intends to invest in IOs to hedge against maturity extension risk and does not intend to invest in IOs for speculative purposes.

  Because IOs often pay at a relatively low rate of interest on a large notional principal balance, an accelerated reduction of that principal balance will have an adverse effect on the anticipated yield to maturity of such IO. Accordingly, if the underlying mortgage collateral prepays (including prepayments as a result of default and repurchases by the seller) at a rate faster than anticipated, the weighted average life of the IO will be reduced, and the yield to maturity adversely affected. Conversely, if the underlying mortgage collateral prepays at a rate slower than anticipated, the weighted average life of the IO will be extended, with the consequent positive effect on the anticipated yield to maturity. Due to this structural feature, IOs can be effective as prepayment hedges. It should be noted that IOs generally present a higher risk of loss of the entire investment.

  The Company may acquire subordinated IOs, known as Sub IOs, which are entitled to no payments of principal; moreover, interest on a Sub IO often is withheld in a reserve fund or spread account and is used to fund required payments of principal and interest on the more senior classes. Once the balance in the reserve fund or spread account reaches a certain level, interest on the Sub IO is paid to the holders of the Sub IO. Sub IOs provide credit support to the more senior classes, and thus bear substantial credit risks. Moreover, because a Sub IO receives only interest payments, its yield is extremely sensitive to changes in the weighted average life of the class, which in turn is dictated by the rate of prepayments (including those resulting from default) on the underlying loans. See "Risk Factors--Investment Activity Risks--Ownership of Mortgage-Backed Securities in Pools of Residential and Commercial Mortgage Loans Will Subject the Company to Special Credit and Prepayment Risks."

  Residential mortgage loans typically do not have any prepayment penalty, with the result that prepayments tend to increase during periods of falling interest rates, and decrease during periods of rising interest rates. However, prepayments are dependent upon a number of other factors as well (such as employment rates, general economic conditions and the borrower's need for additional financing). Commercial loans often carry prepayment restrictions, or require that the borrower pay a prepayment penalty (which generally is not for the benefit of the holder of the IO). There can be no assurance that the Company's prepayment expectations will be reached.

  Special Servicing. The Company intends generally to acquire Special Servicing rights with respect to the mortgage loans underlying Mortgage-Backed Securities it purchases when available. Acquiring these rights will give the Company some ability to mitigate losses characteristic of defaulted mortgage loans.

  The terms of Special Servicing agreements vary considerably, and the Company cannot predict with certainty the precise terms of the Special Servicing agreements into which it will enter. In general, however, the Company will attempt to negotiate Special Servicing agreements that will permit the Company to service, or to direct the servicing of, mortgage loans that are more than 90-days delinquent. At that point, the Company would have the right (and the obligation) to decide whether to begin foreclosure proceedings or to seek alternatives to foreclosure, such as forbearance agreements, partial payment forgiveness, repayment plans, loan modification plans, loan sales and loan assumption plans. Thus, the Company will have within its control, subject to obligations to the related senior classes, some ability to minimize losses on mortgage loans underlying Mortgage-Backed Securities owned by the Company.

  Because the Operating Partnership generally will be the entity that acquires the Mortgage-Backed Securities, it also will acquire the related Special Servicing rights, if any. The Operating Partnership intends to assign to WCC all of its Special Servicing rights and obligations (other than the right to direct foreclosure).

  Because the acquisition and Special Servicing of troubled real estate is one of WCC's business focuses, WCC has an established network of real estate professionals throughout the United States to assist its asset management activities. WFSG and WCC maintain working relationships with approved engineers, environmental consultants, real estate brokers and local counsel nationwide, and call upon these local advisors for assistance when appropriate. See "Servicing Agreements."

  The Company will seek to resolve Distressed U.S. Commercial Loans as expeditiously as possible, generally within one to two years. The Company's servicing plan for such loans will consist of foreclosure, compromise, a discounted payoff or, in some cases, reinstatement. Distressed U.S. Commercial Loans may become Foreclosed Property on the Company's balance sheet if the Company obtains title to the underlying properties through foreclosure or otherwise as part of its resolution of those loans. See "Risk Factors-- Investment Activities--Default Risk Associated with Distressed Mortgage Loans."

  The legal aspects of the mortgage loans that underlie the Mortgage-Backed Securities owned and to be acquired by the Company affect the value of those assets. For a discussion of certain legal aspects of mortgage loans. See "Certain Legal Aspects of Mortgage Loans and Real Property."

  INTERNATIONAL INVESTMENTS. The Company's International Investments may consist of performing and non-performing Commercial Mortgage Loans and Residential Mortgage Loans or Commercial Properties and Residential Properties located outside the United States, including Foreclosed Properties. The Company's focus on International Investments is based on two primary factors:
(i) difficulties in the European economies and (ii) the introduction of U.S.- style lending and secondary financing techniques in foreign economies (i.e., Western Europe and Latin America). In much of Europe, real properties have generally experienced a sharp decline in value, resulting in higher mortgage loan default rates and the need for financial institutions to dispose of distressed mortgage loans and raise new capital. The Company believes it can acquire such distressed loans and enhance their value through WFSG's expertise in loan acquisitions, U.S.-style loan servicing and aggressive work-out approaches. The Company also believes it can finance its acquisitions through local currencies and through U.S.-style financing techniques. The Manager and the Company have no experience in purchasing and servicing loans in foreign countries.

  In addition, in recent years lenders in the United States have entered the European market with U.S. mortgage lending techniques, including expedited approval and closing procedures, which are more efficient than the techniques traditionally offered by European financial institutions. U.S.-style lending techniques involve the application of standardized and automated lending procedures, including uniform credit and property underwriting criteria. U.S.- style secondary financing techniques involve the development of a secondary market for mortgage loan product through government and private sector programs and securitizations. This has resulted in an increase in mortgage production in Europe and the need for secondary financing sources. The Company intends to exploit these opportunities through wholesale acquisitions and direct origination. In Latin America, U.S. secondary financing sources have recently begun extending credit to local loan originators, thereby increasing loan origination volume. The Company intends to use such secondary financing sources to originate government-guaranteed loans or to buy wholesale in certain Latin American markets.

  The Company believes that U.S-style loan servicing, as opposed to certain foreign customary procedures, with its automated systems and detailed investor reporting and aggressive work-out approaches, results in enhanced or quicker access to cash flow, thereby increasing the value of the assets. Most purchasers of distressed loans in the United Kingdom and France are U.S.-based and have utilized U.S.-style servicing and investor reporting. With the exception of recently originated loans, the prevailing loan servicing and reporting systems in the United Kingdom and France are less technologically developed and more labor intensive than those in the United States. WFSG's loan servicing operations in the United Kingdom and France utilize WCC's U.S.- based servicing system, which has been adapted for servicing loans in each such country.

  WFSG has established offices in the United Kingdom and France with a total of approximately 38 full-time employees as of June 30, 1997, including the former chief executive officer of Securum Holdings N.V., a Swedish banking company responsible for the resolution of distressed real estate loans made by Swedish banks throughout Europe. Upon the closing of this Offering, the Company intends to engage the European Servicer to service loans in the United Kingdom.

  In the future, management of the Company intends to also consider International Investments in the rest of Western Europe. The management of the Company may in the future also consider investments in other geographic regions like Asia, Eastern Europe and Latin America, but currently has no plans to do so.

OTHER REAL ESTATE RELATED INVESTMENTS

  Construction Financing and Loans Subject to Prior Liens. The Company may take advantage of opportunities to provide construction or rehabilitation financing on commercial property, lending generally 85% to 90% of total project costs, and taking a first lien mortgage to secure the debt. The Company also may invest in loans that are subordinate to first lien mortgage loans on commercial real estate. For example, on a commercial property subject to a first lien mortgage loan with a principal balance equal to 70% of the value of the property, the Company could lend the owner of the property (typically a partnership) an additional 15% to 20% of the value of the property. Typically the loan would be secured, either by the property subject to the first lien (giving the Company a second lien position) or by a controlling equity interest in the owner. If the equity interest is pledged, then the Company would be in a position to make decisions with respect to the operation of the property in the event of a default by the owner. These loans generally would provide the Company with the right to receive a stated interest rate on the loan balance plus a percentage of net operating income (where such amounts would not jeopardize WREIT's status as a REIT) or gross revenues from the property, payable to the Company on an ongoing basis, and a percentage of any increase in value of the property, payable upon maturity or refinancing of the loan, or otherwise would allow the Company to charge an interest rate that would provide an attractive risk-adjusted return. The Company may also originate residential or commercial loans in the future. The Company does not currently have a loan origination program or underwriting criteria.

  Sale Leaseback Transactions. In addition, the Company may participate in sale leaseback transactions, in which the Company would purchase improved or unimproved real estate and then lease such real estate back to the seller under a long-term triple net lease. The Company also may provide financing necessary to build commercial improvements on the land, to refinance existing debt on the property or to provide additional funds to operate the business. After participating in a number of these transactions, the Company may pool the leased real estate, and issue debt backed by the real estate and the related leases in a securitization transaction.

PORTFOLIO MANAGEMENT

  The following describes some of the investment management practices that the Company may employ from time to time to earn income, facilitate portfolio management (including managing the effect of maturity or interest rate sensitivity) and mitigate risk (such as the risk of changes in interest rates). There can be no assurance that the Company will not amend or deviate from these policies or adopt other policies in the future.

  Leverage and Borrowing. The Company intends to leverage its assets after the proceeds of the Offering have been fully invested, primarily through repurchase agreements, secured term loans, warehouse lines of credit, mortgage loans, issuance of Mortgage Backed Securities (including CMOs and resecuritizations) and other borrowing arrangements. The Company does not intend to borrow funds from WRSC or its affiliates. If changes in market conditions cause the cost of such financing to increase relative to the income that can be derived from securities purchased with the proceeds thereof, the Company may reduce the amount of leverage it utilizes. The real properties which the Operating Partnership is purchasing from Wilshire Properties 1 and Wilshire Properties 2 are subject to existing indebtedness of $5.6 million, which the Operating Partnership will assume at Closing.

  Leverage creates an opportunity for increasing return on investment but, at the same time, creates additional risk. For example, leveraging magnifies changes in the return on an investment to the Company and affects the amounts available for distribution to stockholders. Although the amount owed will be fixed, the Company's assets may change in value during the time the debt is outstanding. Leverage will create interest expenses for the Company which can exceed the revenues from the leveraged assets. Furthermore, the amount which the Company can leverage its assets is not expressly limited and will be determined by the Manager, and ultimately, WREIT's Board of Directors. See "Risk Factors--Economic and Business Risks."

  To the extent that leveraging permits the Company to acquire a large amount of assets, the net income can be greater than would be generated by fewer assets on a unleveraged basis. If the incremental revenues derived from the additional assets acquired with borrowed funds exceed the interest expense the Company will have to pay, the Company's return on investment will be greater than if borrowing had not been used. Conversely, if the incremental additional revenues from the larger asset base acquired using borrowed funds are not sufficient to cover the cost of borrowing, the net income of the Company will be less than if borrowing had not been used. See "Risk Factors--Economic and Business Risks--Leverage Can Reduce Income Available for Distribution."

  Under certain circumstances, and notwithstanding adverse interest rate or market conditions, the Company may use leverage to obtain sufficient cash to make required distributions of dividends or to fund share repurchases and tender offers when such leveraging is deemed to be in the best interests of stockholders.

  Repurchase Agreements. The Company intends to enter into repurchase agreements, which are agreements under which the Company would sell assets to a third party with the commitment that the Company repurchase such assets from the purchaser at a fixed price on an agreed date. Repurchase agreements may be characterized as loans to the Company from the other party that are secured by the underlying assets. The repurchase price reflects the purchase price plus an agreed market rate of interest.

  Bank Credit Facilities. The Company intends to borrow money through various bank credit facilities or term loans, which will have varying interest rates, which may be fixed or adjustable, and have varying maturities.

  Mortgage-Backed Securities and Warehouse Lines of Credit. The Company may purchase mortgage loans or other real property assets and issue Mortgage-Backed Securities collateralized by such assets. Moreover, the

Company may issue Mortgage-Backed Securities collateralized by previously issued Mortgage-Backed Securities in transactions known as "resecuritizations."

  The Company anticipates that in securitizing mortgage loans or other real property assets or resecuritizing Mortgage-Backed Securities, the Operating Partnership will generally transfer such underlying loans or assets to a trust or other special purpose vehicle, which generally will be consolidated with the Company for tax and accounting purposes. To the extent that the Company decides to structure any such securitization or resecuritization as a sale for tax and accounting purposes, it is expected that the Operating Partnership would form a taxable subsidiary to sell the mortgage loans or assets to the issuer in such securitization. If a taxable subsidiary were formed, the Company would comply with the current REIT ownership requirements under section 856(c)(4) of the Code whereby the Company's ownership would not exceed 10% of the voting securities of such subsidiary and would not exceed 5% of the value of the Company's gross assets. However, the ability to use a taxable subsidiary in this manner may be limited or prohibited. See "Federal Income Tax Consequences--Requirements for Qualification--Legislative Proposal."

  Interest Rate Risk Management Techniques. The Company may engage in a variety of interest rate risk management techniques to manage effective maturity or interest rate spread. These techniques also may be used to attempt to protect against changes in the market value of the Company's assets or liabilities resulting from general trends in debt markets. Any such transaction is subject to risks, and may limit the potential earnings on the Company's investment in real estate related assets. Such techniques may include puts and calls on securities or indices of securities, interest rate futures contracts and options on such contracts, interest rate swaps (the exchange of fixed-rate payments for floating-rate payments), or other such transactions. Applicable REIT qualification rules may limit the Company's ability to use certain of these techniques, except through a corporate subsidiary that is fully subject to corporate income taxation. See "Federal Income Tax Consequences--Requirements for Qualification--Income Tests."

                           MANAGEMENT OF OPERATIONS

GENERAL

  The business and investment affairs of the Company will be managed by WRSC, a newly formed Delaware corporation wholly-owned by WFSG, pursuant to the Management Agreement which will become effective at the Closing. WFSG through its subsidiaries will provide WRSC with substantially all of the managerial and administrative services required in connection with the operations of the Company. The Company does not own or control WRSC, WFSG or any of their affiliates.

WILSHIRE FINANCIAL SERVICES GROUP INC.

  The Experience of WFSG and its Affiliates. WFSG is primarily engaged in the acquisition, servicing and resolution of pools of performing, sub-performing and non-performing residential and commercial mortgage loans, as well as foreclosed real estate. WFSG also acquires mortgage-backed securities, originates residential mortgage and manufactured housing loans through correspondents and services loans for third parties. At September 30, 1997, WFSG and its subsidiaries had total assets of approximately $1.4 billion, of which approximately $791.0 million consisted of loans, $146.5 million consisted of foreclosed real estate and $256.3 million consisted of Mortgage-Backed Securities.

  Although many of the Company's prospective competitors may have access to greater capital, the Company believes that the experience of WFSG in managing, servicing and resolving real estate assets will provide the Company with the means to compete. No assurances can be made, however, in this regard. WFSG through its subsidiaries will provide WRSC with substantially all of the administrative and managerial services in connection with the operations of the Company. WFSG, its affiliates, directors and officers have no previous experience managing or operating a REIT.

  WFSG's executive offices are located at 1776 SW Madison Street, Portland, Oregon 97205, and the telephone number of its executive offices is (503) 223-5600.

WILSHIRE REALTY SERVICES CORPORATION

  WRSC is a wholly-owned subsidiary of WFSG. The following tables set forth certain information about the directors and executive officers of WRSC. Messrs. Wiederhorn and Mendelsohn are also directors of the Company and WFSG. The Manager will have no employees and WFSG will provide all necessary labor requirements in order for the Manager to perform under the Management Agreement. No director or executive officer is related by blood, marriage or adoption to any other director or executive officer of the Company or WRSC or any of their respective affiliates.

Directors of WRSC

NAME                                 AGE POSITION(S) HELD
----                                 --- ----------------
Andrew A. Wiederhorn................  32 Chairman of the Board, Chief Executive
                                         Officer, Secretary, Treasurer and
                                         Director
Lawrence A. Mendelsohn..............  36 President and Director

Executive Officers Who Are Not Directors

NAME                                                AGE POSITION(S) HELD
----                                                --- ----------------
Chris Tassos.......................................  40 Executive Vice President
Philip D. Vincent..................................  43 Executive Vice President
Bo G. Aberg........................................  48 Senior Vice President
Peter O'Kane.......................................  31 Senior Vice President
Glenn J. Ohl.......................................  43 Chief Financial Officer

  The principal occupation for the last five years of each director and executive officers of WRSC, as well as some other information, is set forth below.

  Andrew A. Wiederhorn is the Chairman of the Board of Directors, Chief Executive Officer, Secretary, Treasurer, and a director of both WRSC and WFSG. In 1987 Mr. Wiederhorn founded WCC and continues to serve as the Chief Executive Officer of WCC and certain of its affiliates. Mr. Wiederhorn received his B.S. degree in Business Administration from the University of Southern California.

  Lawrence A. Mendelsohn is the President and a director of WRSC. He is also the President and a director of WFSG, and since October 1996 Mr. Mendelsohn serves as the President of WCC and certain of its affiliates. From February 1993 until October 1996, he was the Executive Vice President of WCC and certain of its affiliates. From January 1992 until February 1993 Mr. Mendelsohn was Vice President, Principal and Head of Capital Markets for Emerging Markets of Bankers Trust New York Corporation/BT Securities Corporation. From August 1987 until January 1992 Mr. Mendelsohn was the Vice President, Senior Options Principal and Head of Proprietary Trading for Equities, Equity Options and Distressed Debt for J.P. Morgan and Co./J.P. Morgan Securities. Mr. Mendelsohn received an A.B. degree in Economics from the University of Chicago, an M.A. degree in International Politics from the University of Texas, an M.S. degree in Business Research from the University of Southern California and a Ph.D./ABD in Finance from the University of Southern California.

  Chris Tassos is an Executive Vice President of WRSC. Mr. Tassos is also Executive Vice President and Chief Financial Officer of WFSG. Since August, 1997, Mr. Tassos has been the Executive Vice President of Finance of WCC previously serving as the Senior Vice President from August, 1995 until August, 1997. From March 1992 until February 1995 he was the Chief Financial Officer and/or Senior Vice President of Finance of Long Beach Mortgage Company (formerly Long Beach Bank). Mr. Tassos received a B.A. degree from California State University, Fullerton. From July 1979 until April 1984 and May 1985 until September 1990 Mr. Tassos was an auditor for Deloitte & Touche LLP.

  Phillip D. Vincent is an Executive Vice President of WRSC and Executive Vice President, Loan Servicing of WFSG. Mr. Vincent was Senior Vice President, Loan Servicing of WFSG from October 1996 until June 1997. Mr. Vincent was Senior Vice President and Chief Administrative Officer of the J.E. Robert Company, Inc., one of the largest real estate and mortgage investment managers in the U.S., from April 1995 until July 1996, Senior Vice President and Managing Officer of The J.E. Robert Company, Inc. from June 1992 until September 1995, and Vice President and Division Manager of The J.E. Robert Company, Inc. from January 1991 until May 1992. Mr. Vincent is a member of the American Institute of Certified Public Accountants. Mr. Vincent received a B.S. degree in Finance from Oklahoma State University.

  Bo G. Aberg is a Senior Vice President of WRSC. Mr. Aberg is also Senior Vice President, European Operations of WFSG. From November 1994 to September 1996, Mr. Aberg was Chief Executive Officer of Securum Holding B.V., a Kingdom of Sweden owned work-out company in Europe. From September 1992 to November 1994, Mr. Aberg was Chief Executive Officer of Securum Real Estate Group, Malmo, Sweden. From January 1982 to September 1992 Mr. Aberg held several positions within the PK Group (a Swedish banking group), and from September 1974 to January 1982 he was a Chartered Accountant for Hagstroms Revisions Byra AB Sweden (now Ernst & Young). Mr. Aberg received the equivalent of a B.S. degree in Economics (Ekonomexanon) and an academic degree in Law (Jurkandexamen), both from the University of Stockholm, Sweden.

  Peter O'Kane is a Senior Vice President of WRSC. Mr. O'Kane is also Senior Vice President, Loan Acquisitions of WFSG from June, 1997. Mr. O'Kane was Vice President, Loan Acquisitions form October 1996 until June 1997. From May 1994 until October 1996 Mr. O'Kane was the Vice President, Loan Acquisitions of WCC and its affiliates. From September 1992 until April 1994 Mr. O'Kane was an Asset Manager, Investment Division of J.E. Robert Company, Inc. From September 1991 until September 1992 Mr. O'Kane was a staff consultant with Arthur Andersen & Company. From March 1990 until August 1991 Mr. O'Kane was an analyst for GranCorp, Inc., a real estate investment company. Mr. O'Kane received a B.A. degree from the University of Washington.

  Glenn J. Ohl is the Chief Financial Officer of WRSC. He is also the Senior Vice President and Chief Financial Officer of Wilshire Funding Corporation ("WFC") and WCC. Mr. Ohl was Chief Financial Officer of WFC from November 1996 until June 1997. From August 1995 until October 1996 Mr. Ohl was the Senior Vice President and Corporate Treasurer of CWM Mortgage Holdings, Inc., an affiliate of Countrywide Credit Industries Inc., a residential financing company. From September 1992 until August 1995 Mr. Ohl was the Executive Vice President and Chief Financial Officer of ARCS Mortgage, Inc., a financing company. Mr. Ohl received a B.A. degree from Franklin and Marshall College and an M.B.A. degree from New York University.

  Officers, directors and other personnel have significant experience in mortgage finance and the operation of commercial real estate; however, none have previously managed a REIT. See "Risk Factors--Other Risks--Newly Organized Corporation."

THE MANAGEMENT AGREEMENT

  The Company will enter into the Management Agreement with WRSC for an initial term expiring on the second anniversary of the Closing Date. Thereafter, the Management Agreement will automatically renew for successive one-year periods unless either party delivers a notice of termination at least 120 days prior to the end of the then current term. The Company may terminate, or decline to extend the term of, the Management Agreement without cause at any time after the first two years upon 60 days written notice by a majority vote of the Independent Directors or by a vote of the holders of a majority of the outstanding shares of Common Stock; provided that a termination fee, equal to the sum of the base management fee and incentive management fee earned during the twelve months preceding such termination, will be due. In addition, the Company has the right to terminate the Management Agreement upon the occurrence of certain specified events, including a material breach by WRSC of any provision contained in the Management Agreement, without the payment of any termination fee.

  WRSC at all times will be subject to the supervision of the Company's Board of Directors and will have only such functions and authority as the Company may delegate to it. WRSC will be responsible for the day-to-day operations of the Company and will perform (or cause to be performed) such services and activities relating to the assets and operations of the Company as WRSC deems to be appropriate, including (or cause to be performed):

    (i) serving as the Company's consultant with respect to formulation of investment criteria and preparation of policy Guidelines by the Board of Directors;

    (ii) representing the Company in connection with the purchase and commitment to purchase assets, the sale and commitment to sell assets, and the maintenance and administration of its portfolio of assets;

    (iii) furnishing reports and statistical and economic research to the Company regarding the Company's activities and the services performed for the Company by WRSC;

    (iv) monitoring and providing to the Board of Directors on an ongoing basis price information and other data obtained from certain nationally recognized dealers that maintain markets in assets identified by the Board of Directors from time to time, and providing data and advice to the Board of Directors in connection with the identification of such dealers;

    (v) providing executive and administrative personnel, office space and office services required in rendering services to the Company;

    (vi) except for servicing operations to be conducted by the Servicers pursuant to the Servicing Agreements, administering the day-to-day operations of the Company and performing and supervising the performance of such other administrative functions necessary in the management of the Company as may be agreed upon by WRSC and the Board of Directors, including the collection of revenues (other than servicing) and the payment of the Company's debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

    (vii) communicating on behalf of the Company with the holders of any equity or debt securities of the Company as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

    (viii) to the extent not otherwise subject to an agreement executed by the Company, designating a servicer for mortgage loans sold to the Company and arranging for the monitoring and administering of such servicers;

    (ix) advising the Company in connection with policy decisions to be made by the Board of Directors and in connection with the Company's borrowings and leverage;

    (x) engaging in hedging activities on behalf of the Company, consistent with the Company's status as a REIT and with the Guidelines;

    (xi) upon request by and in accordance with the directions of the Board of Directors, investing or reinvesting any money of the Company; and

    (xii) advising the Company regarding the maintenance of its status as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and Treasury Regulations thereunder.

  Portfolio Management. WRSC will perform portfolio management services on behalf of the Company and the Operating Partnership pursuant to the Management Agreement with respect to the Company's investments. Such services will include, but not be limited to, consulting with the Company on purchase and sale opportunities, collection of information and submission of reports pertaining to the Company's assets, interest rates, and general economic conditions, periodic review and evaluation of the performance of the Company's portfolio of assets, acting as liaison between the Company and banking, mortgage banking, investment banking and other parties with respect to the purchase, financing and disposition of assets, and other customary functions related to portfolio management. WRSC may enter into subcontracts with other parties, including its affiliates, to provide any such services to the Company.

  Monitoring Services. WRSC will perform monitoring services on behalf of the Company pursuant to the Management Agreement with respect to the Company's portfolio of Mortgage Loans and Special Servicing rights. Such monitoring services will include, but not be limited to, the following activities: negotiating Special Servicing agreements; serving as the Company's consultant with respect to the Special Servicing of mortgage loans; collection of information and submission of reports pertaining to the mortgage loans and to moneys remitted to WRSC or the Company; acting as a liaison between the servicers of the mortgage loans and the Company and working with servicers to the extent necessary to improve their servicing performance; with respect to mortgage loans for which the Company is Special Servicer, periodic review and evaluation of the performance of each servicer to determine its compliance with the terms and conditions of the related servicing agreement; review of and recommendations as to fire losses, easement problems and condemnation, delinquency and foreclosure procedures with regard to mortgage loans; review of servicers' delinquency, foreclosure and other reports on mortgage loans; supervising claims filed under any mortgage insurance policies; and enforcing the obligation of any servicer to repurchase mortgage loans. WRSC may enter into subcontracts with other parties, including WFSG and its affiliates, to provide any such services for WRSC.

  Management Fees and Expenses. WRSC will receive a base management fee equal to 1% per annum, of the first $1.0 billion of the Average Invested Assets, and 0.75% of the next $500.0 million of the Average Invested Assets and 0.50% of the Average Invested Assets above $1.5 billion. The term "Average Invested Assets" for any period means the average of the aggregate book value of the assets of the Company, including the assets of all of its direct and indirect subsidiaries, before reserves for depreciation or bad debts or other similar noncash reserves, computed by taking the daily average of such values during such period. For example, if the Company has Average Invested Assets of $750.0 million during a one-year period, the Manager will be entitled to a base management fee of $7.5 million. WRSC will not receive any management fee for the period prior to the sale of the shares of Common Stock offered hereby. The base management fee is intended to compensate WRSC for its costs in providing management services to the Company.

  WRSC shall be entitled to receive incentive compensation for each fiscal quarter in an amount equal to the product of (A) 25% of the dollar amount by which (1)(a) Funds from Operations (before the incentive fee) of the Company per share of Common Stock (based on the weighted average number of shares outstanding) (b) plus gains (or minus losses) from debt restructuring and sales of property per share of Common Stock (based on the weighted average number of shares outstanding), exceed (2) an amount equal to (a) the weighted average of the price per share at the initial offering and the prices per share at any secondary offerings by the Company multiplied by (b) the Ten-Year U.S. Treasury Rate plus five percent per annum multiplied by (B) the weighted average number of shares of Common Stock outstanding during such period. "Funds from Operations" as defined by the National Association of Real Estate Investment Trusts ("NAREIT") means net income (computed in accordance with GAAP) excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of the Company's performance or to cash flows as a measure of liquidity or ability to make distributions. As used in calculating WRSC's compensation, the term "Ten-Year U.S. Treasury Rate" means the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years) published by the Federal Reserve Board during a quarter, or, if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by the Company. If the Company determines in good faith that the Ten-Year U.S. Treasury Rate cannot be calculated as provided above, then the rate shall be the arithmetic average of the per annum average yields to maturities, based upon closing asked prices on each business day during a quarter, for each actively traded marketable U.S. Treasury fixed interest rate security with a final maturity date not less than eight nor more than twelve years from the date of the closing asked prices as chosen and quoted for each business day in each such quarter in New York City by at least three recognized dealers in U.S. government securities selected by the Company.

  The ability of the Company to generate Funds from Operations in excess of the Ten-Year U.S. Treasury Rate, and of WRSC to earn the incentive compensation described in the preceding paragraph, is dependent upon the level and volatility of interest rates, the Company's ability to react to changes in interest rates and to utilize successfully the operating strategies described herein, and other factors, many of which are not within the Company's control.

  Because WRSC and its affiliates will perform certain due diligence tasks that purchasers of real estate (including managers of REITs) typically hire outside consultants to perform, WRSC will be reimbursed for (or charge the Company directly for) WRSC's out-of-pocket costs in performing such due diligence on assets purchased or considered for purchase by the Company. The Company does not expect to maintain an office or to employ full-time personnel. WFSG and its affiliates will track the time their employees spend in performing such due diligence tasks and will be entitled to reimbursement for the allocated portion of the salary and benefits of such employees. Expense reimbursement will be made quarterly.

  The management fees are payable in arrears. WRSC's base and incentive fees and due diligence and other expenses shall be calculated by WRSC within 45 days after the end of each quarter, and such calculation shall be promptly delivered to the Company. The Company is obligated to pay such fees and expenses within 60 days after the end of each fiscal quarter. There is no cap or ceiling for any fees, compensation, income distributions or other payments due to WRSC from the Company pursuant to the Management Agreement. In the event that the Management Agreement is terminated or not extended by the Company without cause, the Company is obligated to pay WRSC a termination fee equal to the sum of the base management fee and incentive management fee earned during the twelve months preceding such termination.

FEE                           AMOUNT
---                           ------
Base Management Fee.......... Equal to 1% per annum of the first $1.0 billion of
                              Average Invested Assets, 0.75% of the next $500.0
                              million of Average Invested Assets and 0.50% of
                              Average Invested Assets above $1.5 billion.
Incentive Fee................ Based on the amount, if any, by which the
                              Company's Funds from Operations plus certain gains
                              (minus certain losses) exceed in general the Ten-
                              Year Treasury Rate plus 5% per annum.
Expense Reimbursement........ Reimbursement of due diligence costs and reasonable out-of-pocket expenses.

Limits of Responsibility.

  Pursuant to the Management Agreement, WRSC will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of the Company's Board of Directors in following or declining to follow its advice or recommendations. WRSC, its stockholders, affiliates, directors, officers and employees will not be liable to the Company, any subsidiary of the Company, the Independent Directors, the Company's stockholders or any subsidiary's stockholders for acts performed in accordance with and pursuant to the Management Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the Management Agreement. The Company has agreed to indemnify WRSC, its stockholders, affiliates, directors, officers and employees with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of WRSC not constituting bad faith, willful misconduct, gross negligence or reckless disregard of duties, performed in good faith in accordance with and pursuant to the Management Agreement. Under New York law, WRSC will owe fiduciary duties to the Company with respect to its obligations under the Management Agreement.

  The Management Agreement does not limit or restrict the right of WRSC or any of its officers, directors, employees or Affiliates from engaging in any business or rendering services of any kind to any other person, including the purchase of, or rendering advice to others purchasing, assets that meet the Company's policies and criteria. WRSC has agreed, however, to give the Company right of first refusal with respect to International Investments, U.S. Commercial Investments and Mortgage-Backed Securities, subject to certain exceptions. See "Risk Factors--Potential Conflicts of Interest" and "--Certain Relationships; Conflicts of Interest."

STOCK OPTIONS

  The Company intends to adopt a non-qualified stock option plan (the "Option Plan"), which provides for options to purchase shares of Common Stock. The maximum aggregate number of shares of Common Stock that may be issued pursuant to options granted under the Option Plan is 6,000,000 shares.

  Before Closing, the Company will grant to WRSC and the Independent Directors options under the Option Plan, representing the right to acquire 1,000,000 shares of Common Stock (1,150,000 assuming the Underwriters exercise their over-allotment option in full), at an exercise price per share equal to the initial offering price of the Common Stock. If the options could be exercised immediately (assuming that the Underwriters exercise their over-allotment option in full), they would represent 10.0% of the number of shares of Common Stock outstanding after completion of this Offering. However, WRSC's options cannot be exercised immediately. One quarter of WRSC's options become exercisable on each of the first four anniversaries of the Closing. The options terminate on the tenth anniversary of the Closing.

  Upon the Closing, the Company will grant each Independent Director an option to purchase 5,000 shares of Common Stock at an exercise price equal to the initial offering price. In the future, newly elected Independent Directors will receive options to purchase 5,000 shares of Common Stock at the closing price on the day that they join the Board. These options shall vest immediately with the recipient. In addition, on the last trading day of each calendar quarter, the Company will automatically grant each Independent Director a non-statutory stock option to purchase 1,500 of shares of Common Stock at 110% of the fair market value on that day. Each of these director options will vest and be exercisable as follows: one-third on each of the first, second and third anniversaries of the grant date and will terminate (unless sooner terminated under the terms of the Option Plan) ten years after the date of grant. If such a director ceases to be a member of the board for any reason other than death or disability, the currently vested options will terminate on the first anniversary of the date the director ceases to be a board member. If such a director dies or becomes disabled while a member of the board, these options will terminate on the second anniversary of the date the director dies or becomes disabled. Under the Option Plan, the Company could grant restricted stock and stock appreciation rights to Independent Directors in addition to these "automatic" quarterly option grants.

  The Board of Directors may amend the Option Plan any time, except that approval by WREIT's stockholders is required for any amendment that increases the aggregate number of shares of Common Stock that may be issued pursuant to the Option Plan, increases the maximum number of shares of Common Stock that may be issued to any person, changes the class of persons eligible to receive such options, modifies the period within which the options may be granted, modifies the period within which the options may be exercised or the terms upon which options may be exercised, or increases the material benefits accruing to the participants under the Option Plan.

CERTAIN RELATIONSHIPS; CONFLICTS OF INTEREST

  The Company, on the one hand, and WFSG and its affiliates (including WRSC and the Servicers), on the other, will enter into a number of relationships other than those governed by the Management Agreement, some of which may give rise to conflicts of interest. Moreover, two of the members of the Board of Directors of the Company and all of its officers are also employed by WFSG or its affiliates. In addition, certain of the Initial Investments are being purchased from Wilshire Properties 1 and Wilshire Properties 2, which are corporations in which the sole stockholders are Messrs. Wiederhorn and Mendelsohn. Messrs. Wiederhorn and Mendelsohn are the sole members of Small Cap which will purchase Units from the Operating Partnership. The Company may also purchase additional assets from these individuals in the future, although the Company does not currently have any plans to do so.

  The Guidelines establish certain parameters for the operations of the Company, including quantitative and qualitative limitations on the Company's assets that may be acquired. The Guidelines are to assist and instruct WRSC and to establish restrictions applicable to transactions with affiliates of WFSG or with unrelated third parties. A majority of the Independent Directors will be asked to approve in advance any purchase of assets from WFSG or its affiliates or any other significant transaction not contemplated under the Management Agreement or the Servicing Agreements.

  Although the Independent Directors will review the Guidelines quarterly and will monitor compliance with those Guidelines, investors should be aware that, in conducting this review, the Independent Directors will rely primarily on information provided to them by WRSC. WRSC will obtain price evaluations concerning the price for Mortgage-Backed Securities and appraisals for real estate and loans purchased from WRSC or its affiliates, but the Independent Directors are likely to rely substantially on information and analysis provided by WRSC to evaluate the Company's Guidelines, compliance therewith and other matters relating to the Company's investments. Moreover, price evaluations and appraisals are not always reliable indicators of the value of assets. In particular, price evaluations of Mortgage-Backed Securities generally are obtained from the entity providing the financing of the Mortgage-Backed Securities. Moreover, the market for unregistered Mortgage-Backed Securities is illiquid, and therefore accurate prices are difficult to estimate. See "Risk Factors--Conflicts of Interest--Conflicts of Interest in the Business of the Company."

  If the Independent Directors determine in their periodic review of transactions that a particular transaction does not comply with the Guidelines, then the Independent Directors will consider what corrective action, if any, can be taken. If the transaction is one with WRSC or an affiliate of WRSC, then WRSC will be required to repurchase the asset at the purchase price to the Company.

  Moreover, if transactions are consummated that materially and adversely deviate from the Guidelines (which determination shall be made by the Independent Directors), then the Independent Directors will have the option, under the terms of the Management Agreement, to terminate WRSC without the Company being required to pay a termination fee. See "Management of Operations--The Management Agreement."

  The Management Agreement does not limit the right of WRSC or WFSG to engage in business or render services to others that compete with the Company, except that the Manager and WFSG have granted a Right of First Refusal to the Company with respect to real estate investments which constitute Primary Investments for the Company. WFSG and its affiliates will not invest in any Primary Investments unless a majority of the Independent Directors have decided that the Company should not invest in such asset. In deciding whether to invest in such an asset, the Independent Directors may consider, among other factors, whether the asset is well-suited for the Company and whether the Company is financially able to take advantage of the investment opportunity. However, WFSG and its affiliates have no obligation to offer Mortgage-Backed Securities to the Company if the mortgage loans collateralizing such Mortgage-Backed Securities are owned by WFSG or one of its affiliates. Moreover, WFSG has no obligation to reveal to the Company any business opportunities to invest in Other Real Estate Related Assets. As a consequence, the opportunity for the Company to invest in Other Real Estate Related Assets will be limited if such investment opportunities would be attractive to WFSG or one of its affiliates.

  The Company, through the Operating Partnership, will contract with WFSG and its affiliates to acquire the approximately $150.1 million of Initial Investments at the Closing for an aggregate purchase price of approximately $144.5 million in cash (of which $5.7 million will be used to purchase assets from Wilshire Properties 1 and Wilshire Properties 2) and the assumption of indebtedness of approximately $5.6 million. WFSG and its affiliates will realize a gain of $6.9 million as a result of the purchase of such assets. However, WFSG and its affiliates will not recognize the total amount of this gain for financial reporting purposes. All of the outstanding shares of Wilshire Properties 1 and Wilshire Properties 2 are owned by
Messrs. Wiederhorn and Mendelsohn.

  From time to time, mortgage lenders offer for sale large pools of mortgage loans and real properties pursuant to a competitive bidding process. In such a case, WFSG or its affiliates may choose an unaffiliated entity with which to submit a joint bid for the pool, as long as WFSG or its affiliates takes title only to assets as to which it has not given the Company the Right of First Refusal.

  At closing, WFSG will receive $138.8 million of the net proceeds of the Offering for the Initial Investments. WFSG will purchase 990,000 shares of Common Stock at a price equal to the public offering price, net of any underwriting discounts or commissions. This will result in WFSG's ownership of approximately 9.9% of the total shares offered hereby, exclusive of the Underwriters' over-allotment option. WRSC also will receive stock options pursuant to the Company's Option Plan. See "Management of Operations--Stock Options."

  WFSG is expected to retain its shares of the Company for at least two years after the Company's initial public offering of shares of Common Stock, but may dispose of its shares any time thereafter in accordance with the provisions of Rule 144 under the Securities Act of 1933. Notwithstanding the foregoing, if the Company terminates the Management Agreement, WRSC may require the Company to register for public resale its shares of Common Stock acquired pursuant to the Option Plan. See "Management of Operations--Stock Options."

  The market in which the Company expects to purchase assets is characterized by rapid evolution of products and services and, thus, there may in the future be relationships between the Company, WFSG, and its affiliates in addition to those described herein. The Company may change its policies in connection with any of the foregoing without the approval of the stockholders, including, but not limited to, the amount in which the Company may leverage its investments.

                 COMPENSATION AND FEES TO WFSG AND AFFILIATES

  WFSG and certain of its affiliates have a material interest in, and will receive material benefits in connection with, the Offering. The affiliates and the nature of their interests and benefits are summarized in the table below. Based upon the Company's proposed plan of operations for the first year, the transactions described in this Offering (i.e., the acquisition of the Initial Investments), and the assumptions described below, WFSG and its affiliates are expected to receive compensation and fees of approximately $9.8 million during such year. In calculating the anticipated fees and compensation to WFSG and its affiliates, the following assumptions were made: (i) Average Invested Assets of $607.7 million during the first year; (ii) net income during the first year of $42.4 million without any gain/loss resulting from debt, restructuring or the sale of property; (iii) the weighted average price per share was $16; (iv) the ten-year treasury rate was 5.6%; (v) the weighted average number of shares of Common Stock outstanding was 10,000,000; and
(vi) Servicers or affiliates thereof received approximately $1.6 million in servicing fees. There can be no assurance that these assumptions will prove accurate or that WFSG and its affiliates will earn such fees. The compensation and fees earned by WFSG and its affiliates may be substantially higher or lower than this projected amount based on actual operating results.

  A chart illustrating the relationship among WREIT, WFSG and certain affiliates is set forth on page 11.


                                                                    SECTIONS OF PROSPECTUS
                                                                    PROVIDING MORE DETAILED
 AFFILIATES       RELATIONSHIP          NATURE OF INTEREST                INFORMATION
----------------------------------------------------------------------------------------------
  WFSG         Controlled by       WFSG or its subsidiaries      Initial Investments; Use of
               Messrs. Wiederhorn  will receive $138.8 million   Proceeds; Management of
               and Mendelsohn      for assets comprising         Operations--Certain
                                   approximately 92.5% of the    Relationships; Risk Factors--
                                   Initial Investments and will  Conflicts of Interest
                                   result in a gain to WFSG and
                                   its subsidiaries of
                                   approximately $4.0 million.
----------------------------------------------------------------------------------------------
  WRSC         Wholly-owned        WRSC will manage the          Management of Operations;
               subsidiary of WFSG  business and investment       Risk Factors--Conflicts of
                                   affairs of the Company and    Interest
                                   will receive a management
                                   fee, an incentive fee,
                                   expense reimbursement and
                                   options to acquire 980,000
                                   shares of Common Stock
                                   (1,135,000 if the
                                   Underwriters' over-allotment
                                   option is exercised). In the
                                   event that the Management
                                   Agreement is terminated or
                                   not extended by the Company
                                   without cause, the Company
                                   is obligated to pay WRSC a
                                   termination fee equal to the
                                   sum of the base management
                                   fee and incentive management
                                   fee earned during the twelve
                                   months preceding such
                                   termination.
----------------------------------------------------------------------------------------------
  WCC and      Controlled by       Such entities are expected    Servicing Arrangements
  the          Messrs. Wiederhorn  to receive servicing fees
  European     and Mendelsohn or   for servicing WREIT's
  Servicer     subsidiaries of     assets.
               WFSG
----------------------------------------------------------------------------------------------
  Messrs.      Sole stockholders   Wilshire Properties 1 and     Initial Investments; Use of
  Wiederhorn   of Wilshire         Wilshire Properties 2, of     Proceeds; Risk Factors--
  and          Properties 1,       which Messrs. Wiederhorn and  Conflicts of Interest
  Mendelsohn   Wilshire Properties Mendelsohn are the sole
               2 and WCC,          stockholders, will transfer
               principal           certain assets, subject to
               stockholders of     indebtedness of
               WFSG                approximately $5.6 million,
               and sole members of to the Operating Partnership
               Small Cap           for approximately $5.7
                                   million and will result in a
                                   gain of approximately $3.0
                                   million to Wilshire
                                   Properties 1 and Wilshire
                                   Properties 2. Small Cap will
                                   purchase approximately 1,875
                                   Units for $30,000.

                            SERVICING ARRANGEMENTS

  The Company expects to acquire Primary Investments and Other Real Estate Related Assets on either a "servicing released" basis (i.e., the Company will have the right to service the loans or other assets it purchases) or "servicing retained" basis (i.e., the seller of the assets or other third party retains the right to service such assets). For assets acquired on a "servicing released" basis, the Company will enter into the Servicing Agreements pursuant to which the Servicers will provide loan and real property management services, including billing, portfolio administration and collection services for the Company's real estate investments. Under the Servicing Agreements, the Company has agreed to pay each of the Servicers a servicing fee at or below market rates for each pool of loans or real estate assets that they service for the Company and to reimburse them for certain out-of-pocket costs associated with servicing such assets. For assets acquired on a "servicing retained" basis, the Company will pay a servicing fee to the seller or other third party servicing the loans or other assets. The Company will not receive servicing fees. As the Company acquires assets in other countries, the Company anticipates entering into similar servicing arrangements with WFSG affiliates in such countries. Under the Servicing Agreements, the Company has agreed to pay each of the Servicers a servicing fee at or below market rates for each pool of loans or real estate assets that they service for the Company and to reimburse them for certain out-of-pocket costs associated with servicing such assets. The Management Agreement will provide that the Manager will monitor the servicing activities of the Servicers.

  WCC is primarily engaged in the specialty loan servicing and resolution business. At September 30, 1997, WCC was servicing approximately $2.6 billion aggregate principal amount of loans. WCC has developed specialized procedures and proprietary software designed to effectively service performing, non-performing and sub-performing loans. Such procedures and software have been adapted for French and United Kingdom requirements and are used by the European Servicer and other affiliates of WFSG. The Servicers design a servicing plan for each underlying loan or property and actively service each loan and property to maximize cash flow.

                                  THE COMPANY

  WREIT was incorporated in the State of Maryland on October 24, 1997 and will elect to be taxed as a REIT under the Code. The principal executive offices of the Company are located at 1776 SW Madison Street, Portland, Oregon 97205. The Company's telephone number is (503) 223-5600.

  The following tables set forth certain information about the directors and executive officers of WREIT.

Directors Who Are Executive Officers

NAME                            AGE POSITION(S) HELD
----                            --- ----------------
Andrew A. Wiederhorn...........  32 Chairman of the Board, Chief Executive
                                    Officer, Secretary, Treasurer and Director
Lawrence A. Mendelsohn.........  36 President and Director

Independent Directors

NAME                            AGE POSITION(S) HELD
----                            --- ----------------
David C. Egelhoff..............  49 Director and Member of the Audit Committee
Steven Kapiloff................  36 Director and Member of the Audit Committee
[Additional Independent Direc-
 tor to be Named]..............     Director and Member of the Audit Committee

Executive Officers Who Are Not Directors

NAME                            AGE POSITION(S) HELD
----                            --- ----------------
Chris Tassos...................  40 Executive Vice President and Chief
                                    Financial Officer
Bo G. Aberg....................  48 Senior Vice President

  The principal occupation for the last five years of each Independent Director of the Company, as well as some other information, is set forth below.

  David C. Egelhoff has been a director of the Company since October 24, 1997. Mr. Egelhoff has been President of Macadam Forbes, Inc., a commercial real estate brokerage company headquartered in Portland, Oregon since 1981. Mr. Egelhoff is a licensed real estate broker who has extensive brokerage experience, including transactions with REITs. He is a member of the Oregon and National Board of Realtors and the Builders and Owners Management Association. Mr. Egelhoff received a degree in Finance and Marketing from the University of Wisconsin-Madison in 1971.

  Steven Kapiloff has been a director of the Company since October 24, 1997. Mr. Kapiloff is an attorney with the law firm of Winthrop, Stimson, Putnam & Roberts in its Stamford, Connecticut office, where he represents owners and developers of commercial real estate. Mr. Kapiloff received his undergraduate degree in Economics from Boston University and his J.D. from the University of Southern California.

  For biographical information on Messrs. Wiederhorn, Mendelsohn, Tassos and Aberg, see "Management of Operations--WRSC."

  An additional Independent Director will be added prior to Closing. A second additional Independent Director and John C. Condas may be added to the Board of Directors within 90 days of Closing. Certain biographical information on Mr. Condas is set forth below.

  John C. Condas is a shareholder with the law firm of Jackson, DeMarco & Peckenpaugh, where he specializes in real property, land use, financial institutions and environmental litigation, as well as processing land use entitlements. Mr. Condas received his A.B. with honors from the University of Chicago, an M.A. in Urban Planning from University of California at Los Angeles, and his J.D. from the University of Southern California. Jackson, De Marco & Peckenpaugh provides legal services to WFSG and its affiliates, including WCC.

  All directors will be elected at each annual meeting of WREIT's stockholders for a term of one year, and hold office until their successors are elected and qualified. All officers serve at the discretion of the Board of Directors. Although the Company may have salaried employees, it currently does not have employees and does not expect to employ anyone as long as the Management Agreement is in force. The Company will pay an annual director's fee to each Independent Director equal to $12,000, with no additional fee to be paid for the first four meetings of the Board of Directors. Each Independent Director will be paid a fee of $1,000 for each additional meeting of the Board of Directors or committee thereof attended in person by such Independent Director which is not a regularly scheduled quarterly meeting. For meetings attended telephonically, the Independent Directors will be paid a fee of $100 per hour. All Independent Directors will be reimbursed for their costs and expenses in attending all meetings of the Board of Directors. Directors affiliated with WFSG, however, will not be separately compensated by the Company. See "Management of Operations--Stock Options."

  Directors and executive officers of WREIT will be required to devote only so much of their time to the Company's affairs as is necessary or required for the effective conduct and operation of the Company's business. Because the Management Agreement provides that WRSC will assume principal responsibility for managing the affairs of the Company, the officers of the Company, in their capacities as such, are not expected to devote substantial portions of their time to the affairs of the Company. However, in their capacities as officers or employees of WRSC, or its affiliates, they will devote such portion of their time to the affairs of WREIT as is required for the performance of the duties of WREIT under the Management Agreement.

  The Bylaws of WREIT provide that, except in the case of a vacancy, the majority of the members of the Board of Directors will at all times after the issuance of the shares offered hereby be Independent Directors. Vacancies occurring on the Board of Directors among the Independent Directors will be filled by the vote of a majority of the directors, including a majority of the Independent Directors.

  WREIT's Charter limits the liability of its directors and officers to WREIT and its stockholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) if a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of WREIT or its stockholders to obtain other relief, such as an injunction or rescission.

  The Charter and Bylaws require WREIT to indemnify and hold harmless and, without requiring a determination of the ultimate entitlement to indemnification, pay reasonable expenses in advance of the final disposition of any proceeding to its present and former directors and officers and certain other parties to the fullest extent permitted from time to time by Maryland law. The Maryland General Corporation Law ("MGCL") permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding. Indemnification is limited to court ordered reimbursement for expenses; however, if the proceeding is one by or in the right of the corporation, and the director or officer was adjudged to be liable to the corporation or if the proceeding is one charging improper personal benefit to the director or officer and the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttal presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. Maryland law requires a corporation (unless its charter provides otherwise, which WREIT's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

COMPETITION

  The Company will engage in a business that may become increasingly competitive in the future as more people enter the market. In acquiring the Primary Investments, the Company will compete with REITs, investment banking firms, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, other lenders, and other entities purchasing similar assets, many of which have established operating histories and procedures, may have access to greater capital and other resources and may have other advantages over the Company in conducting certain businesses and providing certain services. There are several REITs similar to the Company and others may be organized in the future. The effect of the existence of additional REITs may be to increase competition for the available supply of the Primary Investments contemplated to be acquired by the Company. The Company's net income will depend, in large part, on the Company's ability to acquire and originate mortgage loans and Mortgage-Backed Securities having yields that produce favorable spreads over the Company's borrowing costs. Increased competition for the acquisition of mortgage loans, real properties and Mortgage-Backed Securities or a reduction in the available supply could result in higher prices and thus lower yields on such investments, which could narrow (or make negative) the yield spread relative to the Company's borrowing costs. In addition, the Company's competitors may seek to establish relationships with financial institutions and other firms from whom the Company intends to acquire such assets.

                              DISTRIBUTION POLICY

  WREIT intends to make distributions to its stockholders of at least 95% of its "REIT Taxable Income" each year (determined without the dividends paid deduction, certain non-cash income and any net capital gain) so as to qualify for the tax benefits accorded to REITs under the Code. REIT Taxable Income means taxable income (computed accordingly to normal corporate rules) with the following adjustments: (i) an exclusion of net income from foreclosure property; (ii) an exclusion of net income from prohibited transactions; (iii) a deduction is allowed for dividends paid reduced by the portion of such deduction attributable to net income from foreclosure property; (iv) a deduction for the amount of tax imposed for failing to meet the 75% and/or 95% income tests; and (v) the dividends received deduction does not apply. Net income from foreclosure property is the excess of (i) gain from the sale or other disposition of foreclosure property held for sale in the ordinary course of business, plus other gross income derived from foreclosure property that does not qualify under the 75% income test, over (ii) the deductions which are directly connected with the production of such gain or income. See "Federal Income Tax Consequences." WREIT does not intend to make distributions that would be a return of principal. WREIT intends to make distributions at least quarterly. It is anticipated that the first distribution to stockholders will be made promptly after the first full calendar quarter following the Closing.

  Subject to the distribution requirements referred to in the immediately preceding paragraph, WREIT intends, to the extent practicable, to cause the Operating Partnership to invest substantially all of the principal from repayments, sales and refinancings of the Operating Partnership's assets in U.S. Commercial Property and Mortgage-Backed Securities. WREIT may, however, under certain circumstances, make a distribution of principal. Such distributions, if any, will be made at the discretion of WREIT's Board of Directors.

  It is anticipated that distributions generally will be taxable as ordinary income to non-exempt stockholders of WREIT, although a portion of such distributions may be designated by WREIT as long-term capital gain or may constitute a return of capital. WREIT will furnish annually to each of its stockholders a statement setting forth distributions paid during the preceding year and their federal income tax status. For a discussion of the federal income tax treatment of distributions by WREIT and certain adverse tax consequences for stockholders associated with REMIC Residual Interests held by the Operating Partnership, see "Federal Income Tax Consequences--Taxation of the Company" and "--Taxation of Taxable U.S. Stockholders."

           YIELD CONSIDERATIONS RELATED TO THE COMPANY'S INVESTMENTS

  Before purchasing any real estate related assets, the Company, with the assistance of WRSC, will consider the expected yield of the investment. The Company considers the expected yield of an investment to be a benchmark for evaluating profitability of all types of assets over time. "Yield" or "yield to maturity" is the interest rate that will make the present value of the future cash flow from an investment equal to its price. Despite WFSG's substantial experience in evaluating potential yields on Mortgage-Backed Securities and real estate related assets, no assurances can be given that the Company can make an accurate assessment of the actual yield to be produced by an asset. Many factors beyond the control of the Company are likely to influence the yield on the Company's investments, as described in more detail below, such that the actual yield on an investment may vary substantially from its expected yield.

MORTGAGE-BACKED SECURITIES

  The yield to maturity on any class of Mortgage-Backed Securities will depend upon, among other things, the price at which such class is purchased, the interest rate for such class and the timing and aggregate amount of distributions on the securities of such class, which in turn will depend primarily on (i) whether there are any losses on the underlying loans allocated to such class and (ii) whether and when there are any prepayments of the related mortgage loans (which include both voluntary prepayments by the obligors on the mortgage loans and prepayments resulting from liquidations due to defaults and foreclosures).

  The yield on the Mortgage-Backed Securities acquired by the Company will be extremely sensitive to defaults on the mortgage loans comprising the mortgage collateral for such securities and the severity of losses resulting from such defaults, as well as the timing of such defaults and actual losses. The Company's right as a holder of Mortgage-Backed Securities to distributions of principal and interest will be subordinated to all of the more senior classes of securities. Actual losses on the mortgage collateral (after default, where the proceeds from the foreclosure sale of the real estate securing the loan are less than the unpaid balance of the mortgage loan plus interest thereon and disposition costs) will be allocated first to the subordinated classes prior to being allocated to the more senior classes. The Mortgage-Backed Securities the Company intends to acquire with the proceeds from this offering are subject to special risks, including a substantially greater risk of loss of principal and non-payment of interest than the more senior classes of such securities.

  If the Company acquires Mortgage-Backed Securities with an anticipated yield as of the acquisition date based on an assumed rate of default and severity of loss on the mortgage loans comprising the mortgage collateral that is lower than the actual default rate and severity of loss, its yield will be lower than the Company initially anticipated. In the event of substantial losses, the Company may not recover the full amount (or, indeed, any) of its acquisition cost. The timing of actual losses also will affect the Company's yield, even if the number of defaults and severity of loss are consistent with the Company's anticipation. In general, the earlier a loss occurs, the greater the adverse effect on the Company's yield. Additionally, the yield on Commercial Mortgage-Backed Securities and Residential Mortgage-Backed Securities collateralized by adjustable rate mortgage loans will vary depending on the amount of and caps on the adjustments to the interest rates of such mortgage loans. There can be no assurance as to the rate of delinquency, severity of loss or the timing of any such losses on mortgage loans underlying Mortgage-Backed Securities and thus as to the actual yield received by the Company.

  The aggregate amount of distributions on the Company's Mortgage-Backed Securities and their yield also will be affected by the amount and timing of principal prepayments on the mortgage loans underlying the Mortgage-Backed Securities. To the extent that more senior tranches of Mortgage-Backed Securities are outstanding, all prepayments of principal on the underlying mortgage loans typically will be paid to the holders of more senior classes, and typically none (or very little) will be paid to the Company during the first five years, and in some cases a longer period, after the original issue date of the related Mortgage-Backed Securities. This subordination of the Mortgage-Backed Securities to more senior classes may affect adversely the yield on the Mortgage-Backed Securities acquired by the Company. Even if there are no actual losses on the mortgage loans, interest and principal payments may be made on the more senior classes before interest and principal are paid with respect to the Mortgage-Backed Securities. Typically, interest deferred on Mortgage-Backed Securities is payable on subsequent payment dates to the extent funds are available, but such deferral does not itself bear interest. Such deferral of interest will reduce the actual yield on the Company's Mortgage-Backed Securities.

  Because the Company will acquire Mortgage-Backed Securities at a significant discount from their outstanding principal balance, if the Company estimates the yield on a security based on a faster rate of payment of principal than actually occurs, the Company's yield on that security will be lower than the Company anticipated. Whether and when there are any principal prepayments on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, tax, legal and other factors. Principal prepayments on mortgage loans secured by multi-family residential and commercial properties are likely to be affected by lock-out periods and prepayment premium provisions applicable to each of the mortgage loans, and by the extent to which the servicer is able to enforce such prepayment premium provisions. Moreover, the yield to maturity on such Mortgage-Backed Securities may also be affected by any extension of the scheduled maturity dates of the mortgage loans as a result of modifications of the mortgage loans by the related servicer, if permitted.

  The timing of any prepayments on the mortgage loans underlying Mortgage-Backed Securities owned by the Company may significantly affect the Company's yield to maturity, even if the average rate of principal payments is consistent with the Company's expectation. In general, the earlier a prepayment of principal of the mortgage loans, the greater the effect on an investor's yield. The effect on the Company's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the Company during any particular period may not be fully offset by a subsequent like decrease (or increase) in the rate of principal payments.

  Because the rate and timing of principal payments on the underlying mortgage loans will depend on future events and on a variety of factors, no assurances can be given as to such rate or the timing of principal payments on the Mortgage-Backed Securities the Company owns or acquires.

U.S. COMMERCIAL PROPERTIES

  The yield on the Company's investments in real properties, including U.S. Commercial Properties, will depend upon the price that the Company pays for such investments, the costs of capital improvements and other costs of managing the properties, the level of rents and other income generated by the properties, the length of time between acquisition and disposition and the price at which the Company ultimately disposes of such properties. The yield of such an investment may be adversely affected by factors beyond the Company's control, such as adverse changes in economic conditions, neighborhood characteristics and competition from other properties offering the same or similar services. See "Risk Factors--Investment Activity Risks." The Company will rely on the substantial experience of WFSG, made available to the Company through the Management Agreement, in acquiring, managing and disposing of U.S. Commercial Property, and in predicting and managing problems that arise. See "Management of Operations." No assurances can be given, however, that the Company will be successful in this endeavor.

MORTGAGE LOANS

  The yield to maturity on the Company's investment in mortgage loans will depend, among other things, upon (i) whether there are any losses on such mortgage loans, (ii) whether and when there are any prepayments of such mortgage loans, (iii) the interest rates on such mortgage loans, and (iv) the purchase price of such mortgage loans.

  The yield to maturity on all mortgage loans will be sensitive to defaults by the borrower and the severity of the losses that might result from such defaults. Construction and junior lien loans will be particularly sensitive to defaults because they generally have higher loan to value ratios than traditional mortgage loans. The borrower generally will have an equity investment of 10% to 15% of total project costs, but if the borrower defaults there can be no assurance that losses will not exceed such amount. Because the borrower's equity may not be adequate to protect the Company's investment, the Company's yield on such loans is particularly sensitive to defaults.

  If the Company acquires a mortgage loan at a significant discount from its outstanding principal balance and the Company estimates the yield on the mortgage loan based on a faster rate of payment of principal than actually occurs, the Company's yield on that mortgage loan will be lower than the Company anticipated. Conversely, if the Company acquires a mortgage loan at a significant premium to its outstanding principal balance, estimating the yield on such mortgage loan based on a slower rate of payment of principal than actually occurs, the Company's yield on that mortgage loan will be lower than anticipated.

  Whether and when there are any principal prepayments on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, tax, legal and other factors. Principal prepayments on mortgage loans secured by multi-family residential and commercial properties are likely to be affected by lock-out periods and prepayment premium provisions applicable to each of the mortgage loans, and by the extent to which the servicer is able to enforce such prepayment premium provisions. Moreover, the yield to maturity on mortgage loans may also be affected by any extension of the scheduled maturity dates of the mortgage loans as a result of modifications of the mortgage loans by the servicer, if permitted.

                              INITIAL INVESTMENTS

GENERAL

  At the Closing, the Company will acquire from WFSG, Wilshire Properties 1 and Wilshire Properties 2 approximately $150.1 million of assets consisting of
(i) approximately $46.6 million of U.S. Commercial Investments; (ii) approximately $98.1 million in Mortgage-Backed Securities (including approximately $29.6 million of Retained Securities); and (iii) approximately $5.4 million of International Investments in the United Kingdom (collectively, the "Initial Investments").

  The purchase of the Initial Investments by the Company will be approved by the Independent Directors. The balance of the net proceeds of the Offering, constituting up to approximately 1.6% of the total net proceeds (assuming that the Underwriters do not exercise their over-allotment option), will be invested by the Operating Partnership as opportunities arise. WFSG has granted the Company an option to purchase for up to $110.0 million all or a portion of WFSG's 50% interest in two portfolios of International Investments in France. The Company is currently evaluating the suitability of such investments under U.S. tax and French law.

  The purchase price for the Initial Investments was derived by considering a number of factors, including the amount and timing of potential net cash flows on the Initial Investments, the range of possible returns on such purchases and the risks associated with such purchases, including the risk that the ultimate return will be significantly affected by losses, if any, realized on the underlying mortgage loans and other factors that are not controlled by the Company, such as prepayment experience on the underlying mortgage loans. These factors may result in a below market rate of return or a loss on the purchase price in certain situations. See "Risk Factors--Investment Activity Risks-- Credit and Prepayment Risks from Ownership of Mortgage-Backed Securities in Pools of Commercial and Residential Mortgage Loans." The number of Units to be issued in connection with the acquisition of the commercial properties was based on recent appraisals of these properties and the public offering price of the shares of Common Stock.

  The Company believes that the descriptions of the Initial Investments set forth below are summaries of the material terms of the Initial Investments. In the case of U.S. Commercial Investments, the material terms have been taken from information provided by the servicer of those assets or information provided by Wilshire Properties 1 and Wilshire Properties 2. The material terms of the Mortgage-Backed Securities have been taken from the information provided to the Company by the trustees of the series of the Mortgage-Backed Securities. In the case of the International Investments, they have been taken from information provided by WFSG or its affiliates. Such information with respect to the Initial Investments which is within the control of third parties has not been independently confirmed by the Company, WRSC or the Underwriters, and is all the information on the subject that the Company possesses or can acquire without unreasonable effort or expense.

  The tables contained in this section present information as of September 30, 1997 for the aggregate principal balances for loans or Mortgage-Backed Securities or various dates of appraisals or BPOs for the real properties. The appraisal or BPO dates for all of the real properties were completed after December 31, 1996. The totals in the charts may not add up to 100% due to rounding.

  The Initial Investments will consist of the following:

                                                AGGREGATE PRINCIPAL
                                                      BALANCE         PURCHASE
CLASSIFICATION                          NUMBER  OR APPRAISED VALUE    PRICE(1)
--------------                          ------- ------------------- ------------
U.S. Commercial Investments
 Distressed U.S. Commercial Loans......   201      $ 53,335,473     $ 33,627,144
 U.S. Commercial Properties............    12        12,988,000       12,988,000
Mortgage-Backed Securities.............    28       523,727,647       98,072,753
International Investments..............    19         6,246,723        5,387,499
                                                                    ------------
   Total........................................................... $150,075,396
                                                                    ============

--------
(1) Purchase price will be paid from the net proceeds of this Offering and the assumption of certain debt.

  Approximately 91% of the aggregate principal balance outstanding of the real property securing the Initial Distressed U.S. Commercial Loans is located in the states of California, Connecticut, New Jersey and New York. For example, California recently began to recover from an economic recession that has affected the state since the early 1990s. The Company's performance and its ability to make distributions to its stockholders likely would be effected significantly by future economic conditions in California, Connecticut, New Jersey and New York.

THE INITIAL U.S. COMMERCIAL INVESTMENTS

 The Initial Distressed U.S. Commercial Loans

  The Distressed U.S. Commercial Loans included in the Initial Investments (the "Initial Distressed U.S. Commercial Loans") have, as of September 30, 1997, an aggregate principal balance of $53.3 million and are secured by mortgages or deeds of trust on commercial real property. The Initial Distressed U.S. Commercial Loans were originated by various unrelated parties under different underwriting criteria at different times and were acquired by WFSG at various times.

  The Company will receive varying representations and warranties with respect to certain of the Initial Distressed U.S. Commercial Loans. To the extent that any representations and warranties were offered by the respective sellers of such loans to WFSG, these representations and warranties will be transferred to the Company to the extent such representations and warranties can be transferred.

  The following tables describe the Initial Distressed U.S. Commercial Loans and related properties as of September 30, 1997. Some of the aggregate percentages or aggregate principal balances in the following tables may not total due to rounding.

          CLASSIFICATION OF INITIAL DISTRESSED U.S. COMMERCIAL LOANS

                                                                PERCENTAGE OF
                                        AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
CLASSIFICATION                  NUMBER  BALANCE OUTSTANDING  BALANCE OUTSTANDING
--------------                  ------- -------------------- -------------------
Performing Loans(1)............    48       $14,818,589             27.78%
Sub-Performing Loans(2)........    14         3,572,207              6.70%
Non-Performing Loans(3)........   139        34,944,677             65.52%
                                  ---       -----------            ------
  Total........................   201       $53,335,473            100.00%
                                  ===       ===========            ======

--------
(1) "Performing" means a loan that was not more than one payment delinquent as of September 30, 1997 determined under the terms of the original loan agreement or subsequent modification thereof. A "Performing" loan may have been previously delinquent but has been brought current. No payments are due on the largest loan (with a balance of $3.3 million) until its maturity on December 31, 1998.

(2) "Sub-Performing" means a loan (x) that was, as of September 30, 1997, two or more, but not more than 12, payments delinquent, determined under the terms of the original loan agreement or subsequent modification thereof, and (y) that had a ratio of the outstanding principal balance of such loan to its appraised value expressed as a percentage of 90% or less, except for those loans which the servicer otherwise believes cannot be brought current.

(3) "Non-Performing" means a loan (x) that was, as of September 30, 1997, more than 12 payments delinquent, determined under the terms of the original loan agreement or subsequent modification thereof, or (y) that was, as of September 30, 1997, two or more, but not more than 12 (determined under the terms of the original loan agreement or subsequent modification thereof), payments delinquent and had a ratio of the outstanding principal balance of such loan to its appraised value in excess of 90%, or the servicer otherwise believes that such loan will not be brought current.

        DELINQUENCY STATUS OF INITIAL DISTRESSED U.S. COMMERCIAL LOANS

                                                                  PERCENTAGE
                                          AGGREGATE PRINCIPAL AGGREGATE PRINCIPAL
NUMBER OF PAYMENTS DELINQUENT     NUMBER  BALANCE OUTSTANDING BALANCE OUTSTANDING
-----------------------------     ------- ------------------- -------------------
Current(1).......................    39       $13,059,950            24.49%
1-3 Payments.....................    13         2,478,968             4.65%
4-6 Payments.....................     8         2,151,404             4.03%
7-12 Payments....................    28         9,736,755            18.26%
13-18 Payments...................    11         1,939,304             3.64%
19-24 Payments...................    10         2,080,467             3.90%
25 or more Payments..............    92        21,888,625            41.04%
                                    ---       -----------           ------
  Total..........................   201       $53,335,473           100.00%
                                    ===       ===========           ======

--------
(1) Includes one loan with a balance of $3.3 million which is due and payable in one single payment at maturity.

             GEOGRAPHIC DISTRIBUTION OF REAL PROPERTIES SECURING
                            INITIAL DISTRESSED U.S.
                                COMMERCIAL LOANS

                           NUMBER OF INITIAL
                              DISTRESSED                            PERCENTAGE OF
                            U.S. COMMERCIAL  AGGREGATE PRINCIPAL AGGREGATE PRINCIPAL
LOCATION OF REAL PROPERTY        LOANS       BALANCE OUTSTANDING BALANCE OUTSTANDING
-------------------------  ----------------- ------------------- -------------------
Arkansas.................           1            $    49,962             0.09%
Arizona..................           1                 35,549             0.07%
California...............          38             18,227,545            34.18%
Connecticut..............          52             16,214,197            30.40%
Florida..................           1                 64,503             0.12%
Georgia..................           6              1,691,526             3.17%
Illinois.................           1                 43,330             0.08%
Indiana..................           1                411,483             0.77%
Massachusetts............           6                847,289             1.59%
Maryland.................           1                 57,463             0.11%
North Carolina...........           1                 52,188             0.10%
New Hampshire............           1                 31,524             0.06%
New Jersey...............          30              5,152,541             9.66%
New York.................          47              8,954,078            16.79%
Pennsylvania.............           2                133,091             0.25%
Puerto Rico..............           4                675,213             1.27%
Rhode Island.............           1                 92,816             0.17%
Tennessee................           1                 30,751             0.06%
Texas....................           3                148,048             0.28%
Virginia.................           3                422,375             0.79%
                                  ---            -----------           ------
  Total..................         201            $53,335,473           100.00%
                                  ===            ===========           ======

                       TYPES OF REAL PROPERTY SECURING
                   INITIAL DISTRESSED U.S. COMMERCIAL LOANS

                                                               PERCENTAGE OF
                                        AGGREGATE PRINCIPAL AGGREGATE PRINCIPAL
PROPERTY TYPE                    NUMBER BALANCE OUTSTANDING BALANCE OUTSTANDING
-------------                    ------ ------------------- -------------------
Commercial......................    3       $   295,674             0.55%
Commercial Land.................   10         2,208,905             4.14%
Commercial Other................    8         3,856,040             7.23%
Convalescent Facility...........    2         1,378,732             2.59%
Hotel and Motel.................    6         1,523,595             2.86%
Incubator Office/Warehouse......    1           403,848             0.76%
Low Rise Office.................   14         4,800,119             9.00%
Medical/Dental Office...........    5           785,655             1.47%
Mini Warehouse..................    1            26,829             0.05%
Mixed Use Residential/Retail....   45        10,364,002            19.43%
Multi-Family....................   29        10,868,143            20.38%
Office Condominium(s)...........   12           884,479             1.66%
Retail Building.................   43         8,669,143            16.25%
Warehouse.......................   22         7,270,308            13.63%
                                  ---       -----------           ------
  Total.........................  201       $53,335,473           100.00%
                                  ===       ===========           ======

         INTEREST RATE TYPE OF INITIAL DISTRESSED U.S. COMMERCIAL LOANS

                                                         PERCENTAGE OF AGGREGATE
                                     AGGREGATE PRINCIPAL    PRINCIPAL BALANCE
INTEREST RATE TYPE            NUMBER BALANCE OUTSTANDING       OUTSTANDING
------------------            ------ ------------------- -----------------------
Fixed........................   74       $17,532,347              32.87%
ARM..........................  127        35,803,125              67.13%
                               ---       -----------             ------
  Total......................  201       $53,335,473             100.00%
                               ===       ===========             ======

         MORTGAGE RATES OF INITIAL DISTRESSED U.S. COMMERCIAL LOANS(1)

                                                                PERCENTAGE OF
                                                                   AGGREGATE
                                          AGGREGATE PRINCIPAL  PRINCIPAL BALANCE
MORTGAGE RATES                     NUMBER BALANCE OUTSTANDING     OUTSTANDING
--------------                     ------ -------------------- -----------------
Less than 7.00%...................    4       $   345,489             0.65%
7.00%-7.49%.......................    3         2,108,580             3.95%
7.50%-7.99%.......................    8         3,080,243             5.78%
8.00%-8.49%.......................   10         3,935,188             7.38%
8.50%-8.99%.......................   19         6,737,308            12.63%
9.00%-9.49%.......................   10         1,990,573             3.73%
9.50%-9.99%.......................    8         2,489,119             4.67%
10.00%-10.49%.....................   25         6,371,733            11.95%
10.50%-10.99%.....................   33         6,390,214            11.98%
11.00%-11.49%.....................   17         2,687,025             5.04%
11.50%-11.99%.....................   14         3,104,505             5.82%
12.00%-12.49%.....................   10         2,955,042             5.54%
12.50%-12.99%.....................   13         7,201,725            13.50%
13.00%-13.49%.....................    6           774,980             1.45%
13.50%-13.99%.....................    3           643,311             1.21%
14.00%-14.99%.....................    8         1,041,874             1.95%
15.00%-15.99%.....................    4           395,340             0.74%
16.00%-16.99%.....................    1           525,000             0.98%
17.00% and Greater................    5           558,222             1.05%
                                    ---       -----------           ------
  Total...........................  201       $53,335,473           100.00%
                                    ===       ===========           ======

--------
(1) The weighted average mortgage rate of the Initial Distressed U.S. Commercial Loans is approximately 10.42%.

           LIEN POSITION OF INITIAL DISTRESSED U.S. COMMERCIAL LOANS

                                                                PERCENTAGE OF
                                         AGGREGATE PRINCIPAL AGGREGATE PRINCIPAL
LIEN POSITION                     NUMBER BALANCE OUTSTANDING BALANCE OUTSTANDING
-------------                     ------ ------------------- -------------------
First Lien.......................  173       $44,921,947            84.23%
Second Lien......................   24         6,335,487            11.88%
Third Lien.......................    2         1,296,135             2.43%
Fourth Lien......................    1           370,421             0.69%
Fifth Lien.......................    1           411,483             0.77%
                                   ---       -----------           ------
  Total..........................  201       $53,335,473           100.00%
                                   ===       ===========           ======

    YEAR OF ORIGINATION/MODIFICATION OF INITIAL DISTRESSED U.S. COMMERCIAL
                                   LOANS(1)

                                                                PERCENTAGE OF
                                         AGGREGATE PRINCIPAL AGGREGATE PRINCIPAL
YEAR OF ORIGINATION/MODIFICATION  NUMBER BALANCE OUTSTANDING BALANCE OUTSTANDING
--------------------------------  ------ ------------------- -------------------
Prior to 1985.............           7       $   892,287             1.68%
1985......................           3           307,779             0.58%
1986......................          12         1,947,095             3.65%
1987......................          26         4,712,215             8.84%
1988......................          34         7,508,099            14.08%
1989......................          28        10,043,184            18.83%
1990......................          19         6,770,278            12.69%
1991......................          14         3,460,187             6.49%
1992......................          12         2,888,342             5.42%
1993......................          10         2,054,942             3.85%
1994......................           8         1,759,152             3.30%
1995......................          11         2,869,155             5.38%
1996......................          10         5,243,016             9.83%
1997......................           7         2,879,730             5.40%
Unknown...................           0                 0             0.00%
                                   ---       -----------           ------
  Total...................         201       $53,335,473           100.00%
                                   ===       ===========           ======

--------
(1) The weighted average seasoning of the Initial Distressed U.S. Commercial Loans is approximately 79.24 months.

   DISTRIBUTION OF PRINCIPAL BALANCES OF INITIAL DISTRESSED U.S. COMMERCIAL
                                   LOANS(1)

                                                               PERCENTAGE OF
                                        AGGREGATE PRINCIPAL AGGREGATE PRINCIPAL
RANGE OF PRINCIPAL BALANCES      NUMBER BALANCE OUTSTANDING BALANCE OUTSTANDING
---------------------------      ------ ------------------- -------------------
$250,000 or less................  136       $15,104,064            28.32%
$250,001-$500,000...............   37        12,966,509            24.31%
$500,001-$750,000...............   13         7,804,307            14.63%
$750,001-$1,000,000.............    9         7,887,152            14.79%
$1,000,001-$1,250,000...........    2         2,059,747             3.86%
$1,250,001-$1,500,000...........    2         2,578,356             4.83%
$1,500,001-$2,000,000...........    1         1,586,647             2.97%
Greater than $2,000,000.........    1         3,348,691             6.28%
                                  ---       -----------           ------
  Total.........................  201       $53,335,473           100.00%
                                  ===       ===========           ======

--------
(1) The average outstanding principal balance of the Initial Distressed U.S. Commercial Loans is approximately $265,351.

    STATED REMAINING TERM TO MATURITY OF INITIAL DISTRESSD U.S. COMMERCIAL
                                   LOANS(1)

                                                               PERCENTAGE OF
                                                                AGGREGATE
                                        AGGREGATE PRINCIPAL      PRINCIPAL
STATED REMAINING TERM--MONTHS    NUMBER BALANCE OUTSTANDING BALANCE OUTSTANDING
-----------------------------    ------ ------------------- -------------------
Matured Loans...................   68       $15,393,992            28.86%
1-60............................   43        15,405,269            28.88%
61-120..........................   36         7,892,596            14.80%
121-180.........................   12         2,163,794             4.06%
181-240.........................   13         4,520,761             8.48%
241-300.........................   10         3,867,018             7.25%
301-360.........................    8         2,816,060             5.28%
Due on Demand...................   11         1,275,984             2.39%
                                  ---       -----------           ------
  Total.........................  201       $53,335,473           100.00%
                                  ===       ===========           ======

--------
(1) The weighted average stated remaining term to maturity of the Initial Distressed U.S. Commercial Loans (excluding matured loans) is approximately 114.16 months.

 ORIGINAL/MODIFIED LOAN-TO-VALUE RATIOS OF INITIAL DISTRESSED U.S. COMMERCIAL
                                   LOANS(1)

                                                               PERCENTAGE OF
RANGE OF ORIGINAL/                      AGGREGATE PRINCIPAL AGGREGATE PRINCIPAL
MODIFIED LOAN-TO-VALUE RATIOS    NUMBER BALANCE OUTSTANDING BALANCE OUTSTANDING
-----------------------------    ------ ------------------- -------------------
50.00% or less..................   15       $ 4,035,553             7.57%
50.01%-55.00%...................    6         1,276,641             2.39%
55.01%-60.00%...................   15         4,144,771             7.77%
60.01%-65.00%...................    6         2,158,412             4.05%
65.01%-70.00%...................   17         2,934,410             5.50%
70.01%-75.00%...................   16         6,000,265            11.25%
75.01%-80.00%...................   13         2,912,880             5.46%
80.01%-85.00%...................    3           707,442             1.33%
85.01%-90.00%...................    4         1,362,422             2.55%
90.01%-95.00%...................    3           434,836             0.82%
95.01%-100.00%..................    3           482,657             0.90%
100.01%-125.00%.................    3         3,440,684             6.45%
Greater than 125.00%............    3         1,957,066             3.67%
Other(2)........................   94        21,487,433            40.29%
                                  ---       -----------           ------
  Total.........................  201       $53,335,473           100.00%
                                  ===       ===========           ======

--------
(1) The weighted average loan to value ratio at origination/modification of the Initial Distressed U.S. Commercial Loans (excluding "Other") is approximately 77.93%.

(2) "Other" includes Initial Distressed U.S. Commercial Loans as to which the mortgage loan file did not contain an appraisal at origination or modification of such loans. The Company has obtained either an appraisal or BPO on such loans in connection with or subsequent to acquisition.

 The Initial U.S. Commercial Properties

  The U.S. Commercial Properties included in the Initial Investments (the "Initial U.S. Commercial Properties") will consist of 12 properties with an aggregate appraised value of approximately $13.0 million, of which four properties with an appraised value of approximately $11.3 million will be purchased from Wilshire Properties 1 and Wilshire Properties 2 for approximately $5.7 million and the assumption of approximately $5.6 million of indebtedness. The 8 real properties being acquired from WFSG were acquired by WFSG through foreclosure and are being purchased by the Company, through the Operating Partnership, for approximately $1.8 million, which will result in a loss of approximately $37,500 to WFSG. The purchase price was calculated using the BPOs for the 8 properties. The Company will maintain comprehensive insurance on the properties being acquired from WFSG, Wilshire Properties 1 and Wilshire Properties 2, including liability, fire and extended coverage, in amounts sufficient to permit the replacement of the properties in the event of a total loss, subject to an applicable deduction.

  The following tables present information concerning the 8 properties to be acquired from WFSG or its subsidiaries. Some of the aggregate percentages and appraised values in the following tables may not total due to rounding.

 GEOGRAPHIC DISTRIBUTION OF INITIAL U.S. COMMERCIAL PROPERTIES BEING ACQUIRED
                                   FROM WFSG

                                                            PERCENTAGE OF TOTAL
STATE             NUMBER OF REAL PROPERTIES APPRAISED VALUE   APPRAISED VALUE
-----             ------------------------- --------------- -------------------
California.......              3              $  704,000           41.10%
Connecticut......              2                 380,000           22.18%
Florida..........              1                 570,000           33.27%
New Jersey.......              1                  49,000            2.86%
Texas............              1                  10,000            0.58%
                             ---              ----------          ------
  Total..........              8              $1,713,000          100.00%
                             ===              ==========          ======

      TYPE OF INITIAL U.S. COMMERCIAL PROPERTIES BEING ACQUIRED FROM WFSG

                                                             PERCENTAGE OF TOTAL
PROPERTY TYPE      NUMBER OF REAL PROPERTIES APPRAISED VALUE   APPRAISED VALUE
-------------      ------------------------- --------------- -------------------
Low Rise Office..               1              $  249,000           14.54%
Multi-Family.....               2                 625,000           36.49%
Commercial Land..               4                 659,000           38.47%
Retail...........               1                 180,000           10.51%
                              ---              ----------          ------
  Total..........               8              $1,713,000          100.00%
                              ===              ==========          ======

  The Company will acquire four commercial and industrial real estate properties from Wilshire Properties 1 and Wilshire Properties 2. All leases will be assigned to the Company from Wilshire Properties 1 and Wilshire Properties 2 at Closing. The following table presents information concerning the properties to be acquired from Wilshire Properties 1 and Wilshire Properties 2:

                                                             RENT PER
                                                           SQUARE FOOT                   OCCUPANCY PERCENTAGE
                            LEASABLE NUMBER    TOTAL    -------------------- ---------------------------------------------
                    DATE     SQUARE    OF    ANNUALIZED DEC. 31,   SEPT. 30, DEC. 31, DEC. 31, DEC. 31, DEC. 31, SEPT. 30,
    PROPERTY      COMPLETED FOOTAGE  TENANTS BASE RENT    1996       1997      1993     1994     1995     1996     1997
    --------      --------- -------- ------- ---------- --------   --------- -------- -------- -------- -------- ---------
1776 SW Madison
 Street,
 Portland,
 Oregon.........    1961     15,000      1    $240,000   $13.00     $16.00     100%     100%     100%    100%       100%
Taylor Street
 Buildings,
 Portland,
 Oregon.........                                                                 *        *        *
 1705 SW Taylor     1960     20,000
 Street.........
 1723 SW Taylor     1960      4,600
 Street.........
 919 SW 17th        1982      3,400
 Avenue.........
                            -------    ---
  Total Taylor
  Street
  Buildings.....             28,000      2     317,600      N/A(2)   11.34                               N/A(2)     100%
Tigard
 Industrial
 Park,
 9800-9920 SW
 Tigard Street,
 Tigard,
 Oregon.........    1974    113,841      6     515,280     4.44       4.53      95%      95%      95%    100%       100%
2855 Prairie
 Road,
 Eugene,
 Oregon.........    1965     84,912      1     271,068     2.93       3.19     100%     100%     100%    100%       100%
                  APPRAISED
    PROPERTY       VALUE(1)
    --------      ----------
1776 SW Madison
 Street,
 Portland,
 Oregon.........  $1,800,000
Taylor Street
 Buildings,
 Portland,
 Oregon.........
 1705 SW Taylor
 Street.........
 1723 SW Taylor
 Street.........
 919 SW 17th
 Avenue.........
  Total Taylor
  Street
  Buildings.....   2,600,000
Tigard
 Industrial
 Park,
 9800-9920 SW
 Tigard Street,
 Tigard,
 Oregon.........   4,175,000
2855 Prairie
 Road,
 Eugene,
 Oregon.........   2,700,000

-------
* No information is available on the occupancy rates for these years because the building was owner-occupied during this period, and that owner is no longer conducting business.

(1) Appraisals completed as of October 10, 1997.

(2) Not leased until January 1997.

 Properties Acquired from Wilshire Properties 1

  1776 SW Madison Street. This three-story, brick office building is located 16 blocks from downtown Portland and is adjacent to the light-rail transit line. The building, which is currently leased to WFSG and its affiliates, serves as WFSG's corporate headquarters. This property, which was upgraded and remodeled in 1996, was originally constructed in 1961. The lease with WFSG expires in December 2001 and the rent is competitive for the Portland, Oregon marketplace.

  Taylor Street Buildings. The Taylor Street Buildings consist of three office/industrial buildings located 16 blocks from downtown Portland. Currently the properties are occupied by WFSG and an affiliate of WFSG, Wilshire Leasing Limited, under leases which expire in December 2001 on competitive terms in the Portland, Oregon marketplace.

  WFSG and Wilshire Leasing Limited will pay the rent as indicated in the table above after the Closing.

 Properties Acquired from Wilshire Properties 2

  Tigard Industrial Park. This multi-tenant, industrial business park consists of four buildings located on 7.7 acres close to I-5 and Highway 217. The buildings are tilt-up concrete construction with 14 grade-level doors and 18 dock-high doors. The facility currently has six tenants with leases which expire between 1998 and 2002.

  2855 Prairie Road. This building is located on 7.5 acres with access to the I-5 freeway via Belt Line Road and to the Eugene-Springfield metropolitan and Gateway areas. The property is served by an on-site rail spur, and the property is within the West Eugene enterprise zone. Included in the 7.5 acres are three acres of industrial land which may be developed. The facility has one tenant which is not affiliated with WFSG or the Company under a lease which expires in November 2000.

  The commercial properties being acquired by the Operating Partnership from Wilshire Properties 1 and Wilshire Properties 2 have an aggregate appraised value of approximately $11.3 million, and are subject to existing indebtedness of approximately $5.6 million at interest rates ranging from 9.1% to 10.6%. The indebtedness matures from September 1998 until November 2006 and will be assumed by the Company. See "Operating Partnership Agreement."

INITIAL MORTGAGE-BACKED SECURITIES

  The Initial Mortgage-Backed Securities included in the Initial Investments (the "Initial Mortgage-Backed Securities") consist of 28 classes of Mortgage-Backed Securities representing interests in 17 securitizations. All of the securities to be purchased had issue dates ranging from January 1, 1994 to November 30, 1997.

  The Initial Mortgage-Backed Securities consist of private-label securities backed by loans that were originated and are being serviced by unaffiliated non-governmental third parties ("Private-Label Securities") and securities backed by loans that were previously held in the portfolio of WFSG or its affiliates and for which WCC is continuing to act as servicer ("Retained Securities"). The purchase prices of the Initial Mortgage-Backed Securities will be approximately $68.5 million for Private-Label Securities and approximately $29.6 million for Retained Securities. In addition, approximately $9.0 million (by purchase price) of the Initial Mortgage-Backed Securities consist of IOs.

  The purchase price for the Initial Mortgage-Backed Securities was derived by considering a number of factors, including the amount and timing of potential net cash flows on the Initial Mortgage-Backed Securities, the range of possible returns on such purchases and the risks associated with such purchases, including the risk that the ultimate return will be significantly affected by losses, if any, realized on the underlying mortgage loans and other factors that are not controlled by the Company, such as prepayment experience on the underlying mortgage loans. These factors may result in a below market rate of return or a loss on the purchase price in certain situations. See "Risk Factors--Investment Activity Risks--Credit and Prepayment Risks from Ownership of Mortgage-Backed Securities in Pools of Residential and Commercial Mortgage Loans."

  The following table sets forth information regarding the Company's Initial Mortgage-Backed Securities as reported by September 30, 1997.

                       INITIAL MORTGAGE-BACKED SECURITIES

                                 INVESTMENT/
                                    NON-                           PERCENTAGE OF POOL
                                 INVESTMENT   ISSUE    COLLATERAL   PAID DOWN SINCE
   ISSUE NAME    CLASS RATING(6)  GRADE(7)     DATE       TYPE          ISSUANCE
---------------- ----- --------- ----------- -------- ------------ ------------------
PRIVATE LABEL
SECURITIES
-------------
BSMSI 96-6        B3     Baa2          I     12/30/96 Residential        11.54%
                  B4      Ba2          N     12/30/96 Residential        11.54%
CHASE 94-H        B5        B          N       5/1/94 Residential        15.95%
CSFBMSC 97-1R    1-B1     Ba2          N      9/22/97 Residential         0.51%
                 1-B2     Ba3          N      9/22/97 Residential         0.51%
                 1-B3      B2          N      9/22/97 Residential         0.51%
                 2-B1      BB          N      9/22/97 Residential         0.51%
                 2-B2     BB-          N      9/22/97 Residential         0.51%
                 2-B3       B          N      9/22/97 Residential         0.51%
CWMBS 94-Q        B4       BB          N       9/1/94 Residential        28.68%
GNMA9716          FIO     AAA          I     10/30/97 Residential        20.88%
HMSI 97-2         B4       BB          N       4/1/97 Residential         3.86%
HMSI 97-1         B4       BB          N       2/1/97 Residential         6.75%
RFMSI 96-S4       B1       BB          N       2/1/96 Residential        11.70%
SASI 94-4         M2     Baa3          I       3/1/94 Residential        28.99%
SBMS 97-HUD2(1)   B6       NR          N     11/30/97 Residential         0.00%
SBMS VII 96-
LB3(1)            CE       NR          N     11/25/96 Residential        23.62%
SBFT 97-1                  BB          N     10/27/97 Residential         0.00%
SBMS VII 97-
LB1(1)            CE       NR          N      1/27/97 Residential        16.90%
RETAINED
SECURITIES
----------
WFC 96-3(1)       AIO     AAA          I      12/1/96 Residential        13.23%
WFC 96-3(1)       B1       BB          N      12/1/96 Residential        13.23%
WFC 96-3(1)       B2        B          N      12/1/96 Residential        13.23%
WFC 96-3(1)       B3       NR          N      12/1/96 Residential        13.23%
WFC 96-3(1)       FIO     AAA          I      12/1/96 Residential        13.23%
WILSHIRE CON-
SUMER
95A(1)             B       NR          N       3/8/95   Consumer         49.83%
WILSHIRE MORT-     B       NR          N      6/28/95 Manufactured       45.19%
GAGE 95A                                                Housing
WILSHIRE MORT-
GAGE
95-MA1(1)          B       NR          N       7/1/95 Home Equity        40.48%
WILSHIRE
MORTGAGE
95-MF1(1)          B       NR          N       7/1/95 Home Equity        40.48%
TOTAL................................................................................
                         AGGREGATE CLASS BALANCE                 COMPANY INVESTMENT
                 --------------------------------------------- --------------------------
                                                PERCENTAGE     PERCENTAGE
                                  AUGUST 31,    PAID DOWN          OF                      PURCHASE
   ISSUE NAME      INITIAL           1997     SINCE ISSUANCE     CLASS       AMOUNT          PRICE
---------------- --------------- ------------ ---------------- ---------- --------------- --------------
PRIVATE LABEL
SECURITIES
-------------
BSMSI 96-6       $  5,427,000    $  5,369,413       1.06%         50.0%   $  2,684,707    $ 2,684,707
                    4,824,000       4,772,811       1.06%         50.0%      2,386,406      2,219,357
CHASE 94-H            250,000         240,618       3.75%        100.0%        240,618        173,245
CSFBMSC 97-1R      12,268,000      12,262,606       0.04%         50.0%      6,131,303      5,625,471
                    3,225,000       3,223,582       0.04%         50.0%      1,611,791      1,365,474
                    6,852,000       6,852,000       0.00%         50.0%      3,426,000      2,527,300
                    5,007,000       4,994,594       0.25%         50.0%      2,497,297      2,210,785
                    1,320,000       1,316,729       0.25%         50.0%        658,365        559,498
                    2,554,000       2,547,672       0.25%         50.0%      1,273,836        909,016
CWMBS 94-Q            479,877         424,116      11.62%        100.0%        424,116        399,135
GNMA9716          296,318,416(3)  234,458,698      20.88%        100.0%    234,458,698(4)   6,330,385
HMSI 97-2           1,507,000       1,501,391       0.37%        100.0%      1,501,391      1,374,829
HMSI 97-1           2,021,000       2,010,414       0.52%        100.0%      2,010,414      1,833,549
RFMSI 96-S4         2,849,500       2,808,011       1.46%        100.0%      2,808,011      2,536,848
SASI 94-4          30,900,000      30,308,486       1.91%         25.0%      7,577,122      6,251,125
SBMS 97-HUD2(1)    29,408,177      29,408,177       0.00%        100.0%     29,408,177      8,822,453
SBMS VII 96-
LB3(1)              4,897,473       4,897,474       0.00%         50.0%      2,448,737      8,693,017(5)
SBFT 97-1          40,000,000      40,000,000       0.00%         12.1%      4,840,000      4,557,120
SBMS VII 97-
LB1(1)              5,059,267       5,059,267       0.00%         50.0%      2,529,634      9,384,941(5)
RETAINED
SECURITIES
----------
WFC 96-3(1)       166,577,385     141,836,793      14.85%        100.0%    141,836,793(4)   2,127,552
WFC 96-3(1)         6,261,433       6,168,890       1.48%         50.0%      3,084,445      2,776,001
WFC 96-3(1)         4,870,004       4,798,022       1.48%         50.0%      2,399,011      1,799,258
WFC 96-3(1)        12,522,867      12,337,772       1.48%         50.0%      6,168,886      2,159,110
WFC 96-3(1)        48,211,248      37,260,368      22.71%        100.0%     37,260,368(4)     558,906
WILSHIRE CON-
SUMER
95A(1)             16,637,757      18,834,558     (13.20%)(2)     50.0%      9,417,279      7,198,794
WILSHIRE MORT-      5,006,883       5,127,436      (2.41%)(2)    100.0%      5,127,436      3,961,508
GAGE 95A
WILSHIRE MORT-
GAGE
95-MA1(1)           5,912,302       6,768,326     (14.48%)(2)    100.0%      6,768,326      6,429,910
WILSHIRE
MORTGAGE
95-MF1(1)           2,312,642       2,740,483     (18.50%)(2)    100.0%      2,740,483      2,603,459
                 --------------- ------------                             --------------- --------------
TOTAL............$723,480,230    $628,328,707                             $523,727,647    $98,072,753
                 =============== ============                             =============== ==============

----
(1) Special Servicing rights attached.
(2) Includes prepaid senior class principal due to application of excess interest to senior class principal, thereby increasing subordinate class balance.
(3) The pools of GNMA Securities which underlie this issue were accumulated over a period of time prior to the issuance of this security and the principal amount of such securities was $296,318,416 paid down to $234,458,898 at the time of issuance.
(4) IO classes are notional classes and, as such, are not entitled to distributions of principal.
(5) CE bonds represent subordinated principal plus a notional IO class.
(6) NR means the security is not rated.
(7) I means investment grade (BBB rating and above) and N means non-investment grade (BBB- and below) or not rated.

                 RATINGS OF INITIAL MORTGAGE-BACKED SECURITIES

                                                                      NET BOOK
RATING CATEGORY(1)                                                      VALUE
------------------                                                   -----------
AAA/Aaa1 to A-/A3................................................... $ 9,016,843
BBB+/Baa1 to BBB-/Baa3..............................................   8,935,832
BB+/Ba1 to BB-/Ba3..................................................  25,458,067
B+/B1 to B-/B3......................................................   5,408,819
Unrated.............................................................  49,253,192
                                                                     -----------
  Total............................................................. $98,072,753
                                                                     ===========

--------
(1) Most recent rating by an independent rating agency.

  The ratings of the Rating Agencies on mortgage pass-through certificates address the likelihood of the receipt of all distributions to which such holders are entitled. The ratings do not represent any assessment of (i) the likelihood or frequency of principal prepayments on the underlying mortgage loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent yield maintenance premiums (if any) will be received. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience on any security nor does it assess any possibility that the holders of the IOs might not fully recover their investment in the event of rapid prepayments of the underlying mortgage loans (including both voluntary and involuntary prepayments). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by assigning the rating agency.

  Structure and Subordination. The majority of the principal amount of the Initial Mortgage-Backed Securities is subordinated in right of payment of principal and interest, thus protecting the more senior securities from losses on the underlying mortgage loans. In general, on any distribution date, prepayments of principal will typically be distributed to the most senior class of securities, and not to the Initial Mortgage-Backed Securities, as long as the more senior securities are outstanding or certain overcollateralization levels are not met. Generally, on any distribution date, no interest is distributed to the Initial Mortgage-Backed Securities until interest allocable to more senior classes for that distribution date has been distributed. In addition, as losses are incurred on the underlying mortgage loans, such losses will be borne by the most junior class of Mortgage-Backed Securities then having an outstanding balance.

  Restrictions on Transfer of Initial Mortgage-Backed
Securities. Substantially all of the Initial Mortgage-Backed Securities have not been registered under the Securities Act or any state securities laws, and, accordingly, transfer of the Initial Mortgage-Backed Securities is restricted. Moreover, the Initial Mortgage-Backed Securities cannot be transferred to an ERISA plan or related party except in certain limited circumstances. As a result, there is no liquid market for the Initial Mortgage-Backed Securities.

THE INTERNATIONAL INVESTMENTS

  At Closing the Company will purchase participation interests in two pools of loans in the United Kingdom: (i) a pool of non-performing loans that the Company will hold as "Mortgagee in Possession" (defined below) with an aggregate outstanding principal balance of approximately $12.3 million that because of their delinquent status were purchased at prices that reflected a significant discount from their unpaid principal balances (the "United Kingdom Non-Performing Loans"), and (ii) a pool of performing and sub-performing loans with an aggregate outstanding principal balance of approximately $2.6 million that were purchased at prices that more closely approximated their unpaid principal balances (the "United Kingdom Performing and Sub-Performing Loans"). The aggregate purchase price for these loans in the United Kingdom will be approximately $5.4 million based on September 30, 1997 exchange rates. A Mortgagee in Possession is a lender who has obtained court approval to sell the property securing the loans. While the Mortgagee in Possession does not take title to the secured property, the borrower has no additional rights in the property except that it may be entitled to additional sale proceeds above the Mortgagee in Possession's gross book value, including accrued and unpaid interest as well as additional fees associated with the sale.

  WFSG has granted the Company an option to purchase for up to $110.0 million all or a portion of up to WFSG's 50% interest in two portfolios of International Investments in France. The foregoing amounts were based on exchange rates as of September 30, 1997, in the United Kingdom at $1.6156 to the English Pound and in France at 5.889ff to the U.S. Dollar, respectively.

  The following tables describe the United Kingdom Non-Performing Loans and the United Kingdom Performing and Sub-Performing Loans and related properties as of September 30, 1997. Some of the aggregate percentages and appraised and principal balances in the following tables may not total due to rounding.

      TYPES OF REAL PROPERTY SECURING UNITED KINGDOM NON-PERFORMING LOANS

                                                     AGGREGATE   PERCENTAGE OF
                                                     APPRAISED     APPRAISED
PROPERTY TYPE                                 NUMBER   VALUE     AGGREGATEVALUE
-------------                                 ------ ---------- ----------------
Mixed/Use....................................    4   $1,284,402       35.02%
Multi Family.................................    1      331,198        9.03%
Office.......................................    1    1,001,672       27.32%
Undeveloped Land.............................    3    1,050,140       28.63%
Recreational Camp............................    1          --         0.00%
                                               ---   ----------      ------
  Total......................................   10   $3,667,412      100.00%
                                               ===   ==========      ======

     GEOGRAPHIC DISTRIBUTION OF REAL PROPERTY SECURING UNITED KINGDOM NON-
                               PERFORMING LOANS

                                                     AGGREGATE   PERCENTAGE OF
                                                     APPRAISED      AGGREGATE
LOCATION                                      NUMBER    VALUE    APPRAISED VALUE
--------                                      ------ ---------- ----------------
London.......................................    2   $1,001,672       27.31%
South East...................................    1      444,290       12.11%
South West...................................    2      331,198        9.03%
Midlands.....................................    1      646,240       17.62%
North........................................    1      177,716        4.85%
Scotland.....................................    3    1,066,296       29.07%
                                               ---   ----------      ------
  Total......................................   10   $3,667,412      100.00%
                                               ===   ==========      ======

  LOAN-TO-VALUE RATIOS OF UNITED KINGDOM PERFORMING AND SUB-PERFORMING LOANS

                                                  AGGREGATE
                                                   PRINCIPAL     PERCENTAGE OF
                                                   BALANCE    AGGREGATE PRINCIPAL
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS    NUMBER  OUTSTANDING BALANCE OUTSTANDING
--------------------------------------    ------ ------------ -------------------
50% or Less..............................    0           --           0.00%
50.01% to 55.00%.........................    1    $    8,833          0.34%
55.01% to 60.00%.........................    1       153,520          5.95%
60.01% to 65.00%.........................    0           --           0.00%
65.01% to 70.00%.........................    0           --           0.00%
70.01% to 75.00%.........................    1       481,568         18.67%
75.01% to 80.00%.........................    1        64,579          2.50%
80.01% to 85.00%.........................    0           --           0.00%
85.01% to 90.00%.........................    0           --           0.00%
90.01% to 95.00%.........................    0           --           0.00%
95.01% to 100.00%........................    0           --           0.00%
100.01% to 125%..........................    3     1,318,792         51.13%
Greater than 125%........................    2       552,018         21.40%
                                           ---    ----------        ------
  Total..................................    9    $2,579,311        100.00%
                                           ===    ==========        ======

    DELINQUENCY STATUS OF UNITED KINGDOM PERFORMING AND SUB-PERFORMING LOANS

                                                 AGGREGATE
                                                  PRINCIPAL     PERCENTAGE OF
                                                  BALANCE    AGGREGATE PRINCIPAL
NUMBER OF PAYMENTS DELINQUENT            NUMBER  OUTSTANDING BALANCE OUTSTANDING
-----------------------------            ------ ------------ -------------------
Current.................................    5      $764,653         29.65%
12 or more Payments.....................    4     1,814,658         70.35%
                                          ---    ----------        -------
  Total.................................    9    $2,579,311        100.00%
                                          ===    ==========        =======

    DISTRIBUTION OF PRINCIPAL BALANCES OF UNITED KINGDOM PERFORMING AND SUB-
                                PERFORMING LOANS

                                                 AGGREGATE
                                                 PRINCIPAL      PERCENTAGE OF
                                                  BALANCE    AGGREGATE PRINCIPAL
RANGE OF PRINCIPAL BALANCES              NUMBER  OUTSTANDING BALANCE OUTSTANDING
---------------------------              ------ ------------ -------------------
$75,000 or less.........................    4    $  173,233          6.72%
$75,001-$200,000........................    1       153,520          5.95%
$200,001-$400,000.......................    1       252,984          9.81%
$400,001-$600,000.......................    2       989,918         38.38%
Greater than $600,001...................    1     1,009,656         39.14%
                                          ---    ----------        -------
  Total.................................    9    $2,579,311        100.00%
                                          ===    ==========        =======

      MORTGAGE RATES OF UNITED KINGDOM PERFORMING AND SUB-PERFORMING LOANS

                                                 AGGREGATE
                                                 PRINCIPAL      PERCENTAGE OF
                                                  BALANCE    AGGREGATE PRINCIPAL
MORTGAGE RATES                           NUMBER  OUTSTANDING BALANCE OUTSTANDING
--------------                           ------ ------------ -------------------
Less than 9.50%.........................    1    $  481,568         18.67%
9.50%-9.99%.............................    3       164,400          6.37%
10.00%-10.49%...........................    3     1,770,990         68.66%
10.50%-11.49%...........................    1         8,833          0.34%
11.50%-11.99%...........................    1       153,520          5.95%
                                          ---    ----------        -------
  Total.................................    9    $2,579,311        100.00%
                                          ===    ==========        =======

    STATED REMAINING TERM TO MATURITY OF UNITED KINGDOM PERFORMING AND SUB-
                                PERFORMING LOANS

                                                 AGGREGATE
                                                 PRINCIPAL      PERCENTAGE OF
                                                  BALANCE    AGGREGATE PRINCIPAL
STATED REMAINING TERM-MONTHS             NUMBER  OUTSTANDING BALANCE OUTSTANDING
----------------------------             ------ ------------ -------------------
Matured Loans...........................    1    $   43,668          1.69%
61-120..................................    2     1,262,640         48.95%
121-180.................................    4       708,501         27.47%
181-240.................................    1        56,153          2.18%
On Demand(1)............................    1       508,350         19.71%
                                          ---    ----------        -------
  Total.................................    9    $2,579,311        100.00%
                                          ===    ==========        =======

--------
(1) This loan is due on demand and the remaining term could not be determined.

      CLASSIFICATION OF UNITED KINGDOM PERFORMING AND SUB-PERFORMING LOANS

                                                  AGGREGATE
                                                  PRINCIPAL     PERCENTAGE OF
                                                   BALANCE   AGGREGATE PRINCIPAL
CLASSIFICATION                            NUMBER OUTSTANDING BALANCE OUTSTANDING
--------------                            ------ ----------- -------------------
Performing Loans.........................    5   $  764,653         29.65%
Non-Performing Loans.....................    4    1,814,658         70.35%
                                           ---   ----------        ------
  Total..................................    9   $2,579,311        100.00%
                                           ===   ==========        ======

     YEAR OF ORIGINATION/MODIFICATION OF UNITED KINGDOM PERFORMING AND SUB-
                                PERFORMING LOANS

                                                  AGGREGATE
                                                  PRINCIPAL     PERCENTAGE OF
                                                   BALANCE   AGGREGATE PRINCIPAL
YEAR OF ORIGINATION/MODIFICATION          NUMBER OUTSTANDING BALANCE OUTSTANDING
--------------------------------          ------ ----------- -------------------
1987.....................................    1   $1,009,656         39.14%
1988.....................................    2      309,136         11.99%
1989.....................................    2      490,401         19.01%
1990.....................................    1       64,579          2.50%
1991.....................................    2      552,018         21.40%
1992.....................................    1      153,520          5.95%
                                           ---   ----------        ------
  Total..................................    9   $2,579,311        100.00%
                                           ===   ==========        ======

    TYPE OF MORTGAGED PROPERTIES SECURING UNITED KINGDOM PERFORMING AND SUB-
                                PERFORMING LOANS

                                                  AGGREGATE
                                                  PRINCIPAL     PERCENTAGE OF
                                                   BALANCE   AGGREGATE PRINCIPAL
              PROPERTY TYPE               NUMBER OUTSTANDING BALANCE OUTSTANDING
              -------------               ------ ----------- -------------------
Hospitality..............................    3   $  914,854         35.47%
Multi-Family.............................    5      654,801         25.39%
Retail...................................    1    1,009,656         39.14%
                                           ---   ----------        ------
  Total..................................    9   $2,579,311        100.00%
                                           ===   ==========        ======

      LIEN POSITION OF UNITED KINGDOM PERFORMING AND SUB-PERFORMING LOANS

                                                 AGGREGATE
                                                 PRINCIPAL     PERCENTAGE OF
                                                  BALANCE   AGGREGATE PRINCIPAL
LIEN POSITION                        NUMBER     OUTSTANDING BALANCE OUTSTANDING
-------------                        ------     ----------- -------------------
First Lien(1)...................        5       $2,406,078         93.28%
Second Lien.....................        4          173,233          6.72%
                                      ---       ----------        ------
  Total.........................        9       $2,579,311        100.00%
                                      ===       ==========        ======
--------
(1) Two loans with a combined balance of $989,918 are each secured by two properties, one with a first lien and the other secured by a second lien.
    For each such loan, the property with the first lien has a higher appraised value than the property secured by the second lien.

           GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES SECURING
              UNITED KINGDOM PERFORMING AND SUB-PERFORMING LOANS

                                                 AGGREGATE
                                                 PRINCIPAL     PERCENTAGE OF
                                   NUMBER OF      BALANCE   AGGREGATE PRINCIPAL
   LOCATION OF REAL PROPERTY     MORTGAGE LOANS OUTSTANDING BALANCE OUTSTANDING
   -------------------------     -------------- ----------- -------------------
South East......................        2       $1,518,006         58.85%
South West......................        1           43,668          1.69%
Midlands........................        1          252,984          9.81%
London..........................        4          611,133         23.69%
North...........................        1          153,520          5.95%
                                      ---       ----------        ------
  Total.........................        9       $2,579,311        100.00%
                                      ===       ==========        ======

                                CAPITALIZATION

  The total stockholders equity of the Company as adjusted to reflect the sale of the shares of Common Stock offered hereby, is as follows:

                                                                         AS
                                                              ACTUAL ADJUSTED(1)
                                                              ------ -----------
                                                                (IN THOUSANDS)
Common Stock, par value $0.0001..............................  $ 2    $      2
  Authorized--200,000,000 shares
  Outstanding--0 shares, 10,000,000 shares, as adjusted
Preferred Stock, par value $0.0001...........................    0           0
  Authorized--25,000,000 shares
  Outstanding--0 shares, 0 shares, as adjusted
Additional Paid-in Capital...................................    0     146,800
                                                               ---    --------
    Total....................................................   $2    $146,802
                                                               ===    ========

--------
(1) Assumes that the initial public offering price is $16.00 per share. Includes 990,000 shares of Common Stock to be purchased by WFSG, after deducting offering and organizational expenses estimated to be $2.0 million payable by the Company, and assuming that the Underwriters do not exercise their over-allotment option to purchase up to an additional 1,500,000 shares of Common Stock.

    MANAGEMENT'S DISCUSSION AND ANALYSIS OF LIQUIDITY AND CAPITAL RESOURCES

  WREIT has no operating history. WREIT's opening audited balance sheet as of December 31, 1997, and related footnotes are presented elsewhere herein. The Management's Discussion and Analysis of Liquidity and Capital Resources should be read in conjunction with such opening balance sheet and related notes. WREIT has been organized and will elect to qualify as a REIT under the Code and, as such, anticipates distributing annually at least 95% of its taxable income (other than net capital gain), subject to certain adjustments. Cash for such distributions is expected to be generated from the Company's operations, although the Company also may borrow funds to make distributions. The Company's revenues will be derived from (i) ownership of U.S. Commercial Properties; (ii) ownership of Mortgage-Backed Securities; (iii) International Investments; (iv) ownership of Other Real Estate Related Assets; and (v) interest and revenues from other (generally short-term) investments. See "Distribution Policy" and "Federal Income Tax Consequences."

  The principal sources of the Company's funds in the near term will be the proceeds of this Offering. At Closing, the Company, through the Operating Partnership, will acquire approximately $150.1 million in assets. The proceeds of the Offering will fund the purchase of approximately $144.5 million of the Initial Investments with the remainder (approximately $2.3 million) to be used to fund the operations of the Company and the Operating Partnership and to acquire new assets. The remainder of the Initial Investments will be purchased through the assumption of certain indebtedness of approximately $5.6 million. In this regard, WFSG has granted the Company an option to purchase, for approximately $110.0 million, all or a portion of up to WFSG's 50% interest in two portfolios of International Investments in France. The Company is currently evaluating the suitability of such investment under U.S. tax and French law. The Company plans to raise additional operating funds by leveraging its assets, primarily through repurchase agreements, secured term loans warehouse lines of credit, mortgage loans, issuance of mortgage-backed securities and other borrowing arrangements, which management believes will be sufficient to enable the Company to meet its anticipated liquidity and capital requirements in the long term. See "Operating Policies and Objectives" and "Use of Proceeds."

                         DESCRIPTION OF CAPITAL STOCK

GENERAL

  The Charter provides that WREIT may issue up to 225,000,000 shares of capital stock, consisting of 200,000,000 shares of Common Stock, $0.0001 par value per share, and 25,000,000 shares of preferred stock, $0.0001 par value per share ("Preferred Stock"). Upon completion of the Offering, 10,000,000 shares of Common Stock (11,500,000 of the Underwriters' over-allotment option is exercised in full) will be issued and outstanding, and 6,000,000 shares of Common Stock will be reserved for issuance upon exercise of options, and no Preferred Stock will be issued and outstanding. The authorized capital stock of WREIT may be increased and altered from time to time as permitted by Maryland law.

COMMON STOCK

  All outstanding shares of Common Stock will be duly authorized, fully paid and nonassessable upon the Closing. Subject to the preferential rights of any other shares or series of shares of capital stock, holders of Common Stock are entitled to receive dividends if and when authorized and declared by the Board of Directors of WREIT out of assets legally available therefor and to share ratably in the assets of WREIT legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of WREIT. WREIT currently intends to pay quarterly dividends.

  Each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any other class or series of shares of capital stock, the holders of Common Stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means in all elections of directors, each holder of Common Stock has the right to cast one vote for each share of stock for each candidate.

PREFERRED STOCK

  Pursuant to the Charter, Preferred Stock may be issued from time to time, in one or more series, as authorized by the Board of Directors. Because the Board of Directors has the power to establish the preferences and rights of each class or series of Preferred Stock, the Board of Directors may afford the holders of any series or class of Preferred Stock preferences, powers and rights, voting or otherwise, senior to the rights of the holders of Common Stock. This could effect the ability of WREIT to make dividend distributions to the holders of Common Stock. The Board could also authorize the issuance of Preferred Stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of the shares of Common Stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares of Common Stock over the then market price of such shares of Common Stock. As of the date hereof, no shares of Preferred Stock are outstanding.

RESTRICTIONS ON OWNERSHIP

  Pursuant to the Charter, no "Disqualified Organization" may own or be deemed to own by virtue of the attribution provisions of the Code any outstanding shares of capital stock. A "Disqualified Organization" includes the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any other tax-exempt organization (other than a farmer's cooperative described in section 521 of the Code) that is exempt from taxation under the unrelated business taxable income provisions of the Code, or any rural electrical or telephone cooperative.

RESTRICTIONS ON TRANSFER

  For WREIT to qualify as a REIT under the Code, it must meet certain requirements concerning the ownership of its outstanding shares of capital stock. Specifically, not more than 50% in value of WREIT's outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and WREIT must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. See "Federal Income Tax Consequences--Requirements for Qualification."

  Because the Board of Directors believes it is essential for WREIT to continue to qualify as a REIT, the Charter, subject to certain exceptions and waivers described below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (or, with respect to WFSG, 20%) of the number of outstanding shares of Common Stock or any series of Preferred Stock (the "Ownership Limitation").

  Subject to certain exceptions described below, any purported transfer of shares of Common Stock or Preferred Stock that would (i) result in any person owning, directly or indirectly, shares of Common Stock or Preferred Stock in excess of the Ownership Limitation, (ii) result in the shares of Common Stock and Preferred Stock, collectively, being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in WREIT being "closely held" within the meaning of section 856(h) of the Code, or (iv) cause WREIT to own, actually or constructively, 10% or more of the ownership interests in a tenant of the Company's real property, within the meaning of section 856(d)(2)(B) of the Code, or (v) result in a "Disqualified Organization" owning shares of Common Stock or Preferred Stock of the Company, will be designated as "Shares-in-Trust" and transferred automatically to a trust (the "Trust") effective on the day before the purported transfer of such shares of Common Stock or Preferred Stock. The record holder of the shares of Common Stock or Preferred Stock that are designated as Shares-in-Trust (the "Prohibited Owner") will be required to submit such number of shares of Common Stock or Preferred Stock to WREIT for registration in the name of the Trust. The trustee of the Trust (the "Trustee") will be designated by WREIT, but will not be affiliated with WREIT. The beneficiary of the Trust (the "Beneficiary") will be one or more charitable organizations that are named by WREIT.

  Shares-in-Trust will remain issued and outstanding shares of Common Stock or Preferred Stock and will be entitled to the same rights and privileges as all other shares of the same class or series. The Trustee will receive all dividends and distributions on the Shares-in-Trust and will hold such dividends or distributions in trust for the benefit of the Beneficiary. The Trustee will vote all Shares-in-Trust. The Trustee will designate a permitted transferee of the Shares-in-Trust, provided that the permitted transferee (i) purchases such Shares-in-Trust for valuable consideration and (ii) acquires such Shares-in-Trust without such acquisition resulting in a transfer to another Trust.

  The Prohibited Owner with respect to Shares-in-Trust will be required to repay to the Trustee the amount of any dividends or distributions received by the Prohibited Owner (i) that are attributable to any Shares-in-Trust and (ii) the record date of which was on or after the date that such shares became Shares-in-Trust. The Prohibited Owner generally will receive from the Trustee the lesser of (i) the price per share such Prohibited Owner paid for the shares of Common Stock or Preferred Stock that were designated as Shares-in-Trust (or, in the case of a gift or devise, the Market Price (as defined below) per share on the date of such transfer) or (ii) the price per share received by the Trustee from the sale of such Shares-in-Trust. Any amounts received by the Trustee in excess of the amounts to be paid to the Prohibited Owner will be distributed to the Beneficiary.

  The Shares-in-Trust will be deemed to have been offered for sale to WREIT, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price per share on the date of such transfer) or
(ii) the Market Price per share on the date that WREIT, or its designee, accepts such offer. WREIT will have the right to accept such offer for a period of ninety days after the later of (i) the date of the purported transfer which resulted in such Shares-in-Trust or (ii) the date WREIT determines in good faith that a transfer resulting in such Shares-in-Trust occurred.

  "Market Price" on any date shall mean the average of the Closing Price (as defined below) for the five consecutive Trading Days (as defined below) ending on such date. The "Closing Price" on any date shall mean the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market. "Trading Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

  Any person who acquires or attempts to acquire shares of Common Stock or Preferred Stock in violation of the foregoing restrictions, or any person who owned shares of Common Stock or Preferred Stock that were transferred to a Trust, will be required (i) to give immediately written notice to WREIT of such event and (ii) to provide to WREIT such other information as it may request in order to determine the effect, if any, of such transfer on WREIT's status as a REIT.

  All persons who own, directly or indirectly, more than 5% (or such lower percentages as required pursuant to regulations under the Code) of the outstanding shares of Common Stock and Preferred Stock must, within 30 days after January 1 of each year, provide to WREIT a written statement or affidavit stating the name and address of such direct or indirect owner, the number of shares of Common Stock and Preferred Stock owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect stockholder shall provide to WREIT such additional information as WREIT may request in order to determine the effect, if any, of such ownership on WREIT's status as a REIT and to ensure compliance with the Ownership Limitation.

  The Ownership Limitation generally will not apply to the acquisition of shares of Common Stock or Preferred Stock by an underwriter that participates in a public offering of such shares. In addition, the Board of Directors, upon receipt of a ruling from the Service or an opinion of counsel and upon such other conditions as the Board of Directors may direct, in its sole discretion, may exempt a person from the Ownership Limitation under certain circumstances. The foregoing restrictions will not be removed until (A)(i) such restrictions are no longer required in order to qualify as a REIT, and (ii) the Board of Directors determines that it is no longer in the best interest of the Company to retain such restrictions; or (B)(i) the Board of Directors determines that it is no longer in the best interests of WREIT to attempt to qualify, or to continue to qualify, as a REIT and (ii) there is an affirmative vote of two-thirds of the number of shares of Common Stock and Preferred Stock entitled to vote on such matter at a regular or special meeting of the stockholders of WREIT.

  All certificates representing shares of Common Stock or Preferred Stock will bear a legend referring to the restrictions described above.

  The Ownership Limitation could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of shares of Common Stock might receive a premium for their shares of Common Stock over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

DIVIDEND REINVESTMENT PLAN

  WREIT may implement a dividend reinvestment plan whereby stockholders may automatically reinvest their dividends in WREIT's Common Stock. Details about any such plan would be sent to WREIT's stockholders following adoption thereof by the Board of Directors.

REPORTS TO STOCKHOLDERS

  WREIT will furnish its stockholders with annual reports containing audited financial statements certified by independent public accountants and distribute quarterly reports containing unaudited financial information for each of the first three quarters of the year.

TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for the Common Stock is The Bank of New
York.

LISTING OF THE COMMON STOCK

  An application has been submitted for approval for quotation of the Common Stock on the Nasdaq National Market under the symbol "WREI."

     CERTAIN PROVISIONS OF MARYLAND LAW AND OF WREIT'S CHARTER AND BYLAWS

  The following summary of certain provisions of Maryland law and of the Charter and Bylaws of WREIT does not purport to be complete and is subject to Maryland law as well as the Charter and Bylaws of WREIT, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part.

BOARD OF DIRECTORS

  The Charter and Bylaws provide that the number of Directors of WREIT may be increased or decreased by the Board of Directors but may not be fewer than the minimum number required by Maryland law nor without certain approvals more than nine. Generally, any vacancy on the Board of Directors may be filled by a majority of the remaining Directors, except that a vacancy resulting from an increase in the number of Directors may be filled by a majority of the entire Board of Directors.

  WREIT's Charter provides that a director may be removed from office at any time, but only for cause and then only by the affirmative vote of at least two-thirds of all of the votes ordinarily entitled to be cast in the election of Directors voting together as a single class. In addition, the Charter provides that a majority of the Board of Directors must be Independent Directors.

AMENDMENT

  WREIT reserves the right from time to time to make any amendment to its Charter now or hereafter authorized by law, including any amendments which alter the contract rights as expressly set forth in the Charter of any shares of outstanding stock; provided, however, that provisions relating to WREIT's election to be taxed as a REIT, and certain restrictions on the transferability of Common Stock or Preferred Stock cannot be amended without the affirmative vote of at least two-thirds of all of the votes entitled to be cast on the matter voting together as a single class. The Charter provisions relating to WREIT's Board of Directors are also subject to certain super-majority amendment requirements. WREIT's Bylaws may be amended by the Board of Directors or by the affirmative vote of at least two-thirds of all of the votes ordinarily entitled to be cast in the election of directors voting together as a single class. The Charter provides that any amendment of the provisions of the Charter relating to indemnification of officers and directors shall not retroactively affect any act or failure to act that occurred prior to the amendment.

BUSINESS COMBINATIONS

  Under MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person (i) who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation's shares or (ii) who is an affiliate of the corporation and, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate of such an Interested Stockholder, are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Any such business combination not prohibited above must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder.

CONTROL SHARE ACQUISITIONS

  The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquirer, by officers or by directors who are employees of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of or ownership of, or the power to direct the exercise of voting power with respect to, control shares, subject to certain exceptions.

  A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders' meeting.

  If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition. Also, certain restrictions and limitations otherwise applicable to the exercise of dissenter's rights do not apply in the context of a "control share acquisition."

  The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange effected under the MGCL if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. WREIT's Bylaws currently contain a provision exempting WREIT's capital stock from this statute, but the provision may be amended or eliminated by the Board of Directors.

OPERATIONS

  The Company is generally prohibited from engaging in certain activities and acquiring or holding property or engaging in any activity that would cause the Company to fail to qualify as a REIT.

DISSOLUTION OF THE COMPANY

  Under the MGCL, the Company may not be dissolved without the affirmative vote of the holders of two-thirds of the total number of shares of capital stock outstanding and entitled to vote thereon voting as a single class.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

  The Bylaws of WREIT provide (a) with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by such stockholders may be made only (i) pursuant to WREIT's notice of the meeting, (ii) by the Board of Directors or (iii) by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws and
(b) with respect to special meetings of stockholders, only the business specified in WREIT's notice of meeting may be brought before the meeting of stockholders, and nominations of persons for election to the Board of Directors may be made only
(i) pursuant to WREIT's notice of meeting, (ii) by the Board of Directors or
(iii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

POSSIBLE ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE CHARTER AND BYLAWS

  The business combination provisions and the control share acquisition provisions of the MGCL, the provisions of the Charter on removal of directors and the advance notice provisions of the Bylaws could delay, defer or prevent a change in control of WREIT or other transaction that might involve a premium price for holders of Common Stock or otherwise be in their best interest. Although the Bylaws of WREIT contain a provision exempting the acquisition of Common Stock by any person from the control share acquisition provisions of the MGCL, there can be no assurance that such provision will not be amended or eliminated at any time in the future.

                    COMMON STOCK AVAILABLE FOR FUTURE SALE

  Upon the closing of the Offering, WREIT will have outstanding 10,000,000 shares of Common Stock (assuming the Underwriters do not exercise their over-allotment option). Of the outstanding shares, 9,010,000 shares of Common Stock to be sold in this Offering will be freely tradeable by persons other than "Affiliates" of the Company without restriction under the Securities Act of 1933, as amended (the "Securities Act"), subject to certain limitations on ownership set forth in the Charter. See "Description of Capital Stock-- Restrictions on Transfer."

  Shares of Common Stock issued to holders of Units upon exercise of the Redemption Rights will be "restricted" securities under the meaning of Rule 144 promulgated under the Securities Act ("Rule 144") and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144. See "Operating Partnership Agreement--Redemption Rights." As described below, WREIT has granted certain holders registration rights with respect to their Common Stock.

  In general, under Rule 144 as currently in effect, if one year has elapsed since the later of the date of acquisition of restricted shares from the Company or any "Affiliate" of the Company, as that term is defined under the Securities Act, the acquiror or subsequent holder thereof is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding Common Stock or the average weekly trading volume of the Common Stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. If two years have elapsed since the date of acquisition of restricted shares from the Company or from any Affiliate of the Company, and the acquiror or subsequent holder thereof is deemed not to have been an Affiliate of the Company at any time during the three months preceding a sale, such person would be entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

  The Company and Messrs. Wiederhorn and Mendelsohn have agreed not to offer, sell or contract to sell or otherwise dispose of any Common Stock without the prior consent of the Representatives (as defined herein) for a period of 180 days from the date of this Prospectus.

  WFSG has agreed not to offer, sell or contract to sell or otherwise dispose of the Common Stock acquired on the Closing Date without the prior consent of the Representatives, for a period of two years from the date of this Prospectus, provided that WRSC continues to serve as the Manager during such period.

  Additionally, upon Closing, stock options will be granted at the initial public offering price to WRSC and the Independent Directors of the Company. None of the options issued to WRSC will be immediately exercisable. One quarter of WRSC's options become exercisable on each of the first four anniversaries of the Closing. The 15,000 options issued to the Independent Directors will be immediately exercisable. The number of shares to be subject to such stock options will be 10% of the number of shares to be issued pursuant to the Offering, assuming the Underwriters fully exercise their over-allotment option.

  No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of Common Stock, or the perception that such sales could occur, may adversely affect prevailing market prices of the Common Stock.

                        OPERATING PARTNERSHIP AGREEMENT

  The Operating Partnership has been organized as a Delaware limited partnership, the general partner of which is WREIT (the "General Partner"). The Company organized the Operating Partnership in order to provide future sellers of assets with the opportunity to transfer those assets to the Operating Partnership in a tax-deferred exchange. At Closing, WREIT will purchase 10,000,000 (11,500,000 if the Underwriters exercise their over-allotment option in full) Units with the net proceeds of the Offering. In addition, approximately 1,875 Units will be purchased by Small Cap for $30,000. Of the Units being purchased by WREIT, 100,000 Units will be GP Units (115,000 GP Units if the Underwriters exercise their over-allotment option in full), representing WREIT's 1% general partner interest in the Operating Partnership. WREIT and Small Cap will become limited partners of the Operating Partnership holding 9,900,000 and 1,875 LP Units, respectively (11,385,000 and 1,875 LP Units, respectively, if the Underwriters exercise their over-allotment option in full). WREIT and Small Cap and future holders of additional Units are hereafter referred to as the "Limited Partners." The following is a summary of the Operating Partnership Agreement entered into between WREIT and Small Cap. The following summary of the Operating Partnership Agreement, and the descriptions of certain provisions thereof set forth elsewhere in this Prospectus, describe certain provisions which appear in the Operating Partnership Agreement.

GENERAL

  Pursuant to the Operating Partnership Agreement, WREIT, as the sole general partner of the Operating Partnership, has the full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership. The Limited Partners have no authority in their capacity as Limited Partners to transact business for, or participate in the management activities or decisions of, the Operating Partnership except as required by applicable law. Consequently, WREIT controls the assets and business of the Operating Partnership. However, it is anticipated that any amendment to the Operating Partnership Agreement would require the consent of Limited Partners to, among other things: (i) affect the Redemption Rights (as defined below),
(ii) adversely affect the Limited Partners' rights to receive cash distributions, (iii) alter the Operating Partnership's allocations of income or loss, or (iv) impose on the Limited Partners any obligations to make additional contributions to the capital of the Operating Partnership.

GENERAL PARTNER NOT TO WITHDRAW

  The General Partner can not voluntarily withdraw from the Operating Partnership or transfer or assign its interest in the Operating Partnership unless there is a successor general partner admitted as the general partner.

CAPITAL CONTRIBUTION

  WREIT will contribute, as a General Partner and as a Limited Partner, all of the net proceeds of the Offering to the Operating Partnership plus its interest in the assets acquired from WFSG in exchange for Common Stock. The Operating Partnership will issue 100,000 GP Units and 9,900,000 LP Units (115,000 GP Units and 11,385,000 LP Units if the Underwriters exercise their over-allotment option in full) to WREIT for the contribution of such net proceeds. Small Cap will purchase 1,875 LP Units for $30,000. As a result of the foregoing, WREIT will hold a 1% general partner interest in the Operating Partnership, and WREIT and Small Cap collectively will hold a 99% limited partner interest in the Operating Partnership.

  Upon completion of the Offering, WREIT will issue a total of 10,000,000 shares of Common Stock and own, as the General Partner and as a Limited Partner, approximately 99.9% of the partnership interests in the Operating Partnership. Although the Operating Partnership will receive the net proceeds of the Offering, WREIT will be deemed to have made a capital contribution to the Operating Partnership in the aggregate amount of the gross proceeds of the Offering and the Operating Partnership will be deemed simultaneously to have paid the underwriter's discount and other expenses paid or incurred in connection with the Offering.

  The Operating Partnership Agreement provides that if the Operating Partnership requires additional funds at any time or from time to time in excess of funds available to the Operating Partnership from borrowing or capital contributions, the General Partner may borrow such funds from a financial institution or other lender and lend such funds to the Operating Partnership on the same terms and conditions as are applicable to the General Partner's borrowing of such funds. Moreover, the General Partner is authorized to cause the Operating Partnership to issue partnership interests for less than fair market value if the Company (i) has concluded in good faith that such issuance is in the best interest of the Company and the Operating Partnership and (ii) the General Partner makes a capital contribution in an amount equal to the proceeds of such issuance. Under the Operating Partnership Agreement, WREIT as the General Partner and a Limited Partner is obligated to contribute the net proceeds of any future share offering by WREIT as additional capital to the Operating Partnership in exchange for an additional partnership interest. Upon such contribution, WREIT's percentage interests in the Operating Partnership would be increased on a proportionate basis based upon the amount of such additional capital contributions. The percentage interests of the Limited Partners (other than WREIT) would be decreased on a proportionate basis in the event of additional capital contributions by WREIT. In addition, if WREIT were to contribute additional capital to the Operating Partnership, the General Partner would revalue the property of the Operating Partnership to its fair market value (as determined by the General Partner) and the capital accounts of the partners would be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the Operating Partnership Agreement as if there were a taxable disposition of such property for such fair market value on the date of the revaluation.

REDEMPTION RIGHTS

  The Operating Partnership Agreement provides that the Limited Partners will have the right (the "Redemption Rights") to cause the Operating Partnership, one year after issuance, to redeem its Units for cash or, at the election of the General Partner, shares of Common Stock on a one-for-one basis. The redemption price will be paid in cash in the discretion of the Company or in the event that the issuance of shares of Common Stock to the redeeming Limited Partner would (i) result in any person owning, directly or indirectly, shares of Common Stock in excess of the Ownership Limitation, (ii) result in shares of capital stock of the Company being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Company being "closely held" within the meaning of section 856(h) of the Code, (iv) cause the Company to own, actually or constructively, 10% or more of the ownership interests in a tenant of the Company's or the Operating Partnership's real property, within the meaning of section 856(d)(2)(B) of the Code, or (v) cause the acquisition of shares of Common Stock by such redeeming Limited Partner to be "integrated" with any other distribution of shares of Common Stock for purposes of complying with the Securities Act. WRSC holds options to acquire shares of Common Stock. See "Management of Operations-- Stock Options."

OPERATIONS

  The Operating Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable WREIT to satisfy the requirements for being classified as a REIT for federal tax purposes, to avoid any federal income or excise tax liability imposed by the Code, and to ensure that the Operating Partnership will not be classified as a "publicly traded partnership" for purposes of section 7704 of the Code.

  In addition to the administrative and operating costs and expenses incurred by the Operating Partnership, the Operating Partnership will pay all administrative costs and expenses of the Company (collectively, the "Company Expenses") and the Company Expenses will be treated as expenses of the Operating Partnership. The Company Expenses generally include (i) all expenses relating to the formation and continuity of existence of the Company, (ii) all expenses relating to the public offering and registration of securities by the Company, (iii) all expenses associated with the preparation and filing of any periodic reports by the Company under federal, state or local laws or regulations, (iv) all expenses associated with compliance by the Company with laws, rules and regulations promulgated by any regulatory body, (v) all expenses relating to the Servicing Arrangements and Management Agreement, and (vi) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business on behalf of the Operating Partnership.

DISTRIBUTIONS

  The Operating Partnership Agreement provides that the Operating Partnership distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of the Operating Partnership's property in connection with the liquidation of the Operating Partnership) on a quarterly (or, at the election of the General Partner, more frequent) basis, in amounts determined by the General Partner in its sole discretion, to the partners in accordance with their respective percentage interests in the Operating Partnership. Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, including any partner loans, it is anticipated that any remaining assets of the Operating Partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances.

ALLOCATIONS

  The income, gain and loss of the Operating Partnership for each fiscal year generally will be allocated among the partners in accordance with their respective interests in the Operating Partnership, subject to compliance with the provisions of Code sections 704(b) and 704(c) and Treasury regulations ("Treasury Regulations") promulgated thereunder.

TERM

  The Operating Partnership shall continue until December 31, 2050, or until sooner terminated as provided in the Operating Partnership Agreement or by operation of law.

TAX MATTERS

  Pursuant to the Operating Partnership Agreement, WREIT, as the General Partner, is the tax matters partner of the Operating Partnership and, as such, has authority to handle tax audits and to make tax elections under the Code on behalf of the Operating Partnership.

                        FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of material federal income tax consequences that may be relevant to a prospective holder of Common Stock in WREIT. Proskauer Rose LLP has acted as counsel to WREIT and has reviewed this summary and has rendered an opinion that the descriptions of the law and the legal conclusions contained herein are correct in all material respects, and the discussions hereunder fairly summarize the federal income tax consequences that are likely to be material to WREIT and a holder of the Common Stock. The discussion contained herein does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders (including insurance companies, tax-exempt organizations (except as discussed under the heading "Taxation of Tax-Exempt Stockholders"), financial institutions or broker-dealers, or foreign corporations and persons who are not citizens or residents of the United States (except as discussed under the heading "Taxation of Non-U.S. Stockholders")) subject to special treatment under the federal income tax laws.

  The statements in this discussion and the opinion of Proskauer Rose LLP are based on current provisions of the Code, existing, temporary, and currently proposed Treasury Regulations promulgated under the Code, the legislative history of the Code, existing administrative rulings and practices of the Service, and judicial decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this Prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes.

  EACH PROSPECTIVE PURCHASER SHOULD CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP, AND SALE OF THE COMMON STOCK AND OF WREIT'S ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE, AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE COMPANY

  WREIT plans to make an election to be taxed as a REIT under sections 856 through 860 of the Code and applicable Treasury Regulations, which are the requirements for qualifying as a REIT, commencing with its taxable year ending on December 31, 1998.

  The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its stockholders. The discussion is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change prospectively or retroactively.

  Proskauer Rose LLP has acted as counsel to WREIT in connection with the Offering and WREIT's election to be taxed as a REIT. In the opinion of Proskauer Rose LLP, assuming that the elections and other procedural steps described in this discussion of "Federal Income Tax Consequences" are completed by WREIT in a timely fashion, commencing with WREIT's taxable year ending December 31, 1998, WREIT will qualify to be taxed as a REIT pursuant to sections 856 through 860 of the Code, and WREIT's organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. All factual assumptions and representations relied upon in the federal income tax opinion that will be delivered by Proskauer Rose LLP at the closing of the Offering are described in this Prospectus and in WREIT's charter. Investors should be aware, however, that opinions of counsel are not binding upon the Service or any court. It must be emphasized that Proskauer Rose LLP's opinion is based on various assumptions and is conditioned upon the representations made by WREIT and described herein as to factual matters, including representations regarding the nature of WREIT's properties and the future conduct of its business. Moreover, such qualification and taxation as a REIT depends upon WREIT's ability to meet on a continuing basis, through actual annual operating results, distribution levels, and stock ownership, the various qualification tests imposed under the Code discussed below. Proskauer Rose LLP will not review WREIT's compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of WREIT's operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of failure to qualify as a REIT, see "Federal Income Tax Consequences--Failure to Qualify."

  If WREIT qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is distributed currently to its stockholders. That treatment substantially eliminates the "double taxation" (i.e., taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation. However, WREIT will be subject to federal income tax in the following circumstances. First, WREIT will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. However, with respect to any tax paid on undistributed net capital gains, the stockholders of WREIT will receive a credit for their share of the tax paid by WREIT. Second, under certain circumstances, WREIT may be subject to the "alternative minimum tax" on its undistributed items of tax preference, if any. Third, if WREIT has (i) net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business, or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if WREIT has net income from "prohibited transactions" (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if WREIT should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and nonetheless has maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which WREIT fails the 75% or 95% gross income test multiplied by a fraction intended to reflect the average profitability of WREIT. Sixth, if WREIT should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, WREIT would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if WREIT acquires any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a merger or other transaction in which the basis of the asset in WREIT's hands is determined by reference to the basis of the asset (or any other asset) in the hands of the C corporation and WREIT recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which it acquired such asset, then to the extent of such asset's "built-in-gain" (i.e., the excess of the fair market value of such asset at the time of acquisition by WREIT over the adjusted basis in such asset at such time), WREIT will be subject to tax at the highest regular corporate rate applicable (as provided in Treasury Regulations that have not yet been promulgated). The results described above with respect to the tax on "built-in-gain" assume that WREIT will elect pursuant to IRS Notice 88-19 to be subject to the rules described in the preceding sentence if it were to make any such acquisition. Finally, WREIT will be subject to tax at the highest marginal corporate rate on the portion of any Excess Inclusion derived by WREIT from REMIC Residual Interests equal to the percentage of the stock of WREIT held by the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any other tax-exempt organization (other than a farmer's cooperative described in section 521 of the Code) that is exempt from taxation under the unrelated business taxable income provisions of the Code, or any rural electrical or telephone cooperative (each, a "Disqualified Organization"). Any such tax on the portion of any Excess Inclusion allocable to stock of WREIT held by a Disqualified Organization will reduce the cash available for distribution from WREIT to all stockholders.

REQUIREMENTS FOR QUALIFICATION

  The Code defines a REIT as a corporation, trust, or association (i) that is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation, but for sections 856 through 859 of the Code; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons;
(vi) not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year (the "5/50 Rule"); (vii) that makes an election to be a REIT (or has made such election for a previous taxable year) and satisfies all relevant filing and other administrative requirements established by the Service that must be met in order to elect and maintain REIT status; (viii) that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and Treasury Regulations promulgated thereunder; and (ix) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made by WREIT to be taxed as a REIT. For purposes of determining stock ownership under the 5/50 Rule, a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. A trust that is a qualified trust under Code section 401(a), however, generally is not considered an individual and beneficiaries of such trust are treated as holding shares of a REIT in proportion to their actuarial interests in such trust for purposes of the 5/50 Rule. WREIT will be treated as satisfying the 5/50 Rule if it complies with the demand letter and recordkeeping requirements described below, and if it does not know, and by exercising reasonable diligence would not have known, whether it failed to satisfy the 5/50 Rule.

  Prior to the consummation of the Offering, WREIT did not satisfy conditions
(v) and (vi) in the preceding paragraph. WREIT anticipates issuing sufficient Common Stock with sufficient diversity of ownership pursuant to the Offering to allow it to satisfy requirements (v) and (vi). In addition, WREIT's Charter provides for restrictions regarding the transfer of Common Stock that are intended to assist WREIT in continuing to satisfy the share ownership requirements described in clauses (v) and (vi) above. Such transfer restrictions are described in "Description of Capital Stock--Restrictions on Transfer."

  To monitor WREIT's compliance with the share ownership requirements, WREIT is required to maintain records regarding the actual ownership of its shares of stock. To do so, WREIT must demand written statements each year from the record holders of certain percentages of its shares of stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the REIT dividends). (A REIT with 2,000 or more record shareholders must demand statements from record holders of 5% or more of its shares, one with less than 2,000, but more than 200, record shareholders must demand statements from record holders of 1% or more of the shares, while a REIT with 200 or fewer record shareholders must demand statements from record holders of 0.5% or more of the shares.) A list of those persons failing or refusing to comply with this demand must be maintained as part of WREIT's records. A shareholder who fails or refuses to comply with the demand must submit a statement with his tax return disclosing the actual ownership of the shares of stock and certain other information.

  In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share (based on its capital interest) of the assets of the partnership and will be deemed to be entitled to the gross income of the partnership attributable to such share. In addition, the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of section 856 of the Code, including satisfying the gross income and asset tests described below. A summary of the rules governing the federal income taxation of partnerships and their partners is provided below in "--Tax Aspects of the Operating Partnership." The Company will have direct control of the Operating Partnership and has represented that it will operate the Operating Partnership consistently with the requirements for qualification as a REIT.


  WREIT currently does not have any subsidiaries but may have subsidiaries in the future. Code section 856(i) provides that a corporation that is a "qualified REIT subsidiary" shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" shall be treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, all of the capital stock of which is held by the REIT. Thus, in applying the requirements described herein, any "qualified REIT subsidiaries" of WREIT will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities, and items of income, deduction, and credit of WREIT. A qualified REIT subsidiary will not be subject to federal corporate income taxation, provided WREIT maintains its status as a REIT, although it may be subject to state and local taxation.

  Income Tests. In order for WREIT to qualify and to maintain its qualification as a REIT, two requirements relating to WREIT's gross income must be satisfied annually. First, at least 75% of WREIT's gross income (excluding gross income from prohibited transactions) for each taxable year must consist of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and interest on obligations secured by mortgages on real property or on interests in real property) or from certain types of temporary investments of new capital. Second, at least 95% of WREIT's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property or mortgages on real property and from dividends, other types of interest, and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. The specific application of these tests to WREIT is discussed below.

  The term "interest," as defined for purposes of the 75% and 95% gross income tests, generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. In addition, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on the income or profits of a debtor if the debtor derives substantially all of its gross income from the related property through the leasing of substantially all of its interests in the property, to the extent the amounts received by the debtor would be characterized as rents from real property if received by a REIT. Furthermore, to the extent that interest from a loan that is based on the cash proceeds from the sale of the property securing the loan constitutes a "shared appreciation provision" (as defined in the Code), income attributable to such participation feature will be treated as gain from the sale of the secured property, which generally is qualifying income for purposes of the 75% and 95% gross income tests.

  Interest on obligations secured by mortgages on real property or on interests in real property is qualifying income for purposes of the 75% gross income test. Any amount includible in gross income with respect to a regular or residual interest in a REMIC generally also is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if WREIT held such assets), WREIT will be treated as receiving directly its proportionate share of the income of the REMIC. In addition, if WREIT receives interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date WREIT became committed to make or purchase the mortgage loan, a portion of the interest income, equal to (i) such highest principal amount minus such value, divided by (ii) such highest principal amount, generally will not be qualifying income for purposes of the 75% gross income test.

  WREIT may acquire or originate mortgage loans secured only by real property at a time when the fair market value of the real property may be less than the principal amount of the loan. It is not entirely clear whether the apportionment rules described in the previous paragraph apply to interest derived from loans that are partially secured by mortgages on real property and otherwise unsecured. In making its own REIT qualification calculations, WREIT will assume that such apportionment rules do apply where the loan is secured solely by real property.

  Proskauer Rose LLP is of the opinion that the interest, original issue discount, and market discount income that WREIT derives from its investments in Mortgage-Backed Securities and IOs generally will be qualifying interest income for purposes of both the 75% and the 95% gross income tests, except to the extent that less than 95% of the assets of a REMIC in which WREIT holds an interest consists of real estate assets (determined as if WREIT held such assets), and WREIT's proportionate share of the income of the REMIC includes income that is not qualifying income for purposes of the 75% and 95% gross income tests. Most of the income that WREIT recognizes with respect to its investments in U.S. Commercial Loans will be qualifying income for purposes of both gross income tests. In some cases, however, the loan amount may exceed the value of the real property securing the loan, which may result in a portion of the income from the loan being classified as qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Some of the Initial Investments will, and future Primary Investments may, consist of non-REMIC CMOs that are not treated as debt secured by interests in or mortgages on real property for purposes of the REIT income tests. Thus, interest income from any such non-REMIC CMOs will not be treated as real estate-related interest for purposes of the 75% gross income test, but will be treated as interest for purposes of the 95% gross income test.

  It is also possible that, in some instances, the interest income may be based in part on the borrower's profits or net income, which generally will disqualify the income from the loan for purposes of both the 75% and the 95% gross income tests. WREIT has represented that the amount of such recharacterized interest, together with the amount of its other income that is not included for purposes of determining compliance with the 75% gross income test, will not result in a violation of that test.

  The rent received by WREIT (directly or indirectly) from the tenants of its Real Property ("Rent") will qualify as "rents from real property" in satisfying the gross income tests for a REIT described above only if several conditions are met. First, the amount of Rent must not be based, in whole or in part, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that the Rent received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if WREIT, or a direct or indirect owner of 10% or more of WREIT, owns 10% or more of such tenant, taking into account both direct and constructive ownership (a "Related Party Tenant"). Third, if Rent attributable to personal property, leased in connection with a lease of Real Property, is greater than 15% of the total Rent received under the lease, then the portion of Rent attributable to such personal property will not qualify as "rents from real property." Finally, for the Rent to qualify as "rents from real property," WREIT and the Operating Partnership generally must not operate or manage the Real Property or furnish or render services to the tenants of such Real Property, other than through an "independent contractor" who is adequately compensated and from whom WREIT derives no revenue. However, WREIT and the Operating Partnership may provide certain services to tenants without having to engage an independent contractor if the services in question are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered services furnished or rendered to the tenants of such property (any such non-permitted services, "Disqualified Services"). The performance of Disqualified Services with respect to any property will not cause rents from the property to fail to be treated as "rents from real property," however, if the amount received or accrued for such Disqualified Services is less than or equal to, one percent of all amounts received or accrued, directly or indirectly, by the Company with respect to such property. For purposes of the preceding sentence, the amount treated as received for any Disqualified Services may not be less than 150% of the direct cost in furnishing or rendering the Disqualified Services.

  WREIT and the Operating Partnership anticipate they will not charge Rent for any portion of any Real Property that is based, in whole or in part, on the income or profits of any person (except by reason of being based on a fixed percentage or percentages of receipts of sales, as described above) to the extent that the receipt of such Rent would jeopardize WREIT's status as a REIT. In addition, WREIT and the Operating Partnership anticipate that, to the extent that WREIT receives Rent from a Related Party Tenant, such Rent will not cause WREIT to fail to satisfy either the 75% or 95% gross income test. WREIT and the Operating Partnership also anticipate that they will not allow the Rent attributable to personal property leased in connection with any lease of Real Property to exceed 15% of the total Rent received under the lease, if the receipt of such Rent would cause WREIT to fail to satisfy either the 75% or 95% gross income test. Finally, WREIT and the Operating Partnership anticipate that they will not provide Disqualified Services other than through an "independent contractor," to the extent such Disqualified Services would jeopardize WREIT's status as a REIT.

  Income and gain from "foreclosure property" generally is qualifying income for purposes of the 75% and 95% gross income tests. However, REITs generally are subject to tax at the maximum corporate rate on any income from "foreclosure property" (other than income that would be qualifying income for purposes of the 75% gross income test), less expenses directly connected with the production of such income. "Foreclosure property" is defined as any real property (including interests in real property) and any personal property incident to such real property (i) that is acquired by a REIT as the result of such REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or on an indebtedness owed to the REIT that such property secured, (ii) for which the related loan was entered into or acquired by the REIT both (A) at a time when the REIT did not intend to evict or foreclose, and (B) at a time when the REIT did not know or have reason to know that default would occur, and (iii) for which such REIT makes a proper election to treat such property as foreclosure property. In general, property ceases to be foreclosure property three years after the day the REIT acquired such property, subject to certain exceptions. WREIT has represented that if it or the Operating Partnership acquires property that satisfies requirements (i) and (ii) above, it will properly make the foreclosure property election unless the failure to make the election will not jeopardize WREIT's status as a REIT.

  If property is not eligible for the election to be treated as foreclosure property ("Ineligible Property") because the related loan was entered into or acquired with an intent to evict or foreclose or WREIT or the Operating Partnership knew or had reason to know default would occur, income received with respect to such Ineligible Property may not be qualifying income for purposes of the 75% or 95% gross income test, and a sale of such property could be treated as giving rise to a "prohibited transaction," which would result in a 100% tax on any gain from such sale. As a result, the Operating Partnership may be required to hold such property for investment in lieu of selling such property or, alternatively, the Operating Partnership may transfer such property to a taxable corporation, owned in part by the Operating Partnership that could sell the property and pay a corporate-level tax on the gain. However, the ability to use a taxable corporation in this manner may be limited or prohibited. See "--Legislative Proposal." It is possible that some of the assets to be acquired by the Operating Partnership, including some of the Initial Investments, may be treated as Ineligible Property.

  The net income derived from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property as defined above) that is held primarily for sale to customers in the ordinary course of a trade or business. The Company believes that no asset owned by WREIT or the Operating Partnership will be held for sale to customers and that a sale of any such asset will not be in the ordinary course of WREIT's or the Operating Partnership's business. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. The Code also provides a limited safe harbor pursuant to which certain sales by a REIT of real estate assets will not constitute prohibited transactions. This safe harbor applies when (i) the Operating Partnership has held the property for at least four years, (ii) the aggregate capital expenditures made by the Operating Partnership (or any partner of the Operating Partnership) during the four-year period preceding the date of the sale do not exceed 30% of the net selling price of the property, (iii) either (A) during the taxable year the Operating Partnership does not make more than seven sales of property (other than foreclosure property, and treating all sales to one buyer in one transaction as one sale), or (B) the aggregate adjusted bases (with certain adjustments) of property other than foreclosure property sold by the Company during the taxable year does not exceed 10% of the aggregate bases of all assets of the Operating Partnership as of the beginning of the year, (iv) in the case of property not acquired through foreclosure or deed in lieu of foreclosure, the Operating Partnership has held the property for at least four years for the production of rental income and (v) where the seven-sale requirement described above is not satisfied, substantially all the marketing and development expenditures with respect to the property were made through an independent contractor from whom the Company does not derive or receive any income. WREIT and the Operating Partnership will attempt to comply with the terms of the safe-harbor provisions of the Code prescribing when asset sales will not be characterized as prohibited transactions. Complete assurance cannot be given, however, that WREIT and the Operating Partnership can comply with the safe-harbor provisions of the Code or avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business."

  It is possible that, from time to time, WREIT or the Operating Partnership will enter into hedging transactions with respect to one or more of its assets or liabilities. Any such hedging transactions could take a variety of forms, including interest rate swaps or interest rate cap agreements, options, futures contracts, forward rate agreements or any similar financial interest entered into by the Company or the Operating Partnership to reduce the interest rate risks with respect to any indebtedness incurred to acquire or carry real estate assets (collectively, "Hedging Transactions"). To the extent that WREIT or the Operating Partnership enters into a Hedging Transaction, any periodic income or gain from the disposition of such contract owned by WREIT will be treated as qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that WREIT or the Operating Partnership hedges with other types of financial instruments or in other situations, it may not be entirely clear how the income from those transactions will be treated for purposes of the various income tests that apply to REITs under the Code. WREIT and the Operating Partnership intend to structure any hedging transactions in a manner that does not jeopardize WREIT's status as a REIT. While WREIT and the Operating Partnership may conduct some or all of their hedging activities that would not qualify as a Hedging Transaction through a corporate subsidiary that is fully subject to federal corporate income tax, the ability to do so may be limited or prohibited. See "--Legislative Proposal."

  WREIT may receive income not described above that is not qualifying income for purposes of the 75% and 95% gross income tests. For example, certain fees for services rendered by the Operating Partnership will not be qualifying income for purposes of the gross income tests. It is not anticipated that the Operating Partnership will receive a significant amount of such fees. WREIT will monitor the amount of nonqualifying income produced by assets owned by WREIT and the Operating Partnership and has represented that it will manage such assets in order to comply at all times with the two gross income tests.

  If WREIT fails to satisfy one or both of the 75% and 95% gross income tests for any taxable year, it nevertheless may qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. Those relief provisions generally will be available if WREIT's failure to meet such tests is due to reasonable cause and not due to willful neglect. WREIT attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances WREIT would be entitled to the benefit of those relief provisions. As discussed above in "-- Taxation of the Company," even if those relief provisions apply, a 100% tax would be imposed on the net income attributable to the greater of the amount by which WREIT fails the 75% or 95% gross income test.

  Asset Tests. WREIT, at the close of each quarter of each taxable year, also must satisfy two tests relating to the nature of its assets. First, at least 75% of the value of WREIT's total assets must be represented by cash or cash items (including certain receivables), government securities, "real estate assets," or, in cases where WREIT raises new capital through stock or long-term (at least five-year) debt offerings, temporary investments in stock or debt instruments during the one-year period following WREIT's receipt of such capital. The term "real estate assets" includes interests in real property, interests in mortgages on real property to the extent the principal balance of a mortgage does not exceed the fair market value of the associated real property, regular or residual interests in a REMIC (except that, if less than 95% of the assets of a REMIC consists of "real estate assets" (determined as if WREIT held such assets), WREIT will be treated as holding directly its proportionate share of the assets of such REMIC), and shares of other REITs. For purposes of the 75% asset test, the term "interest in real property" includes an interest in mortgage loans or land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold of real property, and an option to acquire real property (or a leasehold of real property). An interest in real property also generally includes an interest in mortgage loans secured by controlling equity interests in entities treated as partnerships for federal income tax purposes that own real property, to the extent that the principal balance of the mortgage does not exceed the fair market value of the real property that is allocable to the equity interest. Second, of the investments not included in the 75% asset class, the value of any one issuer's securities owned by WREIT may not exceed 5% of the value of WREIT's total assets, and WREIT may not own more than 10% of any one issuer's outstanding voting securities (except for its interests in entities treated as partnerships and any qualified REIT subsidiary). See "--Legislative Proposal."

  WREIT may originate or acquire loans and securitize such loans through the issuance of non-REMIC CMOs. As a result of such transactions, WREIT will retain an equity ownership interest in the Performing Mortgage Loans that has economic characteristics similar to those of a Subordinated Interest. In addition, WREIT may resecuritize Mortgage-Backed Securities (or non-REMIC
CMOs) through the issuance of non-REMIC CMOs, retaining an equity interest in the Mortgage-Backed Securities used as collateral in the resecuritization transaction. The Company may seek to issue non-REMIC CMOs that (i) are secured by real estate mortgages, (ii) are treated as debt instruments for federal income tax purposes, and (iii) provide for payments that bear a relationship to the underlying mortgages. The issuance of any such instruments could result in the Operating Partnership being classified as a taxable mortgage pool ("TMP") which would be treated as a separate corporation for federal income tax purposes, which in turn could jeopardize WREIT's status as a REIT. WREIT has represented that it will not structure its Mortgage-Backed Securities, including non-REMIC CMOs, in a manner that would result in the creation of a TMP.

  WREIT expects that any U.S. Commercial Investments, Mortgage-Backed Securities, International Investments, IOs, and temporary investments that it acquires generally will be qualifying assets for purposes of the 75% asset test, except to the extent that less than 95% of the assets of a REMIC in which WREIT owns an interest consists of "real estate assets" and WREIT's proportionate share of those assets includes assets that are nonqualifying assets for purposes of the 75% asset test. Distressed U.S. Commercial Loans, International Mortgage Loans and Construction Loans also will be qualifying assets for purposes of the 75% asset test to the extent that the principal balance of each mortgage loan does not exceed the value of the associated real property.

  Some of the Initial Investments will, and future Primary Investments may, consist of non-REMIC CMOs that are not treated as debt secured by interests in or mortgages on real property for purposes of the REIT asset tests. Thus, such securities will not be treated as real estate assets for purposes of the 75% asset test.

  WREIT has represented that it will monitor the status of the assets that it and the Operating Partnership acquire for purposes of the various asset tests and has represented that it will manage its portfolio in order to comply at all times with such tests.

  If WREIT should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if (i) it satisfied the asset tests at the close of the preceding calendar quarter and
(ii) the discrepancy between the value of WREIT's assets and the asset test requirements arose from changes in the market values of its assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets. If the condition described in clause (ii) of the preceding sentence were not satisfied, WREIT still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

  Legislative Proposal. The Clinton Administration's budget proposal announced on February 2, 1998, includes a proposal to amend the REIT asset tests to prohibit a REIT from owning more than 10% of the value of the outstanding stock of any corporation that is not a qualified REIT subsidiary (a "non-qualified REIT subsidiary"). Existing non-qualified REIT subsidiaries would be exempt from this provision, and therefore subject only to the 5% asset test and 10% voting securities test of current law, except that such exemption would terminate if the subsidiary engaged in a new trade or business or acquired substantial new assets after the legislation becomes effective. If this proposal were enacted, the Company's ability to engage in certain activities through a non-qualified REIT subsidiary, such as certain types of hedging (see "Risk Factors--Economic and Business Risks--Interest Rate Changes May Adversely Affect the Company's Investments"), purchasing of U.S. Commercial Properties, including the Foreclosed Properties, that the Company intends to hold for less than four years (see "Operating Policies and Objectives--U.S. Commercial Investments"), selling Ineligible Property (in lieu of holding such property for investment) (see "--Requirements for Qualification--Income Tests"), or structuring the securitization of mortgage loans or other real property assets or resecuritization of Mortgage-Backed Securities as a sale for tax and accounting purposes (see "Operating Policies and Objectives--Portfolio Management--Mortgage-Backed Securities and Warehouse Lines of Credit"), would be limited or prohibited.

  Reliance on Other Opinions. When purchasing Mortgage-Backed Securities and IOs, WREIT may rely on opinions of counsel for the issuer or sponsor of such securities given in connection with the offering of such securities, or statements made in related offering documents, for purposes of determining whether and to what extent those securities constitute "real estate assets" for purposes of the REIT asset tests and produce income which qualifies under the REIT gross income tests discussed above. The inaccuracy of any such opinions or statements may have an adverse impact on WREIT's qualification as a REIT.

  Distribution Requirements. WREIT, in order to avoid corporate income taxation of the earnings that it distributes, is required to distribute with respect to each taxable year dividends (other than capital gain dividends) to its stockholders in an aggregate amount at least equal to (i) the sum of (A) 95% of its REIT Taxable Income (computed without regard to the dividends paid deduction and its net capital gain) and (B) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before WREIT timely files its federal income tax return for such year and if paid on or before the first regular dividend payment date after such declaration. To the extent that WREIT does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT Taxable Income, as adjusted, it will be subject to tax thereon at regular ordinary and capital gains corporate tax rates. With respect to capital gains, assuming WREIT properly elects to retain and pay tax on its net capital gains, the stockholders will include their proportionate share of the undistributed capital gains in income and receive a credit for their share of income tax paid by WREIT and a basis adjustment to their interest in WREIT. See "--Taxation of Taxable U.S. Stockholders." Furthermore, if WREIT should fail to distribute during each calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of the January immediately following such year) at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and
(iii) any undistributed taxable income from prior periods, WREIT would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. WREIT has represented that it will make timely distributions sufficient to satisfy the annual distribution requirements.

  It is possible that, from time to time, WREIT may experience timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of that income and deduction of such expenses in arriving at its REIT taxable income. See "Risk Factors--Legal and Tax Risks--Adverse Consequences of Failure To Comply with REIT Requirements May Include WREIT Being Subject to Tax as a Regular Corporation or 100% Tax on Certain Gains."

  Under certain circumstances, WREIT may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to its stockholders in a later year, which may be included in WREIT's deduction for dividends paid for the earlier year. Although WREIT may be able to avoid being taxed on amounts distributed as deficiency dividends, it will be required to pay to the Service interest based upon the amount of any deduction taken for deficiency dividends.

FAILURE TO QUALIFY

  If WREIT fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, WREIT will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to WREIT's stockholders in any year in which WREIT fails to qualify will not be deductible by WREIT nor will they be required to be made. In such event, to the extent of WREIT's current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, WREIT also will be disqualified from taxation as a REIT for the four taxable years following the year during which WREIT ceased to qualify as a REIT. It is not possible to state whether in all circumstances WREIT would be entitled to such statutory relief.

TAX ASPECTS OF THE OPERATING PARTNERSHIP

  General. Substantially all of the Company's investments will be held indirectly through the Operating Partnership. In general, partnerships are "pass-through" entities which are not subject to federal income tax.

Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. The Company will include in its income its proportionate share of the foregoing partnership items (based on its capital interest in the Operating Partnership) for purposes of the various REIT income tests and (based on the Partnership Agreement) in the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, the Company will include its proportionate share (based on its capital interest) of assets held through the Operating Partnership. See "--Taxation of the Company-- Requirements for Qualification."

  Entity Classification. The Company's interests in the Operating Partnership involve special tax considerations, including the possibility of a challenge by the Service of the status of such partnership as a partnership (as opposed to an association taxable as a corporation) for federal income tax purposes. If the Operating Partnership were treated as an association, it would be taxable as a corporation and therefore be subject to an entity-level tax on its income. In such a situation, the character of the Company's assets and items of gross income would change and preclude the Company from satisfying the asset tests and possibly the income tests (see "Taxation of the Company-- Requirements for Qualification," "--Asset Tests" and "--Income Tests"), and, in turn, would prevent the Company from qualifying as a REIT. See "--Taxation of the Company--Failure of the Company To Qualify as a REIT" above for a discussion of the effect of the Company's failure to meet such tests for a taxable year. In addition, a change in the status of the Operating Partnership for tax purposes might be treated as a taxable event, in which case the Company might incur a tax liability without any related cash distributions.

  The Service recently finalized and published certain Treasury Regulations (the "Final Regulations") which provide that a domestic business entity not otherwise classified as a corporation and which has at least two members (an "Eligible Entity") may elect to be taxed as a partnership for federal income tax purposes. The Final Regulations apply for tax periods beginning on or after January 1, 1997 (the "Effective Date"). The Operating Partnership will not make an election to be excluded from the partnership provisions of the Code and will not make an election under Treasury regulation section 301.7701-3 to be treated as a corporation for federal income tax purposes. The Company has not requested, and does not intend to request, a ruling from the Service that the Operating Partnership will be treated as a partnership for federal income tax purposes. However, the Company believes that the Operating Partnership will be so treated. In addition, in the opinion of Proskauer Rose LLP, based on the provisions of the Partnership Agreement and certain factual assumptions and representations described in the opinion and the Final Regulations which have been described in this Prospectus, the Operating Partnership will be treated as a partnership for federal income tax purposes (and not as an association or a publicly traded partnership taxable as a corporation). Unlike a private letter ruling, an opinion of counsel is not binding on the Service, and no assurance can be given that the Service will not challenge the status of the Operating Partnership as a partnership for federal income tax purposes. If such a challenge were sustained by a court, the Operating Partnership could be treated as a corporation for federal income tax purposes.

TAXATION OF TAXABLE U.S. STOCKHOLDERS

  As long as WREIT qualifies as a REIT, distributions made to WREIT's taxable U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by such U.S. stockholders as ordinary income and will not be eligible for the dividends received deduction generally available to corporations. As used herein, the term "U.S. stockholder" means a holder of Common Stock that for U.S. federal income tax purposes is (i) a citizen or resident of the U.S., (ii) a corporation, partnership, or other entity created or organized in or under the laws of the U.S. or of any political subdivision thereof, (iii) an estate whose income from sources without the United States is includible in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or (iv) any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as

United States persons, shall also be considered U.S. Stockholders. Distributions that are designated as capital gain dividends will be taxed as gains (to the extent they do not exceed WREIT's actual net capital gain for the taxable year) from the sale or disposition of a capital asset without regard to the period for which the stockholder has held his Common Stock. Depending on the period of time the Company held the assets which produced such gains, and on certain designations, if any, which may be made by the Company, such gains may be taxable to non-corporate U.S. stockholders at a 20%, 25% or 28% rate. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's Common Stock, but rather will reduce the adjusted basis of such stock, with distributions in excess of a U.S. Stockholder's adjusted basis in its shares taxable as capital gain, provided that the shares have been held as a capital asset (which, depending on the period of time the Company held the assets which produced such gains, and on certain designations, if any, which may be made by the Company, may be taxable to non-corporate U.S. stockholders at a 20%, 25% or 28% rate). In addition, any distribution declared by WREIT in October, November, or December of any year and payable to a stockholder of record on a specified date in any such month shall be treated as both paid by WREIT and received by the stockholder on December 31 of such year, provided that the distribution is actually paid by WREIT during January of the following calendar year.

  Pursuant to the Taxpayer Relief Act of 1997 enacted in August 1997, if WREIT elects to retain and pay tax on its capital gains, and WREIT makes a written designation to its stockholders prior to the expiration of 60 days after the close of the taxable year, the stockholder's portion of undistributed capital gains will be included in the stockholder's long-term capital gain for the taxable year. The stockholder's proportionate share of tax imposed on WREIT with respect to the undistributed capital gains will be deemed to have been paid by the stockholder and will be allowed as a credit or refund, as the case may be, for the taxes deemed to have been paid by the stockholder. In addition, the stockholder will receive an increase in basis in the stockholder's interest in WREIT.

  Stockholders may not include in their individual income tax returns any net operating losses or capital losses of WREIT. Instead, such losses would be carried over by WREIT for potential offset against its future income (subject to certain limitations). Taxable distributions from WREIT and gain from the disposition of the Common Stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any "passive activity losses" (such as losses from certain types of limited partnerships in which a stockholder is a limited partner) against such income. In addition, taxable distributions from WREIT generally will be treated as investment income for purposes of the investment interest limitations. Capital gains from the disposition of Common Stock (or distributions treated as such), however, will be treated as investment income only if the stockholder so elects, in which case such capital gains will be taxed at ordinary income rates. WREIT will notify stockholders after the close of WREIT's taxable year as to the portions of the distributions attributable to that year that constitute ordinary income or capital gain dividends.

  Investments in Subordinated Interests and certain types of Mortgage-Backed Securities may cause it under certain circumstances to recognize taxable income in excess of its economic income ("phantom income") and to experience an offsetting excess of economic income over its taxable income in later years. As a result, stockholders may from time to time be required to pay federal income tax on distributions that economically represent a return of capital, rather than a dividend. Such distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for federal income tax purposes. Accordingly, if the Operating Partnership receives phantom income, WREIT's stockholders may be required to pay federal income tax with respect to such income on an accelerated basis, i.e., before such income is realized by the stockholders in an economic sense. Taking into account the time value of money, such an acceleration of federal income tax liabilities would cause stockholders to receive an after-tax rate of return on an investment in WREIT that would be less than the after-tax rate of return on an investment with an identical before-tax rate of return that did not generate phantom income. For example, if an investor subject to an effective income tax rate of 30% purchased a bond (other than a tax-exempt bond) with an annual interest rate of 10% for its face value, his before-tax return on his investment would be 10%, and his after-tax return would be 7%. However, if the same investor purchased stock of WREIT at a time when the before-tax rate of return was 10%, his after-tax rate of return on his stock might be somewhat less than 7% as a result of WREIT's phantom income. In general, as the ratio of phantom income to total income increases, the after-tax rate of return received by a taxable stockholder of WREIT will decrease. WREIT will consider the potential effects of phantom income on its taxable stockholders in managing its investments.

  Because the Operating Partnership expects to own at least some REMIC Residual Interests, it is likely that WREIT's stockholders (other than certain thrift institutions) will not be permitted to offset certain portions of the dividend income they derive from WREIT with their current deductions or net operating loss carryovers or carrybacks. The portion of a stockholder's dividends that will be subject to this limitation will equal his allocable share of any Excess Inclusion income derived by WREIT with respect to the REMIC Residual Interests. The Company's Excess Inclusion income for any calendar quarter will equal the excess of its income from REMIC Residual Interests over its "daily accruals" with respect to such REMIC Residual Interests for the calendar quarter. Daily accruals for a calendar quarter are computed by allocating to each day on which a REMIC Residual Interest is owned a ratable portion of the product of (i) the "adjusted issue price" of the REMIC Residual Interest at the beginning of the quarter and (ii) 120% of the long-term federal interest rate (adjusted for quarterly compounding) on the date of issuance of the REMIC Residual Interest. The adjusted issue price of a REMIC Residual Interest at the beginning of a calendar quarter equals the original issue price of the REMIC Residual Interest, increased by the amount of daily accruals for prior quarters and decreased by all prior distributions to WREIT with respect to the REMIC Residual Interest. To the extent that may be provided in Treasury regulations that have not yet been issued, the Excess Inclusion income with respect to any REMIC Residual Interests owned by the Operating Partnership that does not have significant value will equal the entire amount of the income derived from such REMIC Residual Interests. Furthermore, to the extent that the Operating Partnership acquires or originates mortgage loans and uses those loans to collateralize one or more multiple-class offerings of Mortgage-Backed Securities for which no REMIC election is made ("Non-REMIC Transactions"), it is possible that, to the extent that may be provided in Treasury regulations that have not yet been issued, stockholders (other than certain thrift institutions) will not be permitted to offset certain portions of the dividend income that they derive from WREIT that are attributable to Non-REMIC Transactions with current deductions or net operating loss carryovers or carrybacks. Although no applicable Treasury regulations have yet been issued, no assurance can be provided that such regulations will not be issued in the future or that, if issued, such regulations will not prevent WREIT's stockholders from offsetting some portion of their dividend income with deductions or losses from other sources.

TAXATION OF STOCKHOLDERS ON THE DISPOSITION OF THE COMMON STOCK

  In general, any gain or loss realized upon a taxable disposition of the Common Stock by a stockholder who is not a dealer in securities will be treated as long-term capital gain or loss if the Common Stock has been held for more than one year and otherwise as short-term capital gain or loss. See "--Capital Gains and Losses." However, any loss upon a sale or exchange of Common Stock by a stockholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from WREIT required to be treated by such stockholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of the Common Stock may be disallowed if other shares of Common Stock are purchased within 30 days before or after the disposition.

CAPITAL GAINS AND LOSSES

  A capital asset generally must be held for more than one year in order for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is 39.6%, and the tax rate on long-term capital gains attributable to the sale of a capital asset held for more than 12 months and 18 months or less applicable to individuals is 28% while the rate attributable to the sale of a capital asset held for more than 18 months is 20%. Thus, the differential between the capital gain tax rates and the ordinary income tax rate for individuals may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against an individual's ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward indefinitely by individuals. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

  WREIT will report to its U.S. stockholders and to the Service the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A stockholder who does not provide WREIT with his correct taxpayer identification number also may be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, WREIT may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their nonforeign status to WREIT. See "-- Taxation of Non-U.S. Stockholders."

TAXATION OF TAX-EXEMPT STOCKHOLDERS

  Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the Service has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed by WREIT to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of the Common Stock with debt, a portion of its income from WREIT will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17), and (20), respectively, of section 501(c) of the Code are subject to different UBTI rules, which generally will require them to characterize distributions from WREIT as UBTI. In addition, in certain circumstances, a pension trust that owns more than 10% of WREIT's stock is required to treat a percentage of the dividends from WREIT as UBTI (the "UBTI Percentage"). The UBTI Percentage is the gross income derived by WREIT from an unrelated trade or business (determined as if WREIT were a pension trust) divided by the gross income of WREIT for the year in which the dividends are paid. The UBTI rule applies to a pension trust holding more than 10% of WREIT's stock only if (i) the UBTI Percentage is at least 5%, (ii) WREIT qualifies as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of WREIT in proportion to their actuarial interests in the pension trust, and (iii) either (A) one pension trust owns more than 25% of the value of WREIT's stock or (B) a group of pension trusts individually holding more than 10% of the value of WREIT's stock collectively owns more than 50% of the value of WREIT's stock. However, the Charter generally prohibits direct or indirect ownership of more than 9.8% of the number of outstanding shares of Common Stock. See "Description of Capital Stock--Restrictions on Transfer."

  Any dividends received by an Exempt Organization that are allocable to Excess Inclusion will be treated as UBTI. In addition, WREIT will be subject to tax at the highest marginal corporate rate on the portion of any Excess Inclusion income derived by WREIT from REMIC Residual Interests that is allocable to stock of WREIT held by Disqualified Organizations. Any such tax would be deductible by WREIT against its income that is not Excess Inclusion income. The Charter prohibits ownership of Common Stock by Disqualified Organizations. See "Description of Capital Stock--Restrictions on Ownership."

  If WREIT derives Excess Inclusion income from REMIC Residual Interests, a tax similar to the tax on WREIT described in the preceding paragraph may be imposed on stockholders who are (i) pass-through entities (i.e., partnerships, estates, trusts, regulated investment companies, REITs, common trust funds, and certain types of cooperatives (including farmers' cooperatives described in section 521 of the Code)) in which a Disqualified Organization is a record holder of shares or interests and (ii) nominees who hold Common Stock on behalf of Disqualified Organizations. Consequently, a brokerage firm that holds shares of Common Stock in a "street name" account for a Disqualified Organization may be subject to federal income tax on the Excess Inclusion income derived from those shares. However, the Charter prohibits ownership of Common Stock by Disqualified Organizations. See "Description of Capital Stock--Restrictions on Ownership."

  The Treasury Department has been authorized to issue regulations regarding issuances by a REIT of multiple-class mortgage-backed securities for which no REMIC election is made. If such Treasury regulations are issued in the future preventing taxable stockholders from offsetting some percentage of the dividends paid by WREIT with deductions or losses from other sources, that same percentage of WREIT's dividends would be treated as UBTI for stockholders that are Exempt Organizations. See "--Taxation of Taxable U.S. Stockholders."

TAXATION OF NON-U.S. STOCKHOLDERS

  The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex and no attempt will be made herein to provide more than a summary of such rules. PROSPECTIVE NON-U.S. STOCKHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN THE COMMON STOCK, INCLUDING ANY REPORTING REQUIREMENTS.

  Distributions to Non-U.S. Stockholders that are not attributable to gain from sales or exchanges by the Operating Partnership of U.S. real property interests and are not designated by WREIT as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of WREIT. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the Common Stock is treated as effectively connected with the Non-U.S. Stockholder's conduct of a U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment), the Non-U.S. Stockholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. Stockholder that is a non-U.S. corporation). WREIT expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Stockholder unless (i) a lower treaty rate applies and any required form evidencing eligibility for that reduced rate is filed with WREIT or (ii) the Non-U.S. Stockholder files an IRS Form 4224 with WREIT claiming that the distribution is effectively connected income (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment). Under new Treasury Regulations that are not effective until January 1, 1999, the gross amount of any distribution by WREIT to a Non-U.S. Stockholder will generally be subject to withholding tax at a 30% or lower treaty rate, unless the distribution is designated as a capital gain dividend or a return of basis or is effectively connected with the Non-U.S. Stockholder's conduct of a U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment). Any tax withheld in excess of the Non-U.S. Stockholder's U.S. federal income tax liability may be refundable. These Treasury Regulations will also require, beginning in 1999, that a Non-U.S. Stockholder satisfy certain certification and other requirements when claiming the benefit of an applicable treaty with respect to withholding on the distributions. (Under current law, distributions paid to an address in a foreign country are generally presumed to be paid to a resident of such country for purposes of determining withholding and the applicability of a treaty tax rate.)

  If the Operating Partnership derives Excess Inclusion income from REMIC Residual Interests, the portion of the dividends paid to Non-U.S. Stockholders that is treated as Excess Inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. In addition, if Treasury regulations are issued in the future preventing taxable stockholders from offsetting some percentage of the dividends paid by WREIT with deductions or losses from other sources, that same percentage of WREIT's dividends would not be eligible for a reduced withholding tax rate under an otherwise applicable tax treaty. See "--Taxation of Taxable U.S. Stockholders."

  Distributions in excess of current and accumulated earnings and profits of WREIT will not be taxable to a stockholder to the extent that such distributions do not exceed the adjusted basis of the stockholder's Common Stock, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Stockholder's Common Stock, such distributions will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his Common Stock, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. However, amounts so withheld are refundable to the extent it is determined subsequently that such distribution was, in fact, in excess of current and accumulated earnings and profits of WREIT. The Small Business Job Protection Act of 1996, enacted in August 1996, requires WREIT to withhold 10% of any distribution in excess of WREIT's current and accumulated earnings and profits. Consequently, although WREIT intends to withhold at a rate of 30% on the entire amount of any distribution, to the extent that WREIT does not do so, any portion of a distribution not subject to withholding at a rate of 30% will be subject to withholding at a rate of 10%.

  Distributions to a Non-U.S. Stockholder that are designated by WREIT at the time of distribution as capital gains dividends (other than those arising from the disposition of a United States real property interest) generally will not be subject to United States federal income taxation, unless (i) investment in the Common Stock is effectively connected with the Non-U.S. Stockholder's United States trade or business (or, if an income tax treaty applies, is attributable to a United States permanent establishment of the Non-U.S. Stockholder), in which case the Non-U.S. Stockholder will be subject to the same treatment as domestic stockholders with respect to such gain (except that a stockholder that is a foreign corporation may also be subject to the branch profits tax, as discussed above) or (ii) the Non-U.S. Stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

  For any year in which WREIT qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Operating Partnership of U.S. real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. business. Non-U.S. Stockholders thus would be taxed at the normal capital gain rates applicable to U.S. stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the hands of a non-U.S. corporate stockholder not entitled to treaty relief or exemption. WREIT is required to withhold 35% of any distribution that is designated by WREIT as a capital gains dividend. The amount withheld is creditable against the Non-U.S. Stockholder's FIRPTA tax liability.

  WREIT or any nominee (e.g., a broker holding shares in street name) may rely on a certificate of non-foreign status on Form W-8 or Form W-9 to determine whether withholding is required on gains realized from the disposition of United States real property interests. A domestic person who holds shares of Common Stock on behalf of a Non-U.S. Stockholder will bear the burden of withholding, provided that the Company has properly designated the appropriate portion of a distribution as a capital gain dividend.

  Gain recognized by a Non-U.S. Stockholder upon a sale of his Common Stock generally will not be taxed under FIRPTA if WREIT is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the common stock was held directly or indirectly by non-U.S. persons. It is currently anticipated that WREIT will be a "domestically controlled REIT" and, therefore, the sale of the Common Stock will not be subject to taxation under FIRPTA. However, because the Common Stock will be publicly traded, no assurance can be given that WREIT will be a "domestically controlled REIT." Furthermore, gain not subject to FIRPTA will be taxable to a Non-U.S. Stockholder if (i) investment in the Common Stock is effectively connected with the Non-U.S. Stockholder's U.S. trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain (or, if an income tax treaty applies, is attributable to a permanent establishment of the Non-U.S. Stockholder), or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of the Common Stock were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain (subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations).

INFORMATION REPORTING AND BACKUP WITHHOLDING TAX

  Backup withholding tax (which generally is a withholding tax imposed at the rate of 31% on certain payments to persons that fail to furnish certain information under the United States information reporting requirements) and information reporting will generally not apply to distributions paid to Non-U.S. Stockholders outside the United States that are treated as (i) dividends subject to the 30% (or lower treaty rate) withholding tax discussed above,
(ii) capital gains dividends or (iii) distributions attributable to gain from the sale or exchange by the Company of United States real property interests. As a general matter, backup withholding and information reporting will not apply to a payment of the proceeds of a sale of Common Stock by or through a foreign office of a foreign broker. Information reporting (but not backup withholding) will apply, however, to a payment of the proceeds of a sale of Common Stock by a foreign office of a broker that (a) is a United States person, (b) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States or (c) is a "controlled foreign corporation" (generally, a foreign corporation controlled by United States stockholders) for United States tax purposes, unless the broker has documentary evidence in its records that the holder is a Non-U.S. Stockholder and certain other conditions are met, or the stockholder otherwise establishes an exemption. Payment to or through a United States office of a broker of the proceeds of a sale of Common Stock is subject to both backup withholding and information reporting unless the stockholder certifies under penalty of perjury that the stockholder is a Non-U.S. Stockholder, or otherwise establishes an exemption. Backup withholding is not an additional tax. A Non-U.S. Stockholder may obtain a refund of any amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS.

STATE AND LOCAL TAXES

  WREIT, the Operating Partnership or WREIT's stockholders may be subject to state and local tax in various states and localities, including those states and localities in which it or they transact business, own property, or reside. The state and local tax treatment of the Company and its stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the Common Stock.

FOREIGN TAXES

  WREIT or the Operating Partnership may be subject to foreign taxes on certain activities conducted in foreign countries. To the extent that the Company or the Operating Partnership pays any foreign tax, the stockholders of WREIT will not obtain a foreign tax credit.

SALE OF THE COMPANY'S PROPERTY

  Any gain realized by the Operating Partnership on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of its trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon WREIT's ability to satisfy the income tests for REIT status. See "--Requirements For Qualification--Income Tests" above. The Operating Partnership, however, does not presently intend to acquire or hold a material amount of property that represents inventory or other property held primarily for sale to customers in the ordinary course of its or WREIT's trade or business.

                             ERISA CONSIDERATIONS

  The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the prohibited transaction provisions of section 4975 of the Code that may be relevant to a prospective purchaser (including, with respect to the discussion contained in "--Status of the Company and the Operating Partnership under ERISA," to a prospective purchaser that is not an employee benefit plan, another tax-qualified retirement plan, or an individual retirement account ("IRA")). The discussion does not purport to deal with all aspects of ERISA or section 4975 of the Code that may be relevant to particular stockholders (including plans subject to Title I of ERISA, other retirement plans and IRAs subject to the prohibited transaction provisions of section 4975 of the Code, and governmental plans or church plans that are exempt from ERISA and section 4975 of the Code but that may be subject to state law requirements) in light of their particular circumstances.

  The discussion is based on current provisions of ERISA and the Code, existing and currently proposed regulations under ERISA and the Code, the legislative history of ERISA and the Code, existing administrative rulings of the Department of Labor ("DOL") and reported judicial decisions. No assurance can be given that legislative, judicial, or administrative changes will not affect the accuracy of any statements herein with respect to transactions entered into or contemplated prior to the effective date of such changes.

  A FIDUCIARY MAKING THE DECISION TO INVEST IN THE COMMON STOCK ON BEHALF OF A PROSPECTIVE PURCHASER THAT IS AN EMPLOYEE BENEFIT PLAN, A TAX-QUALIFIED RETIREMENT PLAN, OR AN IRA SHOULD CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE CODE, AND STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF THE COMMON STOCK BY SUCH PLAN OR IRA.

EMPLOYEE BENEFIT PLANS, TAX-QUALIFIED RETIREMENT PLANS, AND IRAS

  Each fiduciary of a pension, profit-sharing, or other employee benefit plan (a "Plan") subject to Title I of ERISA should consider carefully whether an investment in the Common Stock is consistent with his fiduciary responsibilities under ERISA. In particular, the fiduciary requirements of
Part 4 of Title I of ERISA require a Plan's investment to be (i) prudent and in the best interests of the Plan, its participants, and its beneficiaries,
(ii) diversified in order to minimize the risk of large losses, unless it is clearly prudent not to do so, and (iii) authorized under the terms of the Plan's governing documents (provided the documents are consistent with ERISA). In determining whether an investment in the Common Stock is prudent for purposes of ERISA, the appropriate fiduciary of a Plan should consider all of the facts and circumstances, including whether the investment is reasonably designed, as a part of the Plan's portfolio for which the fiduciary has investment responsibility, to meet the objectives of the Plan, taking into consideration the risk of loss and opportunity for gain (or other return) from the investment, the diversification, cash flow, and funding requirements of the Plan's portfolio. A fiduciary also should take into account the nature of the Company's business, the management of the Company, the length of the Company's operating history, the fact that certain investment assets may not have been identified yet, and the possibility of the recognition of UBTI.

  The fiduciary of an IRA or of a qualified retirement plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees (a "Non-ERISA Plan") should consider that such an IRA or Non-ERISA Plan may only make investments that are authorized by the appropriate governing documents and under applicable state law.

  Fiduciaries of Plans and persons making the investment decision for an IRA or other Non-ERISA Plan should consider the application of the prohibited transaction provisions of ERISA and the Code in making their investment decision. A "party in interest" or "disqualified person" with respect to a Plan or with respect to a Plan or IRA subject to Code section 4975 other than a fiduciary acting as such is subject to (i) an initial 15% excise tax on the amount involved in any prohibited transaction involving the assets of the plan or IRA and (ii) an excise tax equal to 100% of the amount involved if any prohibited transaction is not timely corrected. If the disqualified person who engages in the transaction is the individual on behalf of whom an IRA is maintained (or his beneficiary), the IRA will lose its tax-exempt status and its assets will be deemed to have been distributed to such individual in a taxable distribution (and no excise tax will be imposed) on account of the prohibited transaction. In addition, a fiduciary who permits a Plan to engage in a transaction that the fiduciary knows or should know is a prohibited transaction may be liable to the Plan for any loss the Plan incurs as a result of the transaction or for any profits earned by the fiduciary in the transaction.

STATUS OF WREIT UNDER ERISA

  The following section discusses certain principles that apply in determining whether the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code apply to an entity because one or more investors in the equity interests in the entity is a Plan or is a Non-ERISA Plan or IRA subject to section 4975 of the Code. A Plan fiduciary also should consider the relevance of those principles to ERISA's prohibition on improper delegation of control over or responsibility for "plan assets" and ERISA's imposition of co-fiduciary liability on a fiduciary who participates in, permits (by action or inaction) the occurrence of, or fails to remedy, a known breach by another fiduciary.

  If the assets of the Company are deemed to be "plan assets" under ERISA, (i) the prudence standards and other provisions of Part 4 of Title I of ERISA would be applicable to any transactions involving the Company's assets, (ii) persons who exercise any authority over the Company's assets, or who provide investment advice to the Company, would (for purposes of the fiduciary responsibility provisions of ERISA) be fiduciaries of each Plan that acquires Common Stock, and transactions involving the Company's assets undertaken at their direction or pursuant to their advice might violate their fiduciary responsibilities under ERISA, especially with regard to conflicts of interest,
(iii) a fiduciary exercising his investment discretion over the assets of a Plan to cause it to acquire or hold the Common Stock could be liable under
Part 4 of Title I of ERISA for transactions entered into by the Company that do not conform to ERISA standards of prudence and fiduciary responsibility, and (iv) certain transactions that the Company might enter into in the ordinary course of its business and operations might constitute "prohibited transactions" under ERISA and the Code.

  Regulations of the DOL defining "plan assets" (the "Plan Asset Regulations") generally provide that when a Plan or Non-ERISA Plan or IRA acquires a security that is an equity interest in an entity and the security is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the Plan's or Non-ERISA Plan's or IRA's assets include both the equity interest and an undivided interest in each of the underlying assets of the issuer of such equity interest, unless one or more exceptions specified in the Plan Asset Regulations are satisfied.

  The Plan Asset Regulations define a publicly-offered security as a security that is "widely-held," "freely transferable," and either part of a class of securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Common Stock is being sold in an offering registered under the Securities Act and will be registered under the Exchange Act. The Plan Asset Regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Company anticipates that upon completion of this offering, the Common Stock will be "widely held."

  The Plan Asset Regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The Plan Asset Regulations further provide that where a security is part of an offering in which the minimum investment is $10,000 or less (as is the case with this offering), certain restrictions ordinarily will not, alone or in combination, affect a finding that such securities are freely transferable. The restrictions on transfer enumerated in the Plan Asset Regulations as not affecting that finding include: (i) any restriction on or prohibition against any transfer or assignment that would result in the termination or reclassification of an entity for federal or state tax purposes, or that otherwise would violate any federal or state law or court order, (ii) any requirement that advance notice of a transfer or assignment be given to the issuer, (iii) any administrative procedure that establishes an effective date, or an event (such as completion of an offering), prior to which a transfer or assignment will not be effective, and
(iv) any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting on behalf of the issuer. The Company believes that the restrictions imposed under the Charter on the transfer of the Company's stock will not result in the failure of the Common Stock to be "freely transferable." The Company also is not aware of any other facts or circumstances limiting the transferability of the Common Stock other than those enumerated in the Plan Asset Regulations as those not affecting free transferability. However no assurance can be given that the DOL or the Treasury Department will not reach a contrary conclusion.

  Assuming that the Common Stock will be "widely held" and that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of the Common Stock, the shares of Common Stock should be publicly offered securities and the assets of the Company should not be deemed to be "plan assets" of any Plan, IRA, or Non-ERISA Plan that invests in the Common Stock.

     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND REAL PROPERTY INVESTMENTS

  The Company intends primarily to acquire U.S. Commercial Investments, Mortgage-Backed Securities and International Investments but also may acquire Other Real Estate Related Assets. The Company's return on any mortgage loans it acquires will depend on, among other things, the ability of the servicer of such mortgage loans to foreclose upon the mortgage loans in default and, if it is the successful bidder at the foreclosure sale, thereafter to sell the underlying real properties. Moreover, the Company's return on Mortgage-Backed Securities depends upon the ability of the servicer of the underlying mortgage loans to foreclose upon those loans.

  There are a number of legal considerations involved in the acquisition of mortgage loans, Mortgage-Backed Securities and real property, and the foreclosure and sale of defaulted mortgage loans (whether individually or as part of a series of Mortgage-Backed Securities or real property). The following discussion provides general summaries of certain legal aspects of mortgage loans and real property. Because such legal aspects are governed by applicable state or international law (which laws vary from state to state and country to country), the summaries do not purport to be complete, to reflect the laws of any particular state or country, or to encompass the laws of all states and countries. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of the states or countries where the property is located.

GENERAL

  Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

  There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender), generally with a power of sale, until such time as the debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

INTERESTS IN REAL PROPERTY

  The interests in real property typically covered by a mortgage, deed of trust or deed to secure debt is most often the fee simple estate in land and improvements. However, such instruments may encumber other interests in real property such as a tenant's interest in the lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust or deed to secure debt is paid.

LEASES AND RENTS

  Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

  The potential payments from a property may be less than the periodic payments due under the mortgage. For example, the net income that would otherwise be generated from the property may be less than the amount that would be needed to service the debt if the leases on the property are at below-market rents, the market rents have fallen since the original financing, vacancies have increased, or as a result of excessive or increased maintenance, repair or other obligations to which a lender succeeds as landlord.

CONDEMNATION AND INSURANCE

  The form of the mortgage or deed of trust used by many lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

FORECLOSURE

  General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

  Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, such as strict foreclosure, but they are either infrequently used or available only in limited circumstances.

  Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

  Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale following judicial foreclosure because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and make such repairs at its own expense as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.

  Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

  Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property.

  Even if the lender is successful in the foreclosure action and is able to take possession of the property, the costs of operating and maintaining a commercial or multi-family property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing homes, convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes, regulatory compliance required to run such operations, and the effect which foreclosure and a change in ownership may have with respect to consent requirements, and on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

  The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

  Post-sale Redemption. In a majority of states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. In some states, the borrower retains possession of the property during the statutory redemption period. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

  Anti-Deficiency Legislation. Any commercial or multi-family residential mortgage loans acquired by the Company are likely to be nonrecourse loans, as to which recourse in the case of default will be limited to the property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust or by non-judicial means. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists may choose to proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

  Cooperatives. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto (or cooperative contract rights), allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions (including transfer restrictions) under the governing documents of the cooperative, and the shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease but such recognition agreements may not have been obtained in the case of all the mortgage loans secured by cooperative shares (or contract rights).

  Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given to the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

  Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lien or may stay the senior lender from taking action to foreclose out such junior lien.

  Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity.

  Federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. In addition, the Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case."

  In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the owner of such mortgage loan. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

  A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

  The Company's acquisition of real property, particularly REO Property, may be affected by many of the considerations applicable to mortgage loan lending. For example, the Company's acquisition of certain property at foreclosure sale could be affected by a borrower's post-sale right of redemption. In addition, the Company's ability to derive income from real property will generally be dependent on its receipt of rent payments under leases of the related property. The ability to collect rents may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

  Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

  Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

  A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

ENVIRONMENTAL RISKS

  General. The Company will be subject to environmental risks when taking a security interest in real property, as well as when it acquires any real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the risk of the diminution of the value of a contaminated property or, as discussed below, liability for the costs of compliance with environmental regulatory requirements or the costs of clean-up or other remedial actions. These compliance or clean-up costs could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender could determine to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for compliance or clean-up costs.

  CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. The magnitude of the CERCLA liability at any given contaminated site is a function of the actions required to address adequately the risks to human health and the environment posed by the particular conditions at the site. As a result, such liability is not constrained by the value of the property or the amount of the original or unamortized principal balance of any loans secured by the property. Moreover, under certain circumstances, liability under CERCLA may be joint and several (i.e., any liable party may be obligated to pay the entire cleanup costs regardless of its relative contribution to the contamination).

  The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "1996 Lender Liability Act") provides for a safe harbor for secured lenders from CERCLA liability even though the lender forecloses and sells the real estate securing the loan, provided the secured lender sells "at the earliest practicable, commercially reasonable time, at commercially reasonable terms, taking into account market conditions and legal and regulatory requirements." Although the 1996 Lender Liability Act provides significant protection to secured lenders, it has not been construed by the courts and there are circumstances in which actions taken could expose a secured lender to CERCLA liability. And, the transferee from the secured lender is not entitled to the protections enjoyed by a secured lender. Hence, the marketability of any contaminated real estate continues to be suspect.

  Certain Other Federal and State Laws. Many states have environmental clean-up statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, underground storage tanks are commonly found on a wide variety of commercial and industrial properties. Federal and state laws impose liability on the owners and operators of underground storage tanks for any cleanup that may be required as a result of releases from such tanks. These laws also impose certain compliance obligations on the tank owners and operators, such as regular monitoring for leaks and upgrading of older tanks. The Company may become a tank owner or operator and subject to compliance obligations and potential cleanup liabilities, either as a result of becoming involved in the management of a site at which a tank is located or, more commonly, by taking title to such a property. Federal and state laws also obligate property owners and operators to maintain and, under some circumstances, to remove asbestos-containing building materials and lead-based paint. As a result, the presence of these materials can increase the cost of operating a property and thus diminish its value. In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

  Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property.

  Superlien Laws. Under the laws of many states, contamination of a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

  Additional Considerations. The cost of remediating environmental contamination at a property can be substantial. To reduce the likelihood of exposure to such losses, the Company will not acquire title to a Mortgaged Property or take over its operation unless, based on an environmental site assessment prepared by a qualified environmental consultant, it has made the determination that it is appropriate to do so. The Company expects that it will organize a special purpose subsidiary to acquire any environmentally contaminated real property.

  Environmental Site Assessments. In addition to possibly allowing a lender to qualify for the innocent landowner defense (see discussion under "-- Environmental Risks--CERCLA" above), environmental site assessments can be a valuable tool in anticipating, managing and minimizing environmental risk. They are commonly performed in many commercial real estate transactions.

  Environmental site assessments vary considerably in their content and quality. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because an exhaustive environmental assessment would be far too costly and time-consuming to be practical. Nevertheless, it is generally helpful in assessing and addressing environmental risks in connection with commercial real estate (including multi-family properties) to have an environmental site assessment of a property because it enables anticipation of environmental problems and, if agreements are structured appropriately, can allow a party to decline to go forward with a transaction.

APPLICABILITY OF USURY LAWS

  Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multi-family) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

  Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

GROUND LEASE RISKS

  Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by a fee estate. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure mortgage loans may not contain some of these protective provisions.

DUE ON SALE AND DUE ON ENCUMBRANCE

  Certain of the mortgage loans may contain due on sale and due on encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells or otherwise transfers or encumbers the mortgaged property. The enforceability of due on sale clauses has been subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses has been limited or denied. However, with respect to certain loans, the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due on sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to certain limited exceptions.

SUBORDINATE FINANCING

  When a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender can cause the senior lender to lose its priority. For example, if the mortgagor and the senior lender agree to increase the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and the action taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender.

ACCELERATION ON DEFAULT

  Some of the mortgage loans may include "Debt--Acceleration" clauses, which permit the lender to accelerate the full debt upon a monetary or nonmonetary default of the mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. Such courts, however, may refuse to foreclose on a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust under the circumstances or would render the acceleration unconscionable. Furthermore, in some states, the mortgagor may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

CERTAIN LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTY

  The real property securing the mortgage loans will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of the mortgaged properties which could, together with the possibility of limited alternative uses for a particular property (e.g., a nursing home or convalescent home or hospital), result in the failure to realize the full principal amount of the related mortgage loan. Mortgages on properties which are owned by a mortgagor under a condominium form of ownership are subject to declarations, bylaws and other regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risks in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminated by the operator, and the transferability of the hotel's operating liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the peculiarities of local law requirements. In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

  Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's mortgage loan (including a mortgagor who is in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. Because the Relief Act applies to mortgagors who enter military service after origination of the related mortgage loan, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain mortgage loans. In addition, the Relief Act imposes limitations that would impair the ability of a servicer to foreclosure on an affected mortgage loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

                                USE OF PROCEEDS

  The net proceeds to the Company from its sale of the 10,000,000 shares of Common Stock offered by this Prospectus (assuming an initial public offering price of $16 per share), after deducting the estimated underwriting discounts and offering expenses, are estimated to be approximately $146.8 million ($169.1 million if the Underwriters exercise their over-allotment option in full). The Company, through the Operating Partnership, will contract with WFSG and its affiliates, including Wilshire Properties 1 and Wilshire Properties 2, to purchase the Initial Investments upon completion of this Offering for a purchase price of approximately $144.5 million in cash and the assumption of certain debt (approximately $5.6 million) resulting in a total purchase price of $150.1 million. Of this purchase price, $46.6 million shall be used to acquire U.S. Commercial Investments, $98.1 million shall be used to acquire Mortgage-Backed Securities (including $29.6 million of securities issued by affiliates of WFSG which are backed by the Retained Securities) and $5.4 million shall be used to acquire International Investments. All of the expected net proceeds of this Offering will be used to purchase Units in the Operating Partnership. The purchase price for the Initial Investments was based on certain assumptions made with respect to the potential net cash flows to be generated by the Initial Investments. See "Initial Investments," "Yield Considerations Related to the Company's Investments" and "Risk Factor-- Conflicts of Interest--Conflicts of Interest in the Business of the Company." Pending investment, the balance of the net proceeds (approximately $2.3 million) will be invested in investment-grade, interest-bearing securities and held by the Operating Partnership until used to originate or acquire International Investments, Commercial Real Property including U.S. Commercial Properties, Distressed U.S. Commercial Loans and Other Real Estate Related Assets as provided herein. See "Operating Policies and Objectives."

  The Company intends to leverage its portfolio through borrowings, generally through the use of mortgage loans and repurchase agreements, the issuance of mortgage-backed securities and other borrowing arrangements.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the Underwriting Agreement, the Company has agreed to sell to each of the underwriters named below (the "Underwriters"), and each of the Underwriters, for whom Friedman, Billings, Ramsey & Co., Inc., Prudential Securities Incorporated, and Black & Company, Inc. are acting as representatives (the "Representatives"), has severally agreed to purchase from the Company the number of shares of Common Stock offered hereby set forth below opposite its name.

                                                                        NUMBER
    UNDERWRITER                                                        OF SHARES
    -----------                                                        ---------
Friedman, Billings, Ramsey & Co., Inc. ...............................
Prudential Securities Incorporated....................................
Black & Company, Inc. ................................................
                                                                         ----
  Total...............................................................
                                                                         ====

  Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to purchase all the shares of Common Stock offered hereby if any are purchased.

  The Underwriters propose initially to offer the shares of Common Stock directly to the public at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such offering price less a
concession not to exceed $    per share of Common Stock. The Underwriters may
allow and such dealers may reallow a concession not to exceed $    per share
of Common Stock to certain other dealers. After the shares of Common Stock are released for sale to the public, the offering price and other selling terms may be changed by the Underwriters.

  At the request of the Company, the Underwriters have reserved up to 200,000
shares of Common Stock (    shares if the Underwriters' over-allotment option
is exercised) for sale to directors, officers and employees of WFSG and its subsidiaries at the initial public offering price set forth on the cover page of this Prospectus net of any underwriting discounts or commissions, and up to
    shares of Common Stock (    shares if the Underwriters' over-allotment
option is exercised) for sale to certain other persons at the initial public offering price. The number of shares of Common Stock available for sale to the general public will be reduced to the extent such persons purchase such reserved shares. Any reserved shares that are not so purchased will be offered by the Underwriters to the general public on the same basis as the other shares offered hereby.

  The Company has granted to the Underwriters an option exercisable during a 30-day period after the date hereof to purchase, at the initial offering price less underwriting discounts and commissions, up to an additional 1,500,000 shares of Common Stock for the sole purpose of covering over-allotments, if any. To the extent that the Underwriters exercise such option, each Underwriter will be committed, subject to certain conditions, to purchase a number of the additional shares of Common Stock proportionate to such Underwriter's initial commitment.

  The Company and WFSG have agreed to indemnify the several Underwriters against certain civil liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect thereof.

  Prior to this Offering, there has been no public market for the shares of Common Stock. The initial public offering price has been determined by negotiation between the Company and the Representatives. Among the factors considered in making such determination were the history of, and the prospects for, the industry in which the Company will compete, an assessment of the skills of WRSC, the Company's prospects for future earnings, the general conditions of the economy and the securities market and the prices of offerings by similar issuers. There can, however, be no assurance that the price at which the shares of Common Stock will sell in the public market after this offering will not be lower than the price at which they are sold by the Underwriters.

  The Representatives have informed the Company that the Underwriters do not intend to confirm sales of the shares offered hereby to any accounts over which they exercise discretionary authority.

  Until the distribution of the Common Stock is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for or purchase the Common Stock. As an exception to these rules, the representatives are permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock.

  If the Underwriters create a short position in the Common Stock in connection with the Offering (i.e., if they sell more shares of Common Stock than are set forth on the cover page of this Prospectus), the representatives may reduce that short position by purchasing Common Stock in the open market. The representatives may also elect to reduce any short position by exercising all or part of the over-allotment option described above.

  The Representatives may also impose a penalty bid on certain Underwriters and selling group members. This means that if the representatives purchase Common Stock in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Stock, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those Common Stock as part of the Offering.

  In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

  Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither the Company nor any of the Underwriters makes any representation that the Representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  The Company and Messrs. Wiederhorn and Mendelsohn have agreed not to offer, sell or contract to sell or otherwise dispose of any Common Stock without the prior consent of the Representatives for a period of 180 days from the date of this Prospectus.

  WFSG has agreed not to offer, sell or contract to sell or otherwise dispose of the Common Stock acquired at the Closing without the prior consent of the Representatives, for a period of two years from the date of this Prospectus provided that WRSC continues to serve as the Manager during such period.

  Each of the Underwriters has represented and agreed that (i) it has not offered or sold and will not offer or sell the Common Stock to persons in the United Kingdom, other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 of the United Kingdom; (ii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue and sale of the Common Stock to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisement) (Exemptions) Order 1996 or is a person to whom such a document may otherwise lawfully be issued or passed on; and (iii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Common Stock from or otherwise involving the United Kingdom.

                                 LEGAL MATTERS

  Certain legal matters will be passed upon for the Company by Proskauer Rose LLP, New York, New York and for the Underwriters by Gibson, Dunn & Crutcher LLP, Los Angeles, California. Proskauer Rose LLP and Gibson, Dunn & Crutcher LLP will be relying as to matters of Maryland law on the opinion of Piper & Marbury LLP, Baltimore, Maryland. The legality of the Common Stock will be passed upon for the Company by Piper & Marbury LLP, Baltimore, Maryland.

                                    EXPERTS

  The financial statement of Wilshire Real Estate Investment Trust Inc. as of January 31, 1998 included in this Prospectus has been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports.

                            ADDITIONAL INFORMATION

THE COMPANY

  The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Common Stock offered pursuant to the Prospectus. This Prospectus contains summaries of the material terms of the documents referred to herein and therein, but does not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits as well as reports and other information filed by WREIT can be inspected without charge and copied at prescribed rates at the public reference facilities maintained by the Commission at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511; and New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission maintains a Web site that contains reports, proxy, and information statements and other information regarding registrants that file electronically with the Commission. The Web site is located at http://www.sec.gov.

  Statements contained in this Prospectus as to the contents of any contract or other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such contract or document.

  The Company will be required to file reports and other information with the Commission pursuant to the Securities Exchange Act of 1934. In addition to applicable legal requirements, if any, holders of Common Stock will receive annual reports containing audited financial statements with a report thereon by the Company's independent certified public accounts, and quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year.

WILSHIRE FINANCIAL SERVICES GROUP INC.

  WFSG files reports and other information with the Commission pursuant to the Securities Exchange Act of 1934. Additional information about WFSG, therefore, may be inspected or copied at the public reference facilities maintained by the Commission at the locations mentioned above.

                               GLOSSARY OF TERMS

  Except as otherwise specified or as the context may otherwise require, the following terms used herein shall have the meanings assigned to them below. All terms in the singular shall have the same meanings when used in the plural and vice-versa.

  "1996 Lender Liability Act" shall mean the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996.

  "5/50 Rule" shall mean that under the Code, not more than 50% in value of the outstanding shares of a REIT is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include entities) during the last half of each taxable year.

  "ADA" shall mean the Americans with Disabilities Act of 1990, as amended.

  "Affiliate" shall mean (i) any person directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other person, (ii) any person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person, (iii) any person directly or indirectly controlling, controlled by, or under common control with such other person, (iv) any executive officer, director, trustee or general partner of such other person, and (v) any legal entity for which such person acts as an executive officer, director, trustee or general partner. The term "person" means and includes any natural person, corporation, partnership, association, limited liability company or any other legal entity. An indirect relationship shall include circumstances in which a person's spouse, children, parents, siblings or mothers-, fathers-, sisters- or brothers-in-law is or has been associated with a person.

  "Affiliated Transaction" shall mean any material acquisition transaction between the Company and any Interested Stockholder.

  "Average Invested Assets" shall mean the average of the aggregate book value of the assets of the Company (including all of WREIT's direct and indirect subsidiaries), before reserves for depreciation or bad debts or other similar noncash reserves, computed by taking the daily average of such values during such period.

  "Bankruptcy Code" shall mean Title 11 of the United States Code, as amended.

  "Beneficiary" shall mean the beneficiary of the Trust.

  "Board of Directors" shall mean the Board of Directors of the Company.

  "BPO" shall mean a broker's price opinion obtained by WRSC or one of its affiliates from one of its approved brokers with respect to a loan.

  "Bylaws" shall mean the Bylaws of the Company.

  "CERCLA" shall mean the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

  "Charter" shall mean the Charter of the Company.

  "Closing" shall mean the closing of the Offering.

  "Closing Price" on any date shall mean the average of the high bid and low asked prices in the over-the-counter market as reported by the Nasdaq Stock Market.

  "CMO or CMO Bonds" shall mean collateralized mortgage obligations.

  "Commercial Mortgage-Backed Securities" shall mean commercial or multi-family Mortgage-Backed Securities.

  "Code" shall mean the Internal Revenue Code of 1986, as amended.

  "Commercial Mortgage Loans" shall mean mortgage loans secured by Commercial Properties.

  "Commercial Properties" shall mean commercial and multi-family properties in the U.S. and abroad.

  "Commission" shall mean the Securities and Exchange Commission.

  "Common Stock" shall mean the Common Stock, par value $.0001 per share, of WREIT.

  "Company" shall mean Wilshire Real Estate Investment Trust Inc., a Maryland corporation, together with its subsidiaries, unless the context indicates otherwise.

  "Company Expenses" shall mean all administrative costs and expenses of the WREIT.

  "Crime Control Act" shall mean the Comprehensive Crime Control Act of 1984.

  "Directors" means the members of the Company's Board of Directors.

  "Discounted Loans" shall mean non-performing loans that because of their delinquent status are available for purchase at prices that reflect a significant discount from their unpaid principal balances.

  "Disqualified Organization" shall mean any organization, domestic and international, that is exempt from taxation under the unrelated business taxable income provisions of the Code, or any rural electric or telephone cooperative.

  "Disqualified Services" shall mean certain services which may be provided by a REIT to tenants without having to engage an independent contractor if the services in question are "usual or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered services furnished or rendered to the tenants of such property.

  "Distressed U.S. Commercial Loans" shall mean distressed commercial and multi-family mortgage loans.

  "DOL" shall mean the Department of Labor.

  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

  "European Servicer" shall mean Wilshire Servicing Company UK Limited.

  "Excess Inclusion" shall have the meaning specified in section 860E(c) of the Code.

  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  "Exempt Organizations" shall mean tax-exempt entities, including, but not limited to, charitable organizations, qualified employee pension and profit sharing trusts and individual retirement accounts.

  "FIRPTA" shall mean the Foreign Investment in Real Property Tax Act of 1980.

  "FLHMC" shall mean the Federal Loan Home Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

  "Foreclosed Properties" shall mean properties acquired by a mortgage lender or other party (including the Company) at foreclosure or by deed in lieu of foreclosure.

  "FNMA" shall mean the Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

  "Funds From Operations" shall mean net income (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring or sales of property, plus depreciation, and after adjustments for unconsolidated partnerships and joint ventures.

  "GAAP" shall mean generally accepted accounting principles.

  "Garn Act" shall mean the Garn-St. Germain Depository Institutions Act of
1982.

  "General Partner" shall mean Wilshire Real Estate Investment Trust, Inc., as the sole general partner of the Operating Partnership.

  "GP Units" shall mean units of general partner interest in the Operating Partnership.

  "Guidelines" shall mean guidelines that set forth general parameters for the Company's investments, borrowings and operations.

  "Hedging Transactions" shall mean hedging transactions which the Company will enter into with respect to one or more of its assets or liabilities, including interest rate swaps, or interest rate cap agreements, options, futures contracts, forward rate agreements or any similar financial interest entered into by the Company to reduce the interest rate risks with respect to any indebtedness incurred to acquire or carry real estate assets.

  "HUD" shall mean the Department of Housing and Urban Development.

  "Independent Director" shall mean a director who within the last two years has not (i) been employed by WFSG or any of its Affiliates, (ii) been an officer or director of WFSG or any of its Affiliates, (iii) or whose business or employer within the last two years has not performed services for WFSG or any of its Affiliates that annually exceeded the lesser of (a) the dollar amount provided in Item 404(a) of Regulation S-K or (b) 10% of the gross revenue of the entity that provided such services, or (iv) had any material business or professional relationship with WFSG or any of its Affiliates.

  "Ineligible Property" shall mean property that is not eligible for the REIT election to be treated as foreclosure property.

  "Initial Investments" shall mean the U.S. Commercial Investments, Mortgage-Backed Securities, and International Investments described under "Initial Investments," which are to be acquired on or soon after the Closing.

  "Initial Distressed U.S. Commercial Loans" shall mean Distressed U.S. Commercial Loans included in the Initial Investments.

  "Initial Mortgage-Backed Securities" shall mean the Initial Mortgage-Backed Securities included in the Initial Investments.

  "Interested Stockholder" shall mean any holder of more than 10% of any class of outstanding voting shares of the Company.

  "International Mortgage Loans" shall mean performing and distressed commercial and multi-family mortgage loans and residential mortgage loans secured by real properties located outside the United States.

  "International Real Properties" shall mean commercial and multi-family real properties and residential real properties located outside of the United States.

  "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

  "IO" shall mean a class of Mortgage-Backed Securities that is entitled to no (or only nominal) distributions of principal.

  "IRA" shall mean an individual retirement account.

  "Lease" shall mean, with respect to each Mortgaged Property or Real Property, the agreement pursuant to which the Borrower rents and leases to the Lessee and the Lessee rents and leases from the Borrower, such Mortgaged Property or Real Property.

  "LIBOR" shall mean the London Interbank Offering Rate for one-month U.S. Dollar deposits.

  "Limited Partners" shall mean initially, the Company, Wilshire 1 and Wilshire 2 and any other holder of Units in the future.

  "LP Units" shall mean units of limited partner interest in the Operating Partnership.

  "Management Agreement" shall mean an agreement or agreements among the Company, WRSC and WFSG pursuant to which WRSC performs various services for the Company.

  "Manager" shall mean Wilshire Realty Services Corporation.

  "Market Price" shall mean the average of the Closing Price for the five consecutive Trading Days ending on such date.

  "MGCL" shall mean the Maryland General Corporation Law.

  "Mortgage-Backed Securities" shall mean classes of mortgage-backed securities that are subordinated in right of payments of principal and interest to more senior classes.

  "Mortgage Collateral" shall mean mortgage pass-through securities or pools of whole loans securing or backing a series of Mortgage-Backed Securities.

  "Mortgage Loan" shall mean a mortgage loan underlying a series of Mortgage-Backed Securities or a Mortgage Loan held by the Company, as the context indicates.

  "Mortgaged Property" shall mean the real property securing a mortgage loan.

  "NAREIT" shall mean the National Association of Real Estate Investment Trusts, Inc.

  "Net Income" shall mean the income of the Company as reported for federal income tax purposes before WRSC's incentive compensation, net operating loss deductions arising from losses in prior periods and the deduction for dividends paid, plus the effects of adjustments, if any, necessary to record hedging and interest transactions in accordance with generally accepted accounting principles.

  "Non-Discounted Loans" shall mean performing and sub-performing loans that are available for purchase at prices that more closely approximate their unpaid principal balances.

  "Non-ERISA Plan" shall mean a plan that does not cover common law employees.

  "Non-Performing Mortgage Loans" shall mean with respect to loans, a loan that is more than 12 payments delinquent, or that is two or more, but not more than 12, payments delinquent and had a ratio of the outstanding principal balance of such loan to its appraised value in excess of 90%, or that the Company otherwise believes that such loan will not be brought current and with respect to property, a property that is more than 12 payments delinquent.

  "Non-REMIC Transactions" shall mean the use of loans to collateralize one or more multiple-class offerings of Mortgage-Backed Securities for which no REMIC election is made.

  "Non-U.S. Stockholders" shall mean nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders.

  "Offering" shall mean the offering of Common Stock hereby.

  "Offering Price" shall mean the offering price of $16.00 per Common Share offered hereby.

  "Operating Partnership" shall mean Wilshire Real Estate Partnership L.P.

  "Operating Partnership Agreement" shall mean the partnership agreement of the Operating Partnership, as amended from time to time.

  "Option Plan" shall mean a plan which provides for options to purchase
Units.

  "Other Real Estate Related Assets" shall mean real estate related assets other than the Primary Investments.

  "Ownership Limitation" shall mean the restriction on ownership (or deemed ownership by virtue of the attribution provisions of the Code) of (a) more than 9.8% of the outstanding shares of Common Stock or Preferred Stock by any stockholder other than WFSG or (b) more than 20% of the outstanding shares of Common Stock by WFSG.

  "Pass-Through Certificates" shall mean interests in trusts, the assets of which are primarily mortgage loans.

  "Performing Mortgage Loans" shall mean commercial and residential mortgage loans for which the payment of principal and interest is not more than one payment delinquent.

  "Plan" shall mean certain pension, profit-sharing, employee benefit, or retirement plans or individual retirement accounts.

  "Plan Asset Regulations" shall mean regulations of the Department of Labor that define "plan assets."

  "Preferred Stock" shall mean the preferred stock of the Company.

  "Primary Investments" shall mean U.S. Commercial Investments, Mortgage-Backed Securities and International Investments.

  "Private-Label Securities" shall mean Initial Mortgage-Backed Securities consisting of securities backed by loans that were originated and are being serviced by unaffiliated non-governmental third parties.

  "Prohibited Owner" shall mean the record holder of the shares of Common Stock or Preferred Stock that are designated as Shares-in-Trust.

  "Qualifying Interests" shall mean mortgages and other liens on and interests in real estate.

  "Real Property" shall mean real property owned by the Company.

  "Realized Losses" shall mean, generally, the aggregate amount of losses realized on loans that are liquidated and losses on loans due to fraud, mortgagor bankruptcy or special hazards.

  "Redemption Rights" shall mean the rights that it is anticipated the Limited Partners will have pursuant to the Operating Partnership Agreement to redeem all or a portion of their interests in the Operating Partnership for Common Stock on a one-for-one basis or, at the option of the Company, an equivalent amount of cash.

  "REIT" shall mean real estate investment trust, as defined in section 856 of the Code.

  "Related Party Tenant" shall mean a tenant of WREIT or the Operating Partnership in which WREIT owns 10% or more of the ownership interests, taking into account both direct ownership and constructive ownership.

  "Relief Act" shall mean the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

  "REMIC" shall mean real estate mortgage investment conduit, as defined in section 860D of the Code.

  "REMIC Residual Interest" shall mean a class of Mortgage-Backed Securities that is designated as the residual interest in one or more REMICs.

  "Rent" shall mean rent received by the Company from tenants of Real Property owned by the Company.

  "REO Property" shall mean real property acquired by a mortgage lender at foreclosure (or by deed in lieu of foreclosure).

  "Representatives" shall mean Friedman, Billings, Ramsey & Co., Inc., Prudential Securities Incorporated and Black & Company, Inc.

  "Residential Mortgage-Backed Securities" shall mean Mortgage-Backed Securities backed by one- to four-family residential mortgage loans.

  "Residential Mortgage Loans" shall mean mortgage loans secured by residential properties.

  "Residential Properties" shall mean residential real properties.

  "Retained Securities" shall mean securities issued by affiliates of WFSG which were backed by loans that were previously held in the portfolio of WFSG or its affiliates and for which WCC is continuing to act as a servicer.

  "RICO" shall mean the Racketeer Influenced and Corrupt Organizations laws, 18 U.S.C.A. Section 1961, et seq.

  "Right of First Refusal" shall mean the right of first refusal granted by the Manager and WFSG with respect to the Primary Investments whereby WFSG and its affiliates will not invest in any particular Primary Investment unless a majority of the Independent Directors have determined that the Company should not invest in such asset. The Right of First Refusal does not apply to Mortgage-Backed Securities where the mortgage loans collaterizing such Mortgage-Backed Securities are owned by WFSG or one of its affiliates.

  "Securities Act" shall mean the Securities Act of 1933, as amended.

  "Service" shall mean the Internal Revenue Service.

  "Servicers" shall mean WCC and the European Servicer.

  "Servicing Agreements" shall mean the loan servicing agreements which the Company shall enter into with the Servicers.

  "Shares-in-Trust" shall mean shares of Common Stock or Preferred Stock the purported transfer of which would result in a violation of the Ownership Limitation, result in the stock of WREIT being held by fewer than 100 persons, result in WREIT being "closely held," or cause WREIT to own 10% or more of the ownership interests in a tenant of the Company's Real Property.

  "SmallCap" shall mean Small Cap Investors, LLC, an Oregon limited liability company.

  "Special Servicing" shall mean servicing of defaulted mortgage loans, including oversight and management of the resolution of such mortgage loans by modification, foreclosure, deed in lieu of foreclosure or otherwise.

  "Sub IO" shall mean an IO with characteristics of a subordinated Mortgage-Backed Security.

  "Subordinated Interests" shall mean classes of Mortgage-Backed Securities that are subordinated in right of payments of principal and interest to more senior classes.

  "Sub-Performing Mortgage Loans" shall mean with respect to loans, a loan that is two or more, but not more than 12, payments delinquent that had a ratio of the outstanding principal balance of such loan to its appraised value of 90% or less, except for those loans which the Company otherwise believes cannot be brought current and with respect to property, a property that is more than two months, but less than 12 months, delinquent in payment.

  "TMP" shall mean taxable mortgage pool.

  "Ten-Year U.S. Treasury Rate" shall mean the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years) published by the Federal Reserve Board during a quarter, or, if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by the Company.

  "Title V" shall mean Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980.

  "Trading Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

  "Treasury Regulations" shall mean the income tax regulations promulgated under the Code.

  "Trust" shall mean a trust created in the event of an impermissible transfer of shares of Common Stock.

  "Trustee" shall mean a trustee of the Trust.

  "UBTI" shall mean unrelated business taxable income.

  "UBTI Percentage" shall mean the gross income derived by the Company from an unrelated trade or business divided by the gross income of the Company for the year in which the dividends are paid.

  "UCC" shall mean the Uniform Commercial Code.

  "Underwriters" shall mean Friedman, Billings, Ramsey & Co., Inc., Prudential Securities Incorporated and Black & Company and each of the underwriters for whom Friedman, Billings, Ramsey & Co., Inc., Prudential Securities Incorporated and Black & Company, Inc. are acting as representatives.

  "Underwriting Agreement" shall mean the agreement pursuant to which the Underwriters will underwrite the Common Stock.

  "United Kingdom Non-Performing Loans" shall mean the pool of non-performing loans in the United Kingdom that the Company will acquire as an Initial Investment and will hold as a Mortgagee in Possession.

  "United Kingdom Performing and Sub-Performing Loans" shall mean the pool of performing and sub-performing loans in the United Kingdom that the Company will acquire as an Initial Investment.

  "Units" shall mean units of partnership interest in the Operating
Partnership.

  "U.S. Commercial Investments" shall mean distressed commercial and multi-family mortgage loans and commercial and multi-family real properties in the United States.

  "WCC" shall mean Wilshire Credit Corporation.

  "Wilshire Properties 1" shall mean Wilshire Properties 1 Inc.

  "Wilshire Properties 2" shall mean Wilshire Properties 2 Inc.

  "WREIT" shall mean Wilshire Real Estate Investment Trust Inc.

  "WRSC" shall mean Wilshire Realty Services Corporation.

  "WFSG" shall mean Wilshire Financial Services Group Inc.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of Wilshire Real Estate Investment Trust Inc.

  We have audited the accompanying balance sheet of Wilshire Real Estate Investment Trust Inc. (the "Company") as of January 31, 1998. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Wilshire Real Estate Investment Trust Inc. as of January 31, 1998, in conformity with generally accepted accounting principles.

                                                        /s/ Arthur Andersen LLP
                                                            ARTHUR ANDERSEN LLP

Los Angeles, California
February 24, 1998

                   WILSHIRE REAL ESTATE INVESTMENT TRUST INC.

                                 BALANCE SHEET

                             AS OF JANUARY 31, 1998

ASSETS

Cash.................................................................... $2,000
                                                                         ======

LIABILITIES AND STOCKHOLDER'S EQUITY

Stockholder's Equity
  Common Stock, par value $0.01 per share; 1,000 shares authorized; 100
   shares issued and outstanding........................................ $    1
  Additional paid-in-capital............................................  1,999
                                                                         ------
    Total Stockholder's Equity.......................................... $2,000
                                                                         ======

                 See accompanying notes to this balance sheet.

                  WILSHIRE REAL ESTATE INVESTMENT TRUST INC.

                            NOTES TO BALANCE SHEET

                               JANUARY 31, 1998

1. THE COMPANY

  Wilshire Real Estate Investment Trust Inc. (the "Company" or "WREIT") is a Maryland corporation organized on October 24, 1997 by Wilshire Financial Services Group Inc ("WFSG") that will elect to be taxed as a Real Estate Investment Trust ("REIT") under the Internal Revenue Code of 1986, as amended. The Company will be managed by Wilshire Realty Services Corporation (the "Manager" or "WRSC"), a wholly-owned subsidiary of WFSG. The Company intends to invest primarily in the following: (i) commercial and multi-family mortgage loans that are delinquent in payments and commercial and multi-family real properties in the United States ("U.S. Commercial Investments"); (ii) subordinated interests in mortgage-backed securities ("Mortgage-Backed Securities"), primarily non-investment grade residential Mortgage-Backed Securities (other than Mortgage-Backed Securities backed by mortgage loans and/or real properties previously owned by WFSG or its affiliates); and (iii) international mortgage loans and real properties ("International Investments," and together with U.S. Commercial Investments and Mortgage-Backed Securities, the "Primary Investments").

  The Company's sole activity through January 31, 1998, consisted of the organization and start-up of the Company. Accordingly, no statement of operation is presented.

2. ORGANIZATION

  The Company will file a Registration Statement on Form S-11 with the Securities and Exchange Commission with respect to a proposed public offering (the "Offering") of 10,000,000 shares of Common Stock, which excludes 1,500,000 shares that are issuable upon exercise of the Underwriters' over-allotment option.

  In connection with the proposed public offering, the Company will engage in the following transactions:

  (1) WREIT, a Maryland corporation taxable as a REIT, will issue approximately 10% of its common stock to WFSG and approximately 90% of its common stock to public investors.

  (2) WREIT will contribute, as a general partner and as a limited partner, all of the net proceeds of the Offering to the Operating Partnership. The Operating Partnership will issue 100,000 GP Units and 9,900,000 LP Units (115,000 GP Units and 11,385,000 LP Units if the Underwriters exercise their over-allotment option in full) to WREIT for the contribution of such net proceeds. Small Cap Investors LLC, an Oregon limited liability company ("Small Cap") will purchase 1,875 LP Units for $30,000. The Company, through the Operating Partnership, will acquire all of the Initial Investments from WFSG, Wilshire Properties 1 Inc. ("Wilshire Properties 1") and Wilshire Properties 2 Inc. ("Wilshire Properties 2") and will originate or acquire any future Primary Investments or Other Real Estate Related Assets. In the future, the Operating Partnership may seek to acquire additional assets and issue Units in payment of some or all of the purchase price therefor.

  (3) The Operating Partnership will assign to Wilshire Credit Corporation ("WCC") any special servicing rights and obligations (other than the right to direct foreclosure) received in connection with the acquisition of Mortgage-Backed Securities covering U.S. assets. WCC is currently owned by the principal shareholders of WFSG. WCC and the European Servicer will provide loan servicing and real property management services to the Company.

  (4) WFSG incorporated and capitalized WRSC.

  (5) WRSC will enter into a Management Agreement with WREIT and the Operating Partnership, pursuant to which WRSC will formulate operating strategies and provide certain managerial and administrative functions for WREIT and the Operating Partnership, subject to the supervision of WREIT's Board of Directors.

  (6) Messrs. Wiederhorn and Mendelsohn are the sole stockholders of Wilshire Properties 1, Wilshire Properties 2, and WCC, the controlling stockholders of WFSG and the sole members of Small Cap. WFSG is the sole stockholder of WRSC and Messrs. Wiederhorn and Mendelsohn are officers and directors of WFSG and WRSC.

                  WILSHIRE REAL ESTATE INVESTMENT TRUST INC.

3. MANAGEMENT AGREEMENT

  Pursuant to the Management Agreement, WRSC, subject to the supervision of WREIT's Board of Directors, will formulate operating strategies for the Company, arrange for the acquisition of assets by the Company, arrange for various types of financing for the Company, including repurchase agreements, secured term loans, warehouse lines of credit, mortgage loans and the issuance of mortgage-backed securities, monitor the performance of the Company's assets and provide certain administrative and managerial services in connection with the operation of the Company. For performing these services, WRSC will receive the following compensation, fees and other benefits (including reimbursement of reasonable out-of-pocket expenses):

            FEE                                    AMOUNT
            ---                                    ------
Base Management Fee......... Equal to 1% per annum of the first $1.0 billion of
                             Average Invested Assets, 0.75% of the next $500.0
                             million of Average Invested Assets and 0.50% of
                             Average Invested Assets above $1.5 billion.
Incentive Fee............... Based on the amount, if any, by which the
                             Company's Funds from Operations plus certain gains
                             (minus certain losses) exceed in general the Ten-
                             Year Treasury Rate plus 5% per annum.
Expense Reimbursement Fee... Reimbursement of due diligence costs and reasonable out-of-pocket expenses.

4. INITIAL INVESTMENTS

  At the Closing of this Offering (the "Closing"), the Company through the Operating Partnership will acquire from WFSG or its affiliates approximately $150.1 million of assets for consideration consisting of approximately
$144.5 million of the cash proceeds of this Offering and the assumption of approximately $5.6 million of indebtedness. (i) U.S. Commercial Investments for approximately $46.6 million; (ii) Mortgage-Backed Securities for approximately $98.1 million (including approximately $29.6 million of securities issued by affiliates of WFSG which are backed by loans that were previously held in the portfolio of WFSG or its affiliates and for which WCC is continuing to act as Servicer ("Retained Securities"); and
(iii) International Investments in the United Kingdom for approximately
$5.4 million (collectively, the "Initial Investments"). WFSG and its affiliates will realize a gain of $6.9 million from the sale of such assets. However, since the sellers will retain an economic interest in the Company, they may not recognize the total amount of this gain for financial reporting purposes. Certain of the U.S. Commercial Investments will be acquired from Wilshire Properties 1 and Wilshire Properties 2 for approximately
$5.7 million. Wilshire Properties 1 organized on January 26, 1993, and Wilshire Properties 2 organized on November 7, 1994, were established to hold certain real estate investments of the principal shareholders of WFSG, who also own all of the outstanding shares of both entities. These properties will be purchased subject to mortgage indebtedness of $5.6 million. WFSG has granted the Company an option to purchase for up to approximately $110.0 million all or a portion of WFSG's 50% interest in two portfolios of International Investments in France. The Company is currently evaluating the suitability of such investments under U.S. tax and French law.

5. FEDERAL INCOME TAXES

  The Company intends to make an election to be taxed as a REIT under Section 856 through 860 of the Internal Revenue Code for its first taxable year ending after the Offering. As a REIT, the Company generally will not be subject to federal income tax if it distributes at least 95% of its taxable income for each tax year to its stockholders. REITs are subject to a number of organizational and operational requirements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax (including any

                  WILSHIRE REAL ESTATE INVESTMENT TRUST INC.

applicable alternative minimum tax) on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to state and local income taxes and to federal income tax and excise tax on its undistributed income.

6. OFFERING COSTS

  In connection with the Offering, affiliates have or will incur legal, accounting and related costs which will be reimbursed by the Company only upon the consummation of the Offering. These costs would then be deducted from the gross proceeds of the Offering.

7. CONFLICT OF INTEREST

  The Company will be subject to conflicts of interest arising from its relationship with WFSG and its affiliates (including the Manager and the Servicers). WFSG will own 9.9% of the outstanding shares of Common Stock of WREIT immediately after the Closing. All of the officers of the Company are also officers of both the Manager and WFSG. Andrew A. Wiederhorn and Lawrence
A. Mendelsohn are the principal stockholders and directors of WFSG, directors of the Manager (which is wholly owned by WFSG), the sole stockholders and directors of Wilshire Properties 1 and Wilshire Properties 2 (both of which are sellers of certain of the Initial Investments) and WCC (one of the Servicers), and the sole members of Small Cap, which will purchase approximately 1,875 units of limited partner interest of the Operating Partnership (the "LP Units" and together with the units of general partner interest (the "GP Units") are referred to herein as the "Units"). Small Cap was organized on October 15, 1997 by Messrs. Weiderhorn and Mendelsohn for investment opportunities. Messrs. Weiderhorn and Mendelsohn are the sole members of Small Cap. Since Units may be redeemed (under certain circumstances and following specified holding periods) on a one-for-one basis for shares of Common Stock or cash equal to the market value of the same number of shares of Common Stock (at the discretion of the Company, as the general partner), each Unit is being attributed with the same value as a share of Common Stock. Small Cap is contributing $30,000 in cash in exchange for these Units (assuming an offering price of $16 per share). Neither the Company nor the Manager will have any employees and will rely on WFSG for all of their staffing needs. These relationships create conflicts of interest in the contexts described below.

  In order to mitigate against these conflicts of interest, the Company's charter provides that a majority of the Company's Board of Directors must be unaffiliated with WFSG (the "Independent Directors"). The Independent Directors are expected to approve the execution of the Management Agreement and the general guidelines for the Company's investments, borrowings and operations (the "Guidelines") as well as the Initial Investments and future transactions or agreements between the Company and WFSG or its affiliates.

  The Company will purchase approximately $150.1 million of the Initial Investments from WFSG, Wilshire Properties 1 and Wilshire Properties 2 in exchange for approximately $144.5 million of cash and the assumption of certain indebtedness (approximately $5.6 million). WFSG and its affiliates will realize a gain of approximately $6.9 million from the sale of such assets. However, since the sellers will retain an economic interest in the Company, they may not recognize the total amount of this gain for financial reporting purposes. While the Independent Directors are expected to approve the purchase of the Initial Investments, their decision will be based solely on information provided by WFSG and without the benefit of independent financial advisors. Approximately 19.7% of the Initial Investments are Mortgage-Backed Securities issued by affiliates of WFSG and backed by loans that were previously held in the portfolio of an affiliate of WFSG.

  The Manager of the Company is WRSC, a wholly-owned subsidiary of WFSG. The Management Agreement entitles the Manager to an incentive fee for its services based, in part, on the Company's Funds from Operations. This fee structure may provide the Manager with an incentive to recommend to the Company risky or speculative investments. Additionally, the Manager is responsible for monitoring the performance of the

                    WILSHIRE REALTY INVESTMENT CORPORATION

Servicers, while the Manager and the Servicers are under the common control of Messrs. Wiederhorn and Mendelsohn. The Manager may also cause the Company to engage in future transactions with WFSG and its affiliates, subject to the approval of the Independent Directors. The Independent Directors will, however, rely primarily on information supplied by the Manager in reaching their determinations.

  The Company may acquire other Primary Investments and Other Real Estate Related Assets from WFSG or its affiliates in the future, including investments as a co-participant in loans originated or acquired by WFSG or its affiliates. Further, pursuant to the Management Agreement, WFSG and its affiliates have granted the Company a right of first refusal with respect to the Primary Investments (the "Right of First Refusal"), whereby WFSG and its affiliates will not invest in any particular Primary Investment unless a majority of the Independent Directors have determined that the Company should not invest in such asset. The Right of First Refusal does not apply to Mortgage-Backed Securities where the mortgage loans collaterizing such Mortgage-Backed Securities are owned by WFSG or one of its affiliates. While the Independent Directors are required to approve any purchase of assets from WFSG or its affiliates and any decision not to exercise the Right of First Refusal, they will rely primarily on information provided by the Manager in reaching their determinations.

8. STOCK OPTIONS

  The Company intends to adopt a non-qualified stock option plan (the "Option Plan"), which provides for options to purchase shares of Common Stock. The maximum aggregate number of shares of Common Stock that may be issued pursuant to options granted under the Option Plan is 6,000,000 shares.

  Before Closing, the Company will grant to WRSC and the Independent Director options under the Option Plan, representing the right to acquire 1,000,000 shares of Common Stock (1,150,000 assuming the Underwriters exercise their over-allotment option in full), at an exercise price per share equal to the initial offering price of the Common Stock. If the options could be exercised immediately (assuming that the Underwriters exercise their over-allotment option in full), they would represent 10.0% of the number of shares of Common Stock outstanding after completion of this Offering. However, WRSC's options cannot be exercised immediately. One quarter of WRSC's options become exercisable on each of the first four anniversaries of the Closing. The options terminate on the tenth anniversary of the Closing.

  Upon the Closing, the Company will grant each Independent Director an option to purchase 5,000 shares of Common Stock at an exercise price equal to the initial offering price. In the future, newly elected Independent Directors will receive options to purchase 5,000 shares of Common Stock at the closing price on the day that they join the Board. These options shall vest immediately with the recipient. In addition, on the last trading day of each calendar quarter, the Company will automatically grant each Independent Director a non-statutory stock option to purchase 1,500 of shares of Common Stock at 110% of the fair market value on that day. Each of these director options will vest and be exercisable as follows: one-third on each of the first, second and third anniversaries of the grant date and will terminate (unless sooner terminated under the terms of the Option Plan) ten years after the date of grant. If such a director ceases to be a member of the board for any reason other than death or disability, the currently vested options will terminate on the first anniversary of the date the director ceases to be a board member. If such a director dies or becomes disabled while a member of the board, these options will terminate on the second anniversary of the date the director dies or becomes disabled. Under the Option Plan, the Company could grant restricted stock and stock appreciation rights to Independent Directors in addition to these "automatic" quarterly option grants.

  The Board of Directors may amend the Option Plan any time, except that approval by WREIT's stockholders is required for any amendment that increases the aggregate number of shares of Common Stock that may be issued pursuant to the Option Plan, increases the maximum number of shares of Common Stock that may be issued to any person, changes the class of persons eligible to receive such options, modifies the period within which the options may be granted, modifies the period within which the options may be exercised or the terms upon which options may be exercised, or increases the material benefits accruing to the participants under the Option Plan.

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  NO DEALER, SALESPERSON, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SE-CURITY OTHER THAN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE SHARES OF COMMON STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SO-LICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SO-LICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               ----------------
                           SUMMARY TABLE OF CONTENTS
                               ----------------

                                                                           PAGE
                                                                           ----
Prospectus Summary........................................................   1
Organization and Relationships............................................  11
Risk Factors..............................................................  12
Operating Policies and Objectives.........................................  25
Management of Operations..................................................  39
Compensation and Fees to WFSG and Affiliates..............................  47
Servicing Arrangements....................................................  48
The Company...............................................................  48
Distribution Policy.......................................................  51
Yield Considerations Related to the Company's Investments.................  51
Initial Investments.......................................................  54
Capitalization............................................................  70
Management's Discussion and Analysis of Liquidity and Capital Resources...  70
Description of Capital Stock..............................................  71
Certain Provisions of Maryland Law and of WREIT's Charter and Bylaws......  74
Common Stock Available for Future Sale....................................  77
Operating Partnership Agreement...........................................  78
Federal Income Tax Consequences...........................................  81
ERISA Considerations......................................................  97
Certain Legal Aspects of Mortgage Loans and Real Property Investments.....  99
Use of Proceeds........................................................... 108
Underwriting.............................................................. 109
Legal Matters............................................................. 111
Experts................................................................... 111
Additional Information.................................................... 111
Glossary of Terms......................................................... 112
Financial Statements...................................................... F-1

  UNTIL      , 1998 ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECU-
RITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DE-LIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

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                               10,000,000 SHARES


                              [LOGO OF WILSHIRE]

                       Real Estate Investment Trust Inc.

                                  COMMON STOCK

                               ----------------
                                   PROSPECTUS
                               ----------------

                     FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

                       PRUDENTIAL SECURITIES INCORPORATED

                             BLACK & COMPANY, INC.

                                       , 1998

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